CONFORMED COPY


                    DATED  8th  DECEMBER 1998




                 NELSTAR LEASING COMPANY LIMITED
                            as lessor


                             - and -


                GLOBAL MARINE LEASING CORPORATION
                            as lessee




      ____________________________________________________

                      HEAD LEASE AGREEMENT
                           relating to
                     a Glomar Hull 456 class
                    Deepwater Drillship to be
              constructed by Harland and Wolff with
                        hull number 1739
                  (t.b.n. "GLOMAR C.R. LUIGS")
      ____________________________________________________




                        TABLE OF CONTENTS


Clause  Heading                                                Page

1.      DEFINITIONS AND INTERPRETATIONS                         1
2.      REPRESENTATIONS AND WARRANTIES                         28
3.      CONDITIONS PRECEDENT                                   29
4.      LEASING AND DELIVERY AND ACCEPTANCE OF THE VESSEL      30
5.      DISCLAIMERS AND EXCLUSIONS, LESSOR'S COVENANTS         31
6.      LEASE PERIOD                                           35
7.      RENT                                                   36
8.      PAYMENTS                                               37
9.      COVENANTS CONCERNING INSURANCES                        39
10.     TOTAL LOSS AND DAMAGE                                  45
11.     GENERAL COVENANTS AND UNDERTAKINGS OF THE LESSEE       48
12.     OPERATIONAL COVENANTS IN RELATION TO THE VESSEL        50
13.     BENEFIT OF THIRD PARTY WARRANTIES                      57
14.     INSPECTION                                             59
15.     RISK                                                   59
16.     REQUISITION FOR HIRE                                   60
17.     SALVAGE                                                61
18.     TITLE AND LIENS                                        61
19.     RE-DELIVERY AND SALE OF THE VESSEL                     62
20.     PROCEEDS OF SALE                                       65
21.     TERMINATION PROVISIONS                                 66
22.     SECURITY AND SECURITY REVIEW                           72
23.     EXCLUDED OBLIGATIONS                                   75
24.     CHANGE OF CIRCUMSTANCES ETC.                           77
25.     GENERAL INDEMNITY                                      79
26.     GENERAL TAX INDEMNITY AND OTHER TAX PROVISIONS         84
27.     PRESERVATION OF INDEMNITIES                            90
28.     ASSIGNMENT                                             90
29.     LESSOR'S RIGHT OF SET-OFF                              92
30.     SUB-LEASING                                            92
31.     MISCELLANEOUS                                          93
32.     CONFIDENTIALITY                                        97

SCHEDULE 1 Financial Schedule                                  99
SCHEDULE 2                                                    100
SCHEDULE 3 INTENTIONALLY OMITTED                              101
SCHEDULE 4 Part 1 - Representations and Warranties
                    by the Lessee                             102
           Part 2 - Representations and warranties
                    by the Lessor                             105
SCHEDULE 5 Part 1 - Conditions precedent to the
                    obligations of the Lessor generally       106
           Part 2 - Conditions precedent to Lessor's
                    payment obligations under the
                    Shipbuilding Contract                     108
           Part 3 - Conditions Precedent to Delivery          111
           Part 4 - Conditions Precedent to the
                    obligations of the Lessee generally       113
SCHEDULE 6 Form of Acceptance Certificate                     114
SCHEDULE 7 Part I - Form of Hull and Machinery
                   (Marine and War Risks) Loss Payable Clause 115
SCHEDULE 7 Part II -Form of Protection and Indemnity
                    Risks Loss Payable Clause                 116



THIS AGREEMENT dated  8th December, 1998 is made

BETWEEN:

       (1) NELSTAR LEASING COMPANY LIMITED, a company incorporated under the laws of England and Wales with company registration number 1581384 whose registered office is at 71 Lombard Street, London EC3P 3BS, England; and

       (2) GLOBAL MARINE LEASING CORPORATION, a company incorporated under the laws of the Commonwealth of the Bahamas whose registered office is at Mareva House, 4 George Street,
       Nassau, the Commonwealth of the Bahamas.


WHEREAS:

The Lessor carries on the trade of leasing and pursuant to the Shipbuilding Contract and the Construction Supervision Agreement has agreed to incur capital expenditure on the provision of the Vessel for leasing to the Lessee on and subject to the terms and conditions contained in this Agreement.


NOW IT IS AGREED:

       1.     DEFINITIONS AND INTERPRETATIONS

1.1    DEFINITIONS

              In this Agreement the following words and expressions shall each have the meaning respectively attributed to them below:

              "ACCELERATION NOTICE" means a written notice from the Lessor to the Lessee given under Clause 6.3;

              "ACCELERATION OPTION" means the option on the part of the Lessor the terms of which are set out in Clause 6.3;

              "ACCELERATION RENT" shall have the meaning attributed to that term in Clause 6.3;

              "ACCEPTANCE CERTIFICATE" means the certificate given by the Lessee to the Lessor pursuant to Clause 4.2, in or substantially in the form of Schedule 6;

              "ACCOUNTING PERIOD" means an accounting period as defined in section 12 of ICTA 1988;

              "Accounts" means, together, the First Account and the Second Account;

              "ADDITIONAL PAYMENT" shall have the meaning attributed to that term in Clause 26.5;

              "ADDITIONAL SECURITY" means additional security for the obligations of the Lessee under this Agreement in form and content acceptable to the Lessor, provided in accordance with Clause 22.3;

              "ADDITIONAL SECURITY DOCUMENTS" means all documents under which Additional Security is constituted or by which such security is evidenced or pursuant to which the Lessee obtains or secures the provision of any Additional
       Security;

              "ADDITIONAL SECURITY PROVIDER" means any person providing Additional Security;

              "ADJUSTMENT DATE" shall have the meaning attributed to that term in the Financial Schedule;

              "APPROVED BROKERS" means McGriff, Seibels & Williams of Texas, Inc. or such other firm or firms of insurance brokers as may from time to time be approved in writing by the Lessor for the purposes of this Agreement (such consent not to be unreasonably withheld);

              "ASSUMPTIONS" shall have the meaning attributed to that term in the Financial Schedule;

              "BALANCE" shall have the meaning attributed to that term in the Financial Schedule;

              "BANK" means Lloyds Bank Plc, registered in England with company registration number 2065 and shall include its successors but shall not include its assignees or transferees under clause 11.3 of each of the Deposit
       Deeds;

              "BANK GUARANTEE" means the guarantee granted or, as the context may require, to be granted on or about the date of this Agreement to the Lessee by the Bank in relation to the obligations of the Lessor under this Agreement;

              "BASE RATE" means the base rate from time to time quoted by the Bank in London as its "BASE RATE" or, if no rate of interest is quoted as such, the rate of interest from time to time certified by the Bank in London as being the rate which the Bank uses as the base for determining rates of interest charged to corporate customers;

              "BROKEN FUNDING COSTS" shall have the meaning attributed to that term in the Financial Schedule;

              "BROKEN FUNDING GAINS" shall have the meaning attributed to that term in the Financial Schedule;

              "BUILDER" means Harland and Wolff Shipbuilding and Heavy Industries Ltd., a company incorporated under the laws of Northern Ireland, whose principal office is at Queen's
       Island, Belfast, Northern Ireland BT3 9DU;

              "BUSINESS DAY" means a day on which dealings in Sterling deposits are carried on in the London Inter-Bank Market and (other than a Saturday or Sunday, or holiday scheduled by law) on which banks are open for business (a) in the City of London and (b) if on that date any payment falls to be made under any of the Relevant Lease Documents other than in Sterling, in the principal financial centre in the country of the currency concerned and (c) if on that date no payment falls to be made under any of the Relevant
       Lease Documents, in Houston, Texas;

              "CAA 1990" means the Capital Allowances Act 1990;

              "CALCULATION PERIOD" means

                     (a) in relation to the Instalment Date for the First Instalment and the Second Instalment, the period commencing on that Instalment Date and ending on the next date set out in the column headed "Date" in Part A of Schedule 2 and thereafter the period commencing on a date set out in that column and ending on the next date set out in that column up to and including the date set out in that column which is the same date as the Instalment Date for the Delivery Instalment; or

                     (b) at any time on or after the Instalment Date for the Delivery Instalment, each period commencing on a date set out in the column headed "Date" in Part A of Schedule 2 and ending on the next date shown in that column;

              "CHANGE OF LAW" means, in each case after the date on which this Agreement is originally executed:

                     (a) the implementation, introduction, abolition, withdrawal or variation of, any applicable law, regulation, practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the European Union or any central bank or tax, fiscal, revenue, monetary, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or institutions of a similar nature to the Lessor in the relevant jurisdiction is generally customary); or

                     (b) any change in any interpretation, or the introduction or making of any new or further interpretation, or any new or different interpretation of any applicable law, regulation, practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by any court, tribunal, governmental, local, international, national or other competent authority or agency or the Bank of England, the European Union or any central bank or tax, fiscal, revenue or monetary authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or institutions of a similar nature to the Lessor in the relevant jurisdiction is generally customary); or

                     (c) compliance with any new or different request or direction from the Bank of England, the European
              Union or any central bank, tax, fiscal, monetary, revenue, governmental, local, international, national or other competent authority or agency
              (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or institutions of a similar nature to the Lessor in the relevant jurisdiction is generally customary);

              "CHAPS" means the Clearing Houses Automated Payments
       System;

              "CIBC" means Canadian Imperial Bank of Commerce acting through its London branch at Cottons Centre, Cottons Lane,
       London SE1 2QL, England;

              "CIBC PAYMENT AGREEMENT" means the payment agreement entered into or, as the context may require, to be entered into on or about the date of this Agreement between CIBC, the Lessor and the Lessee relating to the undertaking by CIBC to perform certain payment obligations;

              "CLASSIFICATION" means A1-E Mobile Offshore Drilling Unit-DPS-3 AMS ACCU, R2S (or, as the case may be, its equivalent) with the Classification Society or such other classification as the Lessor shall, at the request of the Lessee, have agreed in writing shall be treated as the Classification for the purposes of this Agreement;

              "CLASSIFICATION SOCIETY" means American Bureau of Shipping or any other classification society which is a member of the International Association of Classification Societies
       (or equivalent body for the time being);

              "COMMENCEMENT DATE" shall have the meaning attributed to that term in the Financial Schedule;

              "COMMERZBANK" means Commerzbank A.G. acting through its London branch at 23 Austin Friars, London EC2N 2EN,
       England;

              "COMMERZBANK PAYMENT AGREEMENT" means the payment agreement entered into or, as the context may require, to be entered into on or about the date of this Agreement between Commerzbank, the Lessor and the Lessee relating to the undertaking by Commerzbank to perform certain payment obligations;

              "COMPULSORY ACQUISITION" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Vessel by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

              "CONSTITUTIVE DOCUMENTS" in relation to any English company means that company's certificate of incorporation and memorandum and articles of association and, in relation to any overseas person (whether incorporated, established or otherwise formed, but excluding natural persons), means the documents having equivalent status and effect in the relevant jurisdiction;

              "CONSTRUCTION SUPERVISION AGREEMENT" means the agreement entered or to be entered into between the Lessor and GMIDC with respect to the supervision by GMIDC of the construction of the Vessel;

              "CONTRIBUTION DEED" means the deed entered into or, as the context may require, to be entered into between the Lessor, the Lessor's Agent and the Sub-Lessee providing for the making by the Sub-Lessee of a capital contribution to the Lessor's cost of the acquisition of the Vessel from time to time;

              "CORPORATION TAX" means corporation tax chargeable in the context of the scheme of Taxation applied to United
       Kingdom resident companies generally at the rate applicable to such companies (disregarding the provisions of section 13 of ICTA 1988 concerning the small companies'
       rate) or any Tax of a similar nature enacted in addition to or substitution for corporation tax;

              "COST OF MANAGEMENT TIME" means the cost of the management time of the Lessor (or any other member of the Lessor's
       Group acting on behalf of the Lessor) incurred by any director or employee of the Lessor or such member of the Lessor's Group charged at the rate of two hundred Pounds-
       Sterling(200) (as such figure shall be increased on an annual basis by the percentage increase in the RPI since 1st
       January 1998) per hour;

              "DATE OF TOTAL LOSS" shall have the meaning attributed to that term in Clause 10.3;

              "DEFAULT RATE" in respect of Sterling amounts means the percentage rate per annum which is two per cent (2%) over Base Rate and, in respect of other amounts means 2% over the cost to the Lessor of funding the relevant amount, in the relevant currency;

              "DELIVERY" means delivery of the Vessel by the Lessor to the Lessee in accordance with Clause 4.2;

              "DELIVERY DATE" means the date on which the Vessel is delivered by the Lessor to the Lessee in accordance with Clause 4.2;

              "DELIVERY INSTALMENT" means the amount paid or, as the context may require, payable by the Lessor (i) to the Lessor's Agent on the Delivery Date pursuant to clause 5.1 of the Construction Supervision Agreement and (ii) to the Builder pursuant to the Shipbuilding Contract;

              "DEPOSIT BANK" means Lloyds Bank Plc, acting through its branch at 71 Lombard Street, London EC3P 3BS as holder of the Accounts and shall include, where the context requires, any successors or assignees and/or transferees pursuant to clause 11.3 of the relevant Deposit Deed of the then current Deposit Bank;

              "DEPOSIT DEEDS" means, together, the First Deposit Deed and the Second Deposit Deed;

              "DETERMINATION" shall have the meaning attributed to that term in Clause 1.4(a);

              "DOCUMENT OF COMPLIANCE" shall have the meaning attributable to that term in the ISM Code;

              "DOLLARS" and "$" each means the lawful currency for the time being of the United States of America and in respect of all payments to be made to the Lessor under this Agreement and any of the other Relevant Lease Documents in Dollars, each means immediately available, freely transferable cleared funds in Dollars;

              "EARLY TERMINATION FEE" means an amount calculated in accordance with paragraph 4.4 of the Financial Schedule;

                     "ENVIRONMENT" means:

                     (i) any land including, without limitation, surface land and sub-surface strata, sea bed or river bed under any water (as defined below) and any natural or man-made structures;

                     (ii) water including, without limitation, coastal and
              inland waters, surface waters, ground waters and water in drains and sewers; and

                     (iii) air, including air within buildings and other
              natural and man-made structures above and below ground;

              "ENVIRONMENTAL CLAIM" means any written or oral notice from any Government Entity or, subject to the proviso below, any third party, alleging any breach, contravention or violation of any Environmental Law or the existence of any liability or potential liability arising from any such breach, contravention or violation including, without limitation, in respect of liability to conduct, pay for or for damages in respect of any investigation or audit, clean-up, redemption, administrative cost or charge or expense, damage to the Environment or any natural resource, property loss or damage, personal injury or any penalty attaching or relating to the presence, emission, release or leak of any Hazardous Material in or to the Environment PROVIDED THAT there shall be excluded from this defined term any such allegation from a third party
       (not being a Government Entity) which the Lessee, acting reasonably, believes to be spurious or not made in good faith;

              "ENVIRONMENTAL LAW" means any or all applicable law (whether civil, criminal or administrative), common law, statute, statutory instrument, treaty, convention, regulation, directive, by-law, demand, decree, injunction, resolution, order or judgment (in each case having the force of law) and codes of practice or conduct (in respect of which compliance by persons carrying on the same business as the Lessee is customary), circulars and guidance notes having legal or judicial import or effect, in each case of any Government Entity (whether now existing or hereafter promulgated) in any applicable jurisdiction relating to or concerning:

                     (a)  pollution or contamination of the Environment;

                     (b) harm, whether actual or potential, to mankind and human senses, other living organisms and ecological systems;

                     (c) the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, disposal, transport or handling of Hazardous Materials; and

                     (d) the emission, leak, release, spill or discharge into the Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam, effluvia, heat, light, radiation (of any kind), infection, electricity or any Hazardous Material and any matter or thing capable of constituting a nuisance or an actionable tort or breach of statutory duty of any kind in respect of such matters, including, without limitation, the following laws of the United States of America: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended, the Federal Water Pollution Control Act, as amended, the
       Resource Conservation and Recovery Act, as amended and the Toxic Substance Control Act, as amended, in each case with the regulations promulgated and the guidance issued pursuant thereto;

              "ENVIRONMENTAL PERMITS" means, in relation to any person, all or any permits, licences, consents, approvals, certificates, registrations, and other authorisations and the filing of all notifications, reports and assessments required under any Environmental Law in connection with the conduct of such person's business and the ownership, use, exploitation or occupation of all of its property and assets;

              "EXCESS RISKS" means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Vessel in consequence of her insured value being less than the value at which the Vessel is assessed for the purposes of such claims;

              "EXCLUDED OBLIGATIONS" shall have the meaning attributed to that term in Clause 23.1;

              "EXCLUDED PROPERTY" means, in respect of the Vessel, any items of equipment installed on or attached to the Vessel but which do not become or are not required to become, by virtue of any provision of this Agreement, part of the Vessel;

              "FINAL DATE" shall have the meaning attributed to that term in the Financial Schedule;

              "FINANCIAL SCHEDULE" means Schedule 1;

              "FINANCE LEASE" shall have the meaning attributed to that term in the United Kingdom Statement of Standard
       Accounting Practice 21;

              "FINANCIAL INDEBTEDNESS" in relation to any person means, without duplication, all indebtedness of such person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof);

              "FINANCIAL STATEMENTS" means the unaudited accounts of the Lessee, prepared in accordance with US GAAP;

              "FIRST ACCOUNT" means the account number 1012083 entitled "Global Marine Leasing Corporation: Glomar C.R. Luigs
       Number One Account" opened by the Lessee with the Deposit
       Bank to which, inter alia, moneys payable by the Payment
       Banks under the Payment Agreements are to be credited;

              "FIRST ACCOUNT INTEREST ACCRUAL" means, for the Relevant Date in any Calculation Period, the amount shown for that Calculation Period in the column headed "First Account
       Interest Accrual" in Part [  ] of Schedule 2;

              "FIRST ACCOUNT PRINCIPAL BALANCE" means for the Relevant Date in any Calculation Period, the amount shown for that Calculation Period in the column headed "First Account" in Part A of Schedule 2 calculated in accordance with the provisions of clause 3 of the First Deposit Deed;

              "FIRST DEPOSIT DEED" means the deed so entitled entered into or, as the context may require, to be entered into on or about the date of this Agreement between the Lessee, the Lessor and the Deposit Bank in relation to the First
       Account;

              "FIRST INSTALMENT" means the amount paid or, as the context may require, payable by the Lessor pursuant to clause 5.1(a) of the Novation Agreement;

              "FLAG STATE" means the Republic of Panama or any other state or country in which the Vessel is from time to time registered in accordance with the provisions of Clause
       12.20;

              "GOVERNMENT ENTITY" means and includes (whether having a distinct legal personality or not) (i) any national government, political sub-division thereof or local jurisdiction therein, (ii) any board, commission, department, division, organ, instrumentality, court or agency of any entity referred to in (i) above, however constituted, and (iii) any association, organisation or institution (international or otherwise) of which any entity mentioned in (i) or (ii) above is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

              "GMIDC" means Global Marine International Drilling Corporation, a company incorporated under the laws of the Commonwealth of the Bahamas whose registered office is at c/o McKinney, Bancroft & Hughes, Mareva House, 4 George Street, P.O. Box 3937, Nassau, Bahamas;

              "GUARANTEE" means the deed of guarantee and indemnity given or, as the context may require, to be given by the Guarantor in favour of the Lessor;

              "GUARANTOR" means Global Marine Inc., a company incorporated under the laws of the State of Delaware in the United States of America whose principal place of business is at 777 North Eldridge Parkway, Houston, Texas 77079, United States of America;

              "GUARANTOR CREDIT CURE EVENT" means an event which shall occur if, following the occurrence of a Guarantor Credit
       Event, the Guarantor's unsecured, unguaranteed and unsubordinated long term debt is rated BBB- by Standard & Poor's Ratings Group ("S&P"), a division of McGraw Hill Corporation and Baa3 by Moody's Investors Service Inc. ("MOODY'S") or higher (or any successor to S&P's or, as the case may be, Moody's ratings business or, if there is no such successor, such other internationally recognised credit rating organisation as the Lessor may reasonably specify (in which case references in this Agreement to S&P or Moody's credit rating scales and rating terminology shall be construed as references to the equivalent scales and terminology of such successor or, as the case may be, such organisation so specified)) ;

              "GUARANTOR CREDIT EVENT" means an event which shall occur if the Guarantor's unsecured, unguaranteed and unsubordinated long term debt is rated below BBB- by Standard & Poor's Ratings Group ("S&P"), a division of
       McGraw Hill Corporation or Baa3 by Moody's Investors
       Service Inc. ("MOODY'S") (or any successor to S&P's or, as the case may be, Moodys' ratings business or, if there is no such successor, such other internationally recognised credit rating organisation as the Lessor may reasonably specify (in which case references in this Agreement to S&P or Moody's credit rating scales and rating terminology shall be construed as references to the equivalent scales and terminology of such successor or, as the case may be, such organisation so specified)) or the unsecured, unguaranteed and unsubordinated long term debt of the Guarantor shall cease to be rated at all by both such agencies;

              "GUARANTOR CREDIT EVENT CURE DATE" shall have the meaning attributed to that term in Clause 22.6(B);

              "GUARANTOR CREDIT EVENT OCCURRENCE DATE" shall have the meaning attributed to that term in Clause 22.2(a);

              "GUARANTOR'S GROUP" means the Guarantor and its Holding Company (US) and its Subsidiaries (US) from time to time;

              "HAZARDOUS MATERIAL" means any element or substance, whether natural or artificial, and whether consisting of gas, liquid, solid or vapour, whether on its own or in any combination with any other element or substance, which is listed, identified, defined or determined by any applicable law to be, to have been, or to be capable of being or becoming harmful to mankind or any living organism or damaging to the Environment including without limitation oil (as defined in the United States Oil Pollution Act of 1990, as amended) and all hazardous substances (as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended);

              "HOLDING COMPANY" means any holding company within the meaning of section 736 of the Companies Act 1985;

              "HOLDING COMPANY (US)" means a corporation which owns, directly or indirectly, more than 50% of the voting stock
       (as defined in the definition of "SUBSIDIARY (US)") of another corporation;

              "HULL INSURANCES" means the insurances described in Clause 9.1(a)(i);

              "ICTA 1988" means the Income and Corporation Taxes Act
       1988;

              "INCREASED COST" shall have the meaning attributed to that term in Clause 24.4.

              "INDEMNIFIED PERSONS" shall have the meaning attributed to that term in Clause 25.1 (a);

              "INITIAL SERVICE CONTRACTOR" means BHP Petroleum
       (Americas) Inc., a company incorporated under the laws of the State of Delaware in the United States of America;

              "INSOLVENCY EVENT" means, in relation to any person any of the following:

                     (a) that person is unable to pay its debts as they fall
              due within the meaning of section 123(1) of the Insolvency Act 1986 or has a voluntary arrangement proposed under section 1 of the Insolvency Act 1986 or admits in writing its inability to pay its debts as they mature or declares a moratorium on the payment of all or a substantial part of its indebtedness or makes a general assignment for the benefit of creditors or is subject to or applies for winding-up or liquidation proceedings or is successfully put into forced or voluntary liquidation (except for the purpose of (i) voluntary reorganisation of that person previously agreed in writing by the Lessor not involving the insolvency of that person and (ii) voluntary reorganisation of any other person not involving the insolvency of that person); or

                     (b) that person or any creditor or shareholder of that
              person petitions or applies to any court, tribunal or authority for the appointment of, or that person has or suffers to be appointed, any examiner, administrator, administrative receiver, receiver, liquidator, trustee or similar officer of it, its undertaking or any substantial part of its assets
              (unless in the case of a petition or application by a creditor, it is established to the reasonable satisfaction of the Lessor that such petition or application is of a frivolous or vexatious nature or such petition or application is dismissed within thirty (30) days); or

                     (c) that person shall suffer a distress, execution,
              sequestration, attachment or other process or the same is being levied or enforced upon or sued out against, in each case against the whole or a substantial part of the assets, rights or revenues of that person or a creditor takes possession of the whole or a substantial part of the assets, rights and revenues of that person, and such distress, execution, attachment, sequestration or other process is not dismissed or released or that person does not regain possession in each case within ten (10) Business Days provided that an arrest or other detention of the Vessel shall not of itself be an Insolvency Event if the provisions of Clause 12.17 are being complied with by the Lessee; or

                     (d) that person otherwise enters into any settlement or
              takes any corporate action or that person or any creditor or shareholder of that person takes any steps in relation to that person under any law, regulation or decree of any applicable jurisdiction whether now or hereafter in effect relating to or which has an equivalent effect to any of (a), (b) or (c) above;

              "INSTALMENT" means each of the First Instalment, the Second Instalment and the Delivery Instalment;

              "INSTALMENT DATE" means:

                     (a) in respect of the First Instalment, the date during
              which the Effective Time (as such term is defined in the Novation Agreement) falls;
                     (b) in respect of the Second Instalment, the date
              described in the clause 8.3.4 of the Shipbuilding
              Contract; and
                     (d) in respect of the Delivery Instalment, the date
              described in clause 8.3.5 of the Shipbuilding
              Contract;

              or, in each case, such other date or dates as the Lessee may notify to the Lessor upon giving not less than five
       (5) Business Days' notice (a "5 B.D. NOTICE") and, in the case of the Delivery Instalment, subject to the Lessee having given the Lessor at least one 5 B.D. Notice, such other date or dates as the Lessee may notify to the Lessor upon giving not less than one (1) Business Day's notice;

              "INSURANCE ADVISER'S FEE" means the fees, charges and expenses paid or payable by the Lessor to the Lessor's insurance adviser in respect of the transactions contemplated by the Lease Documents, incurred up to and including the Delivery Date (excluding any VAT thereon);

              "INSURANCES" means all policies and contracts of insurance (which expression includes all entries of the Vessel in a protection and indemnity or war risks association) which are from time to time prior to or during the Lease Period in place or taken out or entered into (a) pursuant to Clause 9 in respect of any part of the Vessel or (b) otherwise howsoever in connection with the Vessel and, in each case, all benefits thereof (including claims of whatsoever nature and return of premiums);

              "IRRECOVERABLE VAT" means any amounts paid or payable by or on behalf of the Lessor in respect of Value Added Tax under or as contemplated by any of the Relevant Lease
       Documents to the extent the Lessor shall determine that the Lessor or, if the Lessor is a member of a group for Value Added Tax purposes, the representative member has not or will not receive a credit (whether by way of credit or repayment) for that amount as "INPUT TAX" (as that expression is defined in sub-section (1) of section 24 of
       VATA) under sections 25 and 26 of VATA (nor receive a credit for it under any similar or equivalent legislation) PROVIDED THAT in calculating the amount of Irrecoverable
       VAT (if any) it shall be assumed that neither the Lessor nor any representative member has entered into any transactions other than as contemplated by the Relevant
       Lease Documents and that accurate and timely VAT returns have been made by the Lessor or the representative member;

              "ISM CODE" means:

                     (a) The International Safety Management Code for the
              Safe Operation of Ships and for Pollution
              Prevention currently known or referred to as the "ISM Code", adopted by the Assembly of the International Maritime Organisation by Resolution
              A.741(18) on 4th November 1993 and incorporated on 19th May 1994 into chapter IX of the International
              Convention for the Safety of Life at Sea 1974
              (SOLAS 1974); and

                     (b) all further resolutions, circulars, codes,
              guidelines, regulations and recommendations which are now or may in the future be issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing the ISM code, including, without limitation, the "Guidelines on implementation or administering of the International Safety
              Management (ISM) Code by Administrations" produced by the International Maritime Organisation pursuant to Resolution A.788(19) adopted on 25th November 1995;

              as the same may be amended, supplemented or replaced from time to time;

              "JOINT VENTURE" means (a) with respect to properties located in the United States of America, any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Guarantor and/or one or more subsidiaries, and (b) with respect to properties located outside the United States of America, any partnership, corporation or other entity, in which up to and including 60% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Guarantor and/or one or more Subsidiaries (US);

              "LEASE DOCUMENTS" means the Relevant Lease Documents, the Original Shipbuilding Contract, the Sub-Lease, the OFE
       Supervision Agreement, any Service Contract and any other document, notice, letter or instrument designated as a Lease Document by the Lessor and the Lessee;

              "LEASE PERIOD" means the period during which the Lessee shall be entitled to possession and use of the Vessel in accordance with this Agreement being the period, if any, commencing on (and including) the Delivery Date and terminating on (and including) the Termination Date;

              "LEASE PERIOD END DATE" means the later of the Primary Period End Date and the last day of the final Secondary
       Lease Period;

              "LESSEE" means Global Marine Leasing Corporation;

              "LESSOR" means Nelstar Leasing Company Limited;

              "LESSOR ACTION" means any action on the part of the Lessor required or permitted pursuant to this Agreement, including, but not limited to, the giving, refusing, revocation or withdrawal of any consent or approval;

              "LESSOR'S AGENT" means GMIDC;

              "LESSOR'S ARRANGEMENT FEE" means the amount of the fee (excluding VAT thereon) paid or payable by the Lessor to Atlas Oceanic Limited for services rendered to the Lessor in relation to the arrangement of the transactions contemplated by this Agreement and the other Lease
       Documents;

              "LESSOR'S COST" as at any time means the sum equal to the aggregate of the amounts paid by the Lessor by way of reimbursement to the Lessor's Agent pursuant to the Construction Supervision Agreement or paid to the Builder pursuant to the Shipbuilding Contract, being the aggregate of the Instalments (to the extent paid up to and including that time) calculated in each case by reference to the date on which the Lessor makes payment of the relevant Instalment under the Construction Supervision Agreement in reimbursement of expenditure incurred by the Lessor's
       Agent on behalf of the Lessor or (as the case may be) makes payment to the Builder pursuant to the Shipbuilding Contract;

              "LESSOR'S EXPENSES" means the Lessor's Arrangement Fee, the Lessor's Legal Expenses and the Insurance Adviser's
       Fee (if any) together with any "desk-top" valuation fee incurred by the Lessor in connection with the Vessel prior to the payment of the Delivery Instalment;

              "LESSOR'S GROUP" means the Lessor and its ultimate Holding Company (if any) from time to time and any company which is from time to time a Subsidiary of that Holding Company;

              "LESSOR'S LEGAL EXPENSES" means the amount of fees, disbursements and incidentals (excluding VAT thereon) paid or payable by the Lessor to Wilde Sapte and any relevant overseas legal advisers for services rendered to the Lessor in relation to, inter alia, the preparation, negotiation and completion of the transactions contemplated by this Agreement and the other Lease Documents Provided that the amount of Wilde Sapte's fees (excluding disbursements, incidentals and any VAT thereon) which shall constitute part of the Lessor's Legal Expenses shall not exceed a maximum amount separately agreed;

              "LESSOR'S LIEN" means a Lien of the type referred to in Clause 5.2(b) but excluding (other than for the purposes of any title warranty in respect of the Vessel which the Lessor has agreed in the Relevant Lease Documents to give on sale of the Vessel) Liens referred to in the proviso to that Clause;

              "LIABILITY" shall have the meaning attributed to that term in Clause 25.1(a);

              "LIABILITY INSURANCES" means the insurances described in Clause 9.1(a)(ii);

              "LIBID" in relation to a particular amount for a particular period, means LIBOR for the amount and period
       LESS zero point one two five per cent (0.125%);

              "LIBOR" means, in relation to a particular period:

                     (i) the offered rate for deposits of Sterling for a period equal to such period at or about 11.00 a.m. (London time) on the first day of such period as displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) or such other page as may replace page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate British Bankers' Association's Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions dated 5th August, 1985); or

                     (ii) if on such date no such rate as is mentioned in
              paragraph (i) above is displayed, LIBOR for such period shall be the arithmetic mean (rounded upwards if necessary to five decimal places) of the rates respectively quoted to the Bank by each of the Reference Banks at the request of the Bank (or, if not all the Reference Banks provide a quotation when requested, the arithmetic mean of the rates which are quoted) as such Reference Banks' offered rates for deposits of Sterling in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Inter-bank Market at or about 11.00 a.m.
              (London time) on the first day of such period; or

                     (iii) if on such date no such rate can be ascertained
              pursuant to either paragraph (i) or paragraph (ii) of this definition, LIBOR for such period shall be the rate, determined by the Lessor at which the Bank would be able to obtain deposits of Sterling in an amount approximately equal to the amount in respect of which LIBOR is to be determined, from whatever source it may reasonably select for a period equivalent to such period at or about 11.00 a.m. (London time) on the first day of such period;

              "LIEN" means any right of ownership, security, retention of title, right of possession or detention, mortgage, charge, lien, pledge, encumbrance, lease or other bailment, assignment, statutory right in rem, hypothecation, attachment, levy, claim, detention, proceeding or set-off (other than any right of set-off arising in favour of a banker by operation of law which has not been exercised) or any agreement or arrangement having the effect of creating a security interest or any other encumbrance or security interest whatsoever, howsoever and wheresoever created or arising;

              "LONDON BUSINESS DAY" means a day on which dealings in Sterling deposits are carried on in the London Inter-Bank Market and (other than a Saturday or Sunday, or holiday scheduled by law) on which banks are open for business in the City of London;

              "LOSSES" shall have the meaning attributed to that term in Clause 25.1(a) and "LOSS" shall be construed accordingly;

              "LOSS PAYABLE CLAUSE" means the provisions regulating the recipient of payment of sums recoverable under the Hull
       Insurances in respect of the Vessel which are to be incorporated in the relevant insurance documents, such Loss Payable Clause to be in the form of Schedule 7 or in such other forms as may from time to time be required in writing by the Lessor;

              "MATERIAL SUBSIDIARY (US)" means any Subsidiary (US) whose gross assets or net assets represent 10% or more of the consolidated gross assets or consolidated net assets respectively of the Guarantor's Group;

              "MONTH" or "MONTH" means a period beginning in one calendar month and ending in the next succeeding (or stipulated following) calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Business Day in a calendar month or if there is no numerically corresponding day, it shall end on the last Business Day in such next calendar month and (ii) if such numerically corresponding day is not a Business Day, the period shall end on the preceding Business Day and "MONTHS" and "MONTHLY" shall be construed accordingly;

              "MORATORIUM" shall have the meaning attributed to that term in Clause 23.3;

              "NEW SCHEDULE 2, PART A" means each new Part A of Schedule 2 substituted for the then existing Part A of Schedule 2 in accordance with Clause 22.5 (Security Provision);

              "NON-DEPOSIT BANK CASH ADDITIONAL SECURITY" means any Additional Security other than the Additional Security described in Clause 22.3(b);

              "NOTICE" shall have the meaning attributed to that term in Clause 31.6;

              "NOVATION AGREEMENT" means the agreement entered or to be entered into between the Builder, the Lessee and the Lessor pursuant to which the Original Shipbuilding
       Contract is further amended and novated by the Lessee in favour of the Lessor;

              "OFE" shall have the meaning attributed to that term in the Shipbuilding Contract;

              "OFE SUPERVISION AGREEMENT" means the agreement entered or to be entered into between the Builder and GMIDC with respect to the supervision by GMIDC of the provision of the OFE.

              "OFE SUPPLIERS" shall have the meaning attributed to that term in the Novation Agreement;

              "ORIGINAL CURRENCY" shall have the meaning attributed to that term in Clause 31.12;

              "ORIGINAL SHIPBUILDING CONTRACT" means the agreement for the construction of the Vessel dated 27th February 1998 between the Builder and GMIDC as amended and novated pursuant to a novation agreement of even date to this Agreement made between the Builder, GMIDC and the Lessee and including, without limitation, all plans, technical drawings and specifications relating thereto;

              "OTHER CURRENCY" shall have the meaning attributed to that term in Clause 31.12;

              "PAYMENT AGREEMENTS" means, together, the CIBC Payment Agreement and the Commerzbank Payment Agreement and
       "PAYMENT AGREEMENT" means either of them;

              "PAYMENT BANK EVENT OF DEFAULT" means, in relation to a Payment Bank, any of the following:

                     (i) the failure by such Payment Bank to pay any amount
              due under the Payment Agreement to which such Payment Bank is a party; or

                     (ii) an Insolvency Event occurs in relation to such
              Payment Bank; or

                     (iii) an event occurs which, with the giving of notice,
              the lapse of time, the making of any determination or any combination of any number of these three would, in the opinion of the Lessor, constitute an Insolvency Event in relation to such Payment Bank;

              "PAYMENT BANKS" means, together, Commerzbank and CIBC and "PAYMENT BANK" means either of them or, where the context requires, shall mean a Replacement Payment Bank (as such term is defined in either Payment Agreement);

              "PAYMENT BANKS INTEREST ACCRUAL" means, for the Relevant Date in any Calculation Period, the amount shown for that Calculation Period in the column headed "Payment Banks
       Interest Accrual" in Part A of Schedule 2 calculated in accordance with the provisions of clause 3 of each Payment
       Agreement;

              "PAYMENT BANKS LIMIT" means, for any Calculation Period, the highest amount shown in Part A of Schedule 2 against any date set out in that schedule which falls within that Calculation Period, Provided that for this purpose the date on which that Calculation Period ends shall be deemed not to fall within that Calculation Period;

              "PAYMENT BANKS PRINCIPAL BALANCE" means, for the Relevant Date in any Calculation Period, the amount shown for that Calculation Period in the column headed "Payment Banks
       Principal Balance" in Part A of Schedule 2;

              "PERMITTED LIEN" means:

                     (i) any Lien created by the Lessee in favour of the
              Lessor as security for the Lessee's obligations under this Agreement;

                     (ii) any Lessor's Lien;

                     (iii) any Lien for Taxes either not yet assessed or,
              if assessed, not yet due and payable or being contested in good faith by appropriate proceedings
              (and for the payment of which adequate reserves have been provided) so long as any such proceedings or the continued existence of such Lien do not involve any reasonable likelihood of the sale, forfeiture or loss of, or of any interest in, the Vessel (or any part thereof);

                     (iv) Liens arising out of claims, judgments or awards
              against the Lessee which are being contested in good faith or which are subject to a pending appeal and for which there shall have been granted a stay of execution pending such appeal and for the payment of which adequate reserves have been provided so long as any such proceedings do not involve any reasonable likelihood of the sale, forfeiture or loss of, or of any interest in, the Vessel (or any part thereof);

                     (v) any Lien for salvage and any ship repairer's or
              outfitter's possessory lien in each case for a sum not exceeding an amount equal to ten per cent.
              (10%) of the Lessor's Cost or the equivalent in any other currency or any lien for general average or for officers' or crew's wages not more than ten
              (10) Business Days outstanding in the ordinary course of trading which in each case is not yet due and payable or is being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as any such proceedings or the continued existence of such Lien do not involve any reasonable likelihood of the sale, forfeiture or the loss of, or of any interest in, the Vessel (or any part thereof);

                     (vi) any Lien created by the Lessor or any other
              person under and as permitted by any Relevant Lease
              Document;

                     (vii) any other Lien, the creation of which has been
              expressly permitted in writing by the Lessor;

                     (viii) any Lien arising by operation of law or by
              any contractual right of set-off, in each case in the ordinary course of the business of the Lessee in respect of amounts which are not overdue; and

                     (ix) any Lien in respect of claims which the Lessee
              demonstrates to the Lessor's satisfaction are then covered by the Insurances, provided that there is no reasonable likelihood of the sale or forfeiture or loss of, or of any interest in, the Vessel (or any part thereof);

              "PLA COSTS" means the percentage rate determined in accordance with Annex A to the Financial Schedule;

              "PRE-LEASE PERIOD" means the period from the date of this Agreement up to the Delivery Date;

              "PRIMARY PERIOD" means the period commencing on the Delivery Date to and including the Primary Period End
       Date, or such shorter period as may be determined in accordance with the provisions of this Agreement;

              "PRIMARY PERIOD END DATE" means the twentieth (20th) anniversary of the Delivery Date;

              "PRIMARY PERIOD RENT" means each instalment of Rent in the amount determined pursuant to paragraph 1.1 of the Financial Schedule, as adjusted from time to time pursuant to the provisions of the Financial Schedule;

              "PROCEEDS OF SALE" shall have the meaning attributed to that term in Clause 20.1;

              "PROVIDER OF SECURITY" means each of the Payment Banks, the Deposit Bank or any Additional Security Provider who the Lessor agrees in writing shall be a "PROVIDER OF
       SECURITY" for the purposes of this Agreement and the other
       Relevant Lease Documents;

              "PUT OPTION DEED" means the put option deed entered into or, as the context may require, to be entered into in or about the date of this Agreement between the Lessor, the Sub-Lessee and the Builder;

              "RATE OF EXCHANGE" shall have the meaning attributed to that term in Clause 31.12;

              "REBATE" shall have the meaning attributed to that term in Clause 26.5(b);

              "REDELIVERY LOCATION" means a port acceptable to the Lessor and, otherwise than on a redelivery following service of a Termination Notice, agreed by the Lessee;

              "REFERENCE BANKS" means the principal London offices of each of National Westminster Bank Plc, Lloyds Bank Plc,
       Barclays Bank PLC and Midland Bank PLC;

              "RELEVANT DATE" means any date within a Calculation Period designated by the Lessor as a "RELEVANT DATE" and set out in the column headed "RELEVANT DATE" in Part A of
       Schedule 2;

              "RELEVANT DISPOSAL" shall have the meaning attributed to that term in Clause 28.1;

              "Relevant Event" means any Termination Event or any event which, after the giving of notice or lapse of time or both, or the satisfaction of any other condition (or any combination thereof), would constitute a Termination
       Event;

              "RELEVANT LEASE DOCUMENTS" means this Agreement, the Novation Agreement, the Construction Supervision
       Agreement, the Put Option Deed, the Contribution Deed, the Payment Agreements, the Side Letters, the Guarantee, the First Deposit Deed, the Second Deposit Deed and any documents creating or constituting any Additional Security and any other document, notice, letter or instrument entered into, issued or given pursuant to the terms of any of the foregoing and any other document, notice, letter or instrument designated as a Relevant Lease Document by the Lessor and the Lessee;

              "RELEVANT MEMBER" means any member of the Lessor's Group other than the Lessor;

              "REMAINING OBLIGATIONS" means the obligations of the Lessee or the Guarantor under each Relevant Lease Document other than Excluded Obligations;

              "RENT" means any or all (as the context requires) of the Primary Period Rent, the Secondary Period Rent and any other sum (including any Termination Rent or Termination
       Payment) payable by the Lessee pursuant to this Agreement which is expressed to be by way of Rent or additional
       Rent;

              "RENT DATE" means each Rent Payment Date and, prior to the Delivery Date, each date which is assumed for the purposes of the latest Revised Cash Flow Report to be a Rent
       Payment Date and each date on which any additional Rent is payable;

              "RENT LIMIT" shall have the meaning attributed to that term in Clause 23.1(a);

              "RENT PAYMENT DATE" shall have the meaning attributed to that term in the Financial Schedule;

              "REPLACEMENT DEPOSIT BANK" means any Deposit Bank other than the Bank;

              "REQUISITION COMPENSATION" means all sums of money or other compensation from time to time payable in respect of the Compulsory Acquisition of the Vessel;

              "RESTRICTED ACCESS" in relation to any moneys at any time standing to the credit of an Account, means either:

                     (a) the security constituted by the relevant Deposit
              Deed is found or held to be invalid, illegal or unenforceable for (subject as provided below) any reason whatsoever, including by reason of the occurrence of an Insolvency Event in relation to the Lessee or any other person; or

                     (b) immediate access to such moneys is denied for
              (subject as provided below) any reason whatsoever including by reason of the occurrence of an Insolvency Event in relation to the Lessee or any other person,

              Provided that there shall be deemed to be excluded:

                     (i) from paragraph (a), any invalidity, illegality or
              unenforceability which would not have arisen but for, and only but for, the occurrence of an Insolvency Event in relation to the Deposit Bank or the relevant Payment Bank; and

                     (ii) from paragraph (a), any invalidity, illegality or
              unenforceability which would not have arisen but for, and only but for, the Deposit Bank being a Replacement Deposit Bank and such invalidity, illegality or unenforceability would not have been caused or would not have arisen had the Deposit
              Bank been the Bank; and

                     (iii) from paragraph (b), any limit on access to such
              moneys which would not have arisen but for, and only but for, (1) the occurrence of an Insolvency
              Event in relation to the Deposit Bank or the relevant Payment Bank, (2) a claim against the Deposit Bank or the relevant Payment Bank unless that claim (aa) is made against the Deposit Bank in its capacity as holder of the First Account or the Second Account, (bb) relates to any of the Relevant
              Lease Documents or the financing arrangements contemplated thereby or (cc) is brought by the Lessee or any person associated (within the meaning of section 839 ICTA 1988) with the Lessee or (3) a default in payment by the Deposit Bank in accordance with the terms of the relevant Deposit
              Deed where such default would not have arisen but for, and only but for, the breach by the Deposit
              Bank of its express obligations under such relevant
              Deposit Deed other than any such breach which is caused by or arises as a result of (aa) the circumstances described in paragraph (a) or (b)
              (subject to the provisos in paragraphs (i), (ii) and (iii), or (bb) a breach by any Security Party of any of its obligations under the Relevant Lease
              Documents;

              "REVISED CASH FLOW REPORT" shall have the meaning attributed to that term in the Financial Schedule;

              "REVISED STRIP LIMIT" means, with respect to each of the Guarantor Credit Event Cure Dates referred to in Clause
       22.2(c), the Strip Limit which would have applied on such Guarantor Credit Event Cure Date but for, and only but for, the occurrence of a Guarantor Credit Event;

              "RISK ASSET WEIGHTING" shall have the meaning attributed to that term in the Financial Schedule;

              "RPI" shall have the meaning attributed to that term in the Financial Schedule;

              "SAFETY MANAGEMENT CERTIFICATE" shall have the meaning attributable to that term in the ISM Code;

              "SAFETY MANAGEMENT SYSTEM" shall have the meaning attributable to that term in the ISM Code;

              "SECOND ACCOUNT" means the account number 1012334 entitled "Global Marine Leasing Corporation: Glomar C.R. Luigs
       Number Two Account" opened by the Lessee with the Deposit
       Bank to which the Lessee may from time to time be obliged to credit moneys pursuant to the provisions of this Agreement and the Second Deposit Deed;

              "SECOND ACCOUNT INTEREST ACCRUAL" means, for the Relevant Date in any Calculation Period, the amount shown for that Calculation Period in the column headed "Second Account
       Interest Accrual" in Part A of Schedule 2 calculated in accordance with the provisions of clause 3 of the Second
       Deposit Deed;

              "SECOND DEPOSIT DEED" means the deed so entitled, entered into or, as the context may require, to be entered into on or about the date of this Agreement between the Lessee, the Lessor and the Deposit Bank in relation to the Second
       Account;

              "SECOND INSTALMENT" means the aggregate amount paid or, as the context may require, payable by the Lessor (i) to the Lessor's Agent pursuant to clause 5.1 of the Construction
       Supervision Agreement and (ii) to the Builder pursuant to the Shipbuilding Contract on the date upon which the instalment of the Total Vessel Cost becomes due under clause 8.3.4 of the Shipbuilding Contract;

              "SECONDARY PERIOD" means each period for which the leasing of the Vessel under this Agreement is extended in accordance with Clause 6.2;

              "SECONDARY PERIOD RENT" means each instalment of Rent in the amount determined pursuant to paragraph 1.2 of the Financial Schedule;

              "SECURITY PARTY" means each party to a Lease Document (other than the Lessor, the Deposit Bank, the Payment
       Banks and any Additional Security Provider who is NOT a member of the Guarantor's Group and who the Lessor agrees in writing shall be a "SECURITY PARTY" for the purposes of this Agreement and the other Relevant Lease Documents);

              "SERVICE CONTRACT" means the agreement to be entered into between the Sub-Lessee and the Initial Service Contractor and any further service contract or contracts for the Vessel entered into by the Lessee and a Service Contractor and under which the Service Contractor may direct the operations of the Vessel;

              "SERVICE CONTRACTOR" means the Initial Service Contractor or any other person who is entitled to direct the operations of the Vessel under the terms of a Service
       Contract;

              "SETTLEMENT DATE" means the earlier of:

                     (i) the first Business Day which falls after the date
              which falls one hundred and eighty (180) days after the Date of Total Loss; and

                     (ii) the date on which the Total Loss Proceeds in respect of the Total Loss are received by the Lessor;

              "SHIPBUILDING CONTRACT" means the Original Shipbuilding Contract as amended and novated by the Novation Agreement;

              "SIDE LETTERS" means each of the letters issued or, as the context may require, to be issued on or about the date of this Agreement by the Lessor which (i) is entitled rate of writing down allowances (from the Lessor to the Lessee),
       (ii) is entitled indexation letter (from the Lessor to the Lessee), (iii) is entitled tax consultation (from the Lessor to the Lessee), (iv) is entitled deemed schedules
       (from the Lessor to the Lessee), (v) is entitled insurance side letters from the Lessor's Agent to the Lessor,
       (vi) relates to certain standby purchaser arrangements
       (between the Lessor, the Guarantor and the Lessee) and
       (vii) is entitled arrangement fee (from the Lessor to Atlas Oceanic Limited);

              "SLV" means, for any Calculation Period, the Termination Payment calculated for the Relevant Date falling within that Calculation Period by the Lessor in accordance with the provisions of paragraph 4 of the Financial Schedule and which is shown in the column headed "SLV" in Part A of
       Schedule 2;

              "STERLING" and "POUNDS-STERLING" and "POUNDS" mean the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Agreement in Sterling means immediately available, freely transferable cleared funds in Sterling;

              "STERLING EQUIVALENT" of any amount denominated in a currency other than Sterling on any date means the equivalent in Sterling of such amount calculated by converting such amount into Sterling at the rate certified by the Lessor as being the spot rate of exchange for purchasing Sterling with such currency quoted by the Bank at or about 11.00 a.m. (London time) two (2) London Business Days prior to such date for delivery on such date;

              "STRIP AMOUNT" means, in respect of any date, the SLV for the Calculation Period in which that date falls less the aggregate of the Value of all Termination Security calculated for that date and set out in the column headed
       "STRIP AMOUNT" in Part A of Schedule 2;

              "STRIP LIMIT" means, for any Calculation Period, the amount set out in the column headed "STRIP LIMIT" in Part
       A of Schedule 2 opposite such Calculation Period;

              "SUB-LEASE" means any lease or charter agreement entered or, as the context may require, to be entered into between the Lessee and the Sub-Lessee providing for, inter alia, the leasing or chartering of the Vessel by the Lessee to the Sub-Lessee and more particularly described in Clause
       30(A);

              "SUB-LESSEE" means Global Marine C.R. Luigs Limited, a company incorporated under the laws of England whose registered office is at 15 Appold Street, London EC2A 2HB, England or any other member of the Guarantor's Group or any other person permitted to sub-lease or sub-charter the Vessel in accordance with the provisions of Clause 30(A);

              "SUBSIDIARY" means any subsidiary within the meaning of
       section 736 of the Companies Act 1985;

              "SUBSIDIARY (US)" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Guarantor or by one or more other
       Subsidiaries (US), or by the Guarantor and one or more other Subsidiaries (US). For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. A Joint
       Venture shall not be a Subsidiary (US);

              "SURVIVING PARTS" in the event of a Total Loss of the Vessel means those spares and other parts comprising part of the Vessel which survive that Total Loss, whether through being stored ashore or otherwise;

              "TAX" means all present and future taxes, charges, imposts, duties, levies of any kind whatsoever (whether levied by deduction, withholding or otherwise), or any amount payable on account of or as security for any of the foregoing, payable at the instance of or imposed by any statutory, governmental, international, state, federal, provincial, local or municipal authority, agency, body or department whatsoever or any central bank, monetary agency or European Union institution, in each case whether in the United Kingdom or elsewhere, together with any penalties, additions, fines, surcharges or interest relating thereto and "TAXES", "TAXATION" and cognate expressions shall be construed accordingly;

              "TAX LIABILITY" means in respect of any person:

                     (i) any liability or any increase in the liability of
              that person to make any payment or payments of or in respect of Tax;

                     (ii) the loss or setting off against income, profits or
              gains or against any liability to make a payment or payments of or in respect of Tax of any relief, allowance, deduction or credit ("RELIEF") which would otherwise have been available to that person;
              and

                     (iii) the loss or setting off against any liability to
              make a payment or payments of or in respect of Tax of a right to repayment of Tax which would otherwise have been available to that person;

              and in any case falling within (ii) or (iii) above the amount that is to be treated as a Tax Liability shall be determined as follows:

                     (a) in a case which falls within (ii) above and where
              the Relief that was the subject of the loss or setting off was or would have been a deduction from or offset against Tax, the Tax Liability shall be the amount of that Relief;

                     (b) in a case which falls within (ii) above and which
              involves the loss of a Relief which would otherwise have been available as a deduction from or offset against gross income, profits or gains the Tax
              Liability shall be the amount of Tax which would (on the basis of the Tax rates current at the date of the loss and assuming that the person has sufficient gross income, profits or gains to utilise the Relief) have been saved but for the loss of the Relief;

                     (c) in a case which falls within (ii) above and which
              involves the setting off of a Relief which would otherwise have been available as a deduction from or offset against gross income, profits or gains, the Tax Liability shall be the amount of Tax which has been or will be saved in consequence of the setting off;

                     (d) in a case which falls within (iii) above, the Tax
              Liability shall be the amount of the repayment that would have been obtained but for the loss or setting off.

              For the purposes of this definition any question of whether or not any relief, allowance, deduction, credit or right to repayment of tax has been lost or set off, and if so, the date on which that loss or set-off took place, shall be conclusively determined by the Lessor;

              "TAX WRITTEN DOWN VALUE" shall have the meaning attributed to that term in the Financial Schedule;

              "TECHNICAL RECORDS" means all technical data, manuals, log books, records and other materials and documents (kept or to be kept for the Vessel in compliance with any applicable law or regulation of the Flag State or of any regulatory authority, government entity or international body or treaty organisation from time to time) and all additions, renewals, revisions and replacements from time to time made in accordance with this Agreement;

              "TERMINATION DATE" means:

                     (a) the Lease Period End Date; or

                     (b) where the leasing of the Vessel to the Lessee or,
              if Delivery has not occurred, the obligation of the Lessor to lease the Vessel to the Lessee, pursuant to this Agreement terminates by virtue of a Total
              Loss under Clause 10 of this Agreement, the Date of Total Loss; or

                     (c) where the leasing of the Vessel to the Lessee or,
              if Delivery has not occurred, the obligation of the Lessor to lease the Vessel to the Lessee, pursuant to this Agreement terminates by reason, in either case, of the delivery by the Lessor of a Termination Notice pursuant to Clause 21.3 following the occurrence of any Termination Event, the date of the Termination Notice; or

                     (d) where the leasing of the Vessel or, if Delivery has
              not occurred, the obligation of the Lessor to lease the Vessel to the Lessee pursuant to this Agreement terminates by reason of the voluntary termination of the leasing of the Vessel under this Agreement pursuant to Clause 6.4 or 21.4 of this Agreement, the date upon which the notice given by the Lessee in accordance with Clause 6.4 or, as the case may be, 21.4 expires;

              "TERMINATION EVENT" means any of the events listed in Clause 21.1;

              "TERMINATION LIMIT" shall have the meaning attributed to that term in Clause 23.1(b);

              "TERMINATION NOTICE" has the meaning attributed to that term in Clause 21.3;

              "TERMINATION PAYMENT" shall have the meaning attributed to that term in paragraph 4.2 of part 4 of the Financial
       Schedule;

              "TERMINATION PAYMENT DATE" means, (i) in the case of a termination pursuant to Clause 10, the Settlement Date and, (ii) in any other case, the relevant Termination
       Date;

              "TERMINATION RENT" means an amount calculated in accordance with paragraph 4.3 of the Financial Schedule;

              "TERMINATION SECURITY" at any time, means the aggregate of:

              (a) the Payment Banks Principal Balance;

              (b) the Payment Banks Interest Accrual;

              (c) the First Account Principal Balance;

              (d) the First Account Interest Accrual; and

              (e) all Additional Security held by the Lessor at that time;

              "TERMINATION SHORTFALL" means, for any date falling within a Calculation Period, the amount (if any) by which the Strip Amount for that date exceeds the Strip Limit for that date;

              "TOTAL LOSS" means:

                     (a) the actual or constructive or agreed or compromised
              or arranged total loss of the Vessel; or

                     (b) the Compulsory Acquisition of the Vessel; or

                     (c) the hijacking, theft, condemnation, capture,
              seizure, arrest, detention, forfeiture or confiscation of the Vessel (other than where the same amounts to Compulsory Acquisition of the Vessel), unless the Vessel be released and restored to the Lessee from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within one hundred and eighty (180) days after the occurrence thereof,

              "TOTAL LOSS PROCEEDS" in relation to the Vessel means any compensation or insurance proceeds received by the Lessor in respect of a Total Loss of the Vessel which the Lessor is, as against the payer thereof, unconditionally entitled to retain;

              "TOTAL VESSEL COST" shall have the meaning attributed to that term in the Shipbuilding Contract;

              "US GAAP" means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, as in effect from time to time;

              "VALUE" means, as calculated at any time in relation to a particular date, the aggregate value of any security then held by the Lessor being:

                     (a) in respect of the security constituted by the
              undertakings of the Payment Banks under the Payment Agreement for the purposes of Termination Security, the amount which would (following a demand under Clause 5.4 of each of the Payment Agreements) be payable by the Payment Banks on that date under Clause 5.7 of each of the Payment Agreements
              (ignoring for these purposes the provisions of clauses 4.1, 4.6 and 5.7 of each of the Payment Agreements entitling the relevant Payment Bank to make any deduction or withholding from such amount which would be payable) being an amount equal to the aggregate of the Payment Banks Principal
              Balance and the Payment Banks Interest Accrual (at the time of calculation), less, in each such case, the aggregate of (A) the amount, if any, of any withholding or deduction which the Payment Banks are or will be entitled to make from any payment under the Payment Agreements and (B) any amount which, by virtue of invalidity, illegality or unenforceability, either Payment Bank is relieved from its obligation to make any payment under the relevant Payment Agreement (other than by virtue of invalidity, illegality or unenforceability which would not have arisen but for, and only but for, the occurrence of an Insolvency Event in relation to a Payment Bank), Provided that if the value allocated pursuant to this paragraph (a) would, but for this proviso, exceed the Payment Bank Limit for the Calculation Period in which the relevant date occurs, such value shall instead be deemed to be the Payment Bank Limit for the Calculation Period in which that date occurs;

                     (b) in respect of cash deposited in either Account,
              the principal amount originally deposited in that Account together with all further amounts deposited in that Account prior to the time of calculation plus (i) interest at LIBID credited or which (but for a default on the part of the Deposit Bank in performance of its obligations under the Second
              Deposit Deed) ought to have been so credited for any period for which LIBID is known being an amount equal to the aggregate of the First Account
              Interest Accrual and the Second Account Interest
              Accrual (at the time of calculation) and (ii) for any future period up to that date for which LIBID cannot (at the date of valuation) be ascertained, interest credited or to be credited to the Second
              Account in accordance with the Second Deposit Deed at a reasonable annual market rate less (aa) the amount of any transfer (prior to that date) from that Account made in accordance with the provisions of the relevant Deposit Deed and less (bb) the amount of any withholding or deduction which the Deposit Bank is or will be entitled to make from any payment under the terms of the relevant Deposit
              Deed and less (cc) any amounts in respect of which there is (at the time of calculation) Restricted
              Access, provided that (1) all interest calculations made for the purpose of this definition shall be made in accordance with the provisions of the relevant Deposit Deed on the basis of the actual or assumed future daily balances taking into account any additional amounts credited to the relevant
              Account and any withdrawals from that Account in accordance with the relevant Deposit Deed, (2) all payments to be made by the Payment Banks to either
              Account shall be deemed to be made when due and (3) the amount calculated under this paragraph (b) shall, if negative, be deemed to be zero;

                     (c) the Strip Limit for that particular date; and

                     (d) in respect of any Additional Security not falling
              within paragraphs (a), (b) and (c) above, such value as the Lessor shall allocate acting reasonably given the type of such Additional
              Security, the Lessor's access to it and the provisions of any applicable law (including, without limitation, in relation to withholdings and deductions);

              "VALUE ADDED TAX" or "VAT" means value added tax as provided for in VATA and legislation (whether delegated or otherwise) supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any body or agency thereof and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover Tax replacing or introduced in addition to any of the same;

              "VATA" means the Value Added Tax Act 1994; and

              "VESSEL" means:

                     (a) for the period up to the Primary Period Start
              Date, the ultra-deepwater drillship with the Builder's hull number 1739 currently being constructed by the Builder and more particularly described in the specification to the Shipbuilding Contract; and

                     (b) on and after the Primary Period Start Date, the
              motor driven ultra-deepwater drillship of 53,000 operating displacement tonnage having hull number
              1739 and to be registered under the Panamanian flag with the name "GLOMAR C.R. LUIGS" and includes any share or interest therein and all engines, machinery, boats, tackle, outfit, equipment, spare gear, belongings and appurtenances relating to that Vessel which are at the relevant time the property of the Lessor whether on board or ashore (but excluding, where the context so requires, all Excluded Property) together with all substitutions, replacements and renewals thereof and additions thereto from time to time made in or to the Vessel and where the context so permits "Vessel" includes any part thereof and all Technical Records relating to the Vessel.

1.2    INTERPRETATION

                     (a) The expression "THIS AGREEMENT" includes the
              recital hereto and each schedule as the same may from time to time be amended, supplemented or substituted by agreement of the parties hereto.

                     (b) In this Agreement references to:

                              (i) clauses, paragraphs, sub-paragraphs and
                     schedules are, unless otherwise specified, references to clauses, paragraphs, sub-paragraphs of, and schedules to, this Agreement, or the relevant part thereof, as from time to time amended, supplemented or substituted in accordance with the provisions of this Agreement;

                               (ii) without prejudice to Clause 1.2(c)(i),
                     any statute or other legislative provision shall, unless otherwise specified, be read to include any statutory or legislative modification or re-enactment thereof, or substitution therefor;

                                (iii) any agreement or instrument shall
                     include such agreement or instrument as it may from time to time be extended, amended, supplemented, novated or substituted with the agreement of the parties thereto and, where this Agreement and such agreement expressly so provides, the parties hereto;

                                 (iv) "PERSON" shall include any individual,
                     company, corporation, firm, partnership, joint venture, association, trust, unincorporated organisation or government or state (including any agency, department or political sub-division thereof) whether having distinct legal personality or not;

                                 (v) "ASSIGNEE" or "ASSIGNEES" of a person
                     shall include any person who has assumed all or some of the rights and/or obligations of the relevant person, whether by assignment, novation or otherwise;

                                 (vi) reference to any person shall include
                     its successors and, other than in the case of the Bank, its permitted assignees and permitted transferees in accordance with their respective interests;

                                 (vii) the "ASSETS" of any person shall be
                     construed as a reference to the whole or any part of its business, undertaking, property, assets and revenue (including any right to receive revenues);

                                 (viii) "INDEBTEDNESS" shall be construed
                     so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

                                 (ix) the "WINDING-UP", "DISSOLUTION" or
                     "ADMINISTRATION" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

                                  (x) words importing the plural include the
                     singular and vice versa;

                                  (xi) a "LAW" (1) includes any common law,
                     statute, decree, constitution, regulation, order, judgment or directive of any governmental entity; (2) includes any treaty, pact, compact or other agreement to which any government entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof and (4) is a reference to that provision as amended, substituted or re-enacted; and

                                  (xii) a document being in the "AGREED FORM"
                     shall be read and construed as referring to such document in the form thereof which has been initialled for identification purposes by the parties hereto or their respective legal counsel on their behalf.

                     (c) In the Financial Schedule, references to parts,
              paragraph and annexes are, unless otherwise stated, references to parts and paragraphs of, and annexes to, the Financial Schedule as from time to time amended, supplemented or substituted, and:

                                 (i) references to statutory provisions are
                     to statutory provisions as at the date of this Agreement and, to that extent, Clause
                     1.2(b)(ii) shall not apply to the Financial
                     Schedule; and

                                 (ii) any references to the occurrence of an
                     event shall include a reference to the failure of an assumed event to occur.

                     (d) Clause and other headings are for ease of reference
              only and shall not affect the interpretation of this Agreement.

1.3    CONFLICTS

              In the event of any conflict between this Agreement and any of the other Lease Documents, the provisions of this Agreement shall prevail.

1.4    DETERMINATIONS

                  (a) Any reference to the timing or amount of any
              payment to be made or received, or assumed to be made or received, by the Lessor or to the making of any determination, calculation or quantification under this Agreement (each a "DETERMINATION" and "DETERMINE" shall be construed accordingly) shall be construed as a reference to such Determination as determined by the Lessor in accordance with this Agreement.

                  (b) If requested in writing by the Lessee, the Lessor
              shall provide the Lessee with written details
              (including any relevant calculations) of any Determination made in connection with this Agreement (for the avoidance of doubt Clause 32
              (Confidentiality) of this Agreement shall apply to all information disclosed in accordance with this paragraph).

                     (c) Subject to paragraph 3.15 of the Financial
              Schedule, the Lessor shall be entitled (but not obliged) to make a Determination that any Assumption (including for this purpose any Termination Assumption) is incorrect if in good faith it has reasonable grounds for believing that a change in that Assumption will occur, but shall be obliged to make a Determination that a change in that Assumption has occurred as soon as is reasonably practicable after that change has actually occurred.

                     (d) The Lessor shall have reasonable grounds for having
              a belief that a legislative change will or is likely to occur if an official announcement is made by or on behalf of any body mentioned in the definition of Tax (including, for the avoidance of doubt, a statement by the Chancellor of the Exchequer) or other competent authority to that effect, and shall have reasonable grounds for having a belief that any other change will occur if it has obtained information from any body mentioned in the definition of Tax (including any challenge or dispute by the Inland Revenue of anything assumed in or contemplated by the Financial
              Schedule) or other competent authority or professional advice relating to that information or any published announcement, any practice, concession or judicial decision (which shall, in each case, be appropriate to the change in point) from which it appears that a change will occur.

                     (e) If the Lessee considers that:

                           (i) any Determination of the Lessor is or may
                     not be accurate or correct, the Lessee may, within twenty (20) Business Days of being notified of that Determination, so inform the Lessor by notice in writing, giving its reasons for considering it not to be accurate or correct; or

                           (ii) the Lessor ought to have made a
                     Determination but has failed to do so, the Lessee may so inform the Lessor by notice in writing within twenty (20) Business Days of the date the Lessee becomes aware of the alleged omission, giving its written reasons why it considers that a Determination ought to have been made.

                     (f) As soon as practicable after a notification under
              Clause 1.4(e) by the Lessee, if requested in writing by the Lessee, the Lessor and the Lessee shall discuss with each other the Determination in question. If the Lessor and the Lessee cannot agree to the correctness or otherwise of such Determination within a further period of twenty
              (20) Business Days of the Lessee's notice referred to in Clause 1.4(e) above, then both the Lessee and the Lessor shall be at liberty to pursue any legal action or proceedings;

                     (g) If the Lessor agrees that the Determination in
              question was materially inaccurate or incorrect, then:

                            (i) in relation to a Determination in
                     connection with a Cashflow Report, a revised Cashflow Report shall be prepared in accordance with the Financial Schedule, taking account of the corrected Determination; or

                            (ii) in any other case, and subject to any
                     express provision in this Agreement, such necessary adjustments by way of payment between the Lessor and the Lessee shall be made as are required in order to leave the Lessor in the same after-Tax position as that in which it would have been if it had originally made the Determination as corrected.

                     (h) The foregoing provisions of this Clause 1.4 shall
              be without prejudice to the obligations of the Lessee to make payment of Rent or any other payment pursuant to this Agreement on the due date for payment in the amount demanded by the Lessor in accordance with the Lessor's original
              Determination.

                     (i) The Lessor shall be entitled to charge for (and the
              Lessee shall so pay) for the Cost of Management
              Time in respect of any matter undertaken or anything done at the request of the Lessee under this Clause 1.4 save and to the extent the Lessor would have undertaken that matter in any event or where the Lessor's Determination is subsequently established to be incorrect to the detriment of the Lessee by more than five thousand pounds-sterling
              (5,000) of the (corrected) Determination referred to in Clause 1.4(g) above.


2.     REPRESENTATIONS AND WARRANTIES

2.1    REPRESENTATIONS AND WARRANTIES BY THE LESSEE

              The Lessee acknowledges that the Lessor has entered or, as the case may be, shall enter into the Relevant Lease
       Documents to which it is, or is to be, a party in full reliance on representations by the Lessee in the terms set out in Part 1 of Schedule 4 and the Lessee warrants to the Lessor that the statements made in Part 1 of Schedule 4 are, as at the date of this Agreement, true and accurate.

2.2    REPRESENTATIONS AND WARRANTIES BY THE LESSOR

              The Lessor acknowledges that the Lessee has entered or, as the case may be, shall enter into the Lease Documents to which it is, or is to be, a party in full reliance on representations by the Lessor to the Lessee in the terms set out in Part 2 of Schedule 4 and the Lessor warrants to the Lessee that the statements made in Part 2 of Schedule
       4 are, as at the date of this Agreement, true and accurate.

2.3    REPETITION OF REPRESENTATIONS AND WARRANTIES

              The representations and warranties referred to in Clauses
       2.1 and 2.2 shall be deemed to be repeated on, and by reference to facts and circumstances at, each Instalment
       Date and the Delivery Date.

2.4    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

              The representations and warranties referred to in Clauses
       2.1 and 2.2 and the rights of the respective parties in respect thereof shall survive the execution and delivery of this Agreement and Delivery.

2.5    NOT PREJUDICED BY THE LESSOR'S INVESTIGATION

              The rights and remedies of the Lessor in relation to any misrepresentation or breach of warranty on the part of the Lessee or the Guarantor shall not be prejudiced by any investigation by or on behalf of the Lessor into the affairs of any person (other than the Lessor), by the Lessor being a party to the Relevant Lease Documents, by the performance of any of the Lease Documents or by any other act or thing which may be done or omitted to be done by the Lessor under any of the Relevant Lease Documents which would or might, but for this Clause 2.5, prejudice such rights and remedies, other than an express written waiver of such rights and remedies by the Lessor.

3.     CONDITIONS PRECEDENT

3.1    LESSOR'S CONDITIONS PRECEDENT

              The obligations of the Lessor under this Agreement and the other Relevant Lease Documents to which it is a party shall be subject to the prior satisfaction in full, or waiver or deferral in writing by the Lessor to the extent not so satisfied, of the conditions precedent set out in
       Part 1 of Schedule 5.

3.2    CONDITIONS PRECEDENT TO LESSOR'S PAYMENT OBLIGATIONS

              The obligation of the Lessor to make payment of any Instalment and to take delivery of the Vessel pursuant to the terms of the Shipbuilding Contract shall be subject to the prior satisfaction in full, or waiver in writing by the Lessor to the extent not so satisfied, of the conditions precedent set out in Part 2 of Schedule 5.

3.3    CONDITIONS PRECEDENT TO DELIVERY

              The obligation of the Lessor to take delivery of the Vessel pursuant to the terms of the Shipbuilding Contract and to deliver the Vessel to the Lessee under Clause 4.2 shall be subject to the prior satisfaction in full, or waiver in writing by the Lessor to the extent not so satisfied, of the conditions precedent set out in Part 3 of Schedule 5.

3.4    WAIVER OR DEFERRAL OF CONDITIONS PRECEDENT

                    (a) If any of the conditions precedent referred to in
              Clause 3.1, Clause 3.2 or Clause 3.3 are waived or deferred by the Lessor, the Lessor may attach to such waiver or deferral such requirements and further or other conditions as it thinks fit, and the Lessee shall fulfil, or procure fulfilment of, all such requirements or further or other conditions as may be notified by the Lessor to the Lessee, in accordance with the terms of such notification.

                    (b) If the Lessor agrees to make the payment of an
              Instalment or, as the case may be, deliver the Vessel to the Lessee on terms (express or otherwise) that any condition may be fulfilled after the relevant Instalment Date or, as the case may be, the Delivery Date, the Lessee shall (unless the Lessor shall have expressly otherwise agreed in writing) procure that such condition is fulfilled within such period after the relevant Instalment
              Date or, as the case may be, the Delivery Date as the Lessor may stipulate, and the Lessor shall be entitled to treat any failure by the Lessee so to procure as an immediate Termination Event.

       3.5    LESSEE'S CONDITIONS PRECEDENT

              The obligations of the Lessee under this Agreement and the other Relevant Lease Documents to which it is a party shall be subject to the prior satisfaction in full, or waiver or deferral in writing by the Lessee to the extent not so satisfied, of the conditions precedent set out in
       Part 4 of Schedule 5.


4.     LEASING AND DELIVERY AND ACCEPTANCE OF THE VESSEL

4.1    LEASING

                   (a) Subject to the provisions of this Agreement, the
              Lessor agrees to lease to the Lessee, and the Lessee agrees to lease from the Lessor, the Vessel on and subject to the terms and conditions herein contained.

                   (b) Upon the commencement of the leasing hereunder, the
              Vessel will be sub-leased immediately by the Lessee to the Sub-Lessee upon and subject to the terms and conditions contained in the Sub-Lease.

4.2    DELIVERY AND ACCEPTANCE OF THE VESSEL

              The Lessor and the Lessee hereby agree that, as between the Lessor and the Lessee, upon delivery of the Vessel to the Lessor pursuant to the terms of the Shipbuilding Contract, the Lessee shall become unconditionally bound to accept delivery thereof under this Agreement. Simultaneously with the delivery of the Vessel to the Lessor, the Lessee shall deliver to the Lessor an Acceptance Certificate duly executed by the Lessee and dated the date of such delivery. Such Acceptance Certificate shall, without further act, constitute irrevocable evidence of delivery of the Vessel to the Lessee hereunder and acceptance thereof for all purposes of this Agreement.

5.     DISCLAIMERS AND EXCLUSIONS, LESSOR'S COVENANTS

5.1    DISCLAIMERS AND EXCLUSIONS

                     (a)    The Lessee acknowledges and agrees that:

                            (i) the Vessel has been designed, manufactured,
                     assembled and constructed without reference to or involvement of the Lessor or any member of the Lessor's Group and that the Lessee alone has selected the Vessel for purchase by the Lessor pursuant to the Shipbuilding Contract and leasing by the Lessor to the Lessee hereunder and for sub-leasing by the Lessee to the Sub-Lessee under the Sub-Lease and for the purposes described in any Service Contract;

                             (ii) the Lessor has not made or given nor shall
                     be deemed to have made or given any term, condition, representation, warranty or covenant, express or implied (whether statutory or otherwise), as to the seaworthiness, suitability, capacity, age, state, value, quality, durability, condition, appearance, safety, design, construction, operation, performance, description, merchantability, satisfactory quality, fitness for use or purpose or any particular use or purpose or suitability of the Vessel or any part thereof, as to the absence of latent or other defects, whether or not discoverable, as to the absence of any infringement of any patent, trademark or copyright, as to the ability of the Vessel to satisfy the requirements of any law, rule, specification or contract pertaining thereto, or as to title to the Vessel or any other representation or warranty whatsoever, express or implied, with respect to the Vessel, all of which are hereby excluded; and

                             (iii) the Lessee is taking the Vessel on lease
                     and is sub-leasing the Vessel to the Sub-Lessee on an "as is, where is, and with all faults" basis, and that the Lessee's acceptance of Delivery from the Lessor in accordance with Clause 4.2 (Delivery and acceptance of Vessel) shall be conclusive evidence (except as against the Builder or the manufacturer of any part of the Vessel) that the Vessel is complete, in good order and condition, of satisfactory quality, fit for any purpose for which it may be intended or required, seaworthy in all respects, without defect or inherent vice whether or not discoverable by the Lessee, suitable in all respects and in every way satisfactory and without prejudice to the foregoing, complies in all respects with the Shipbuilding Contract.

                     (b) Save as otherwise expressly and specifically provided
              by this Agreement or any other Relevant Lease Document, the Lessee hereby waives as between itself and the Lessor and agrees not to seek to enforce, all its rights, express or implied (whether statutory or otherwise), whether against the Lessor in respect of the Vessel (or any part thereof) or against the Vessel or any part thereof (except rights arising out of any act or omission of the Lessor which is a breach by the Lessor of its express and specific obligations to the Lessee under this Agreement or any other Relevant Lease Document).

                     (c) The Lessor shall be under no obligation to provide
              to the Lessee or to any other person any replacement for the Vessel (or any part thereof) during any period when the Vessel (or any part thereof) is unavailable for use for any reason whatever nor, except where the unavailability for use arises solely as a result of the breach by the Lessor of its express and specific obligations to the Lessee under Clause 5.2 (Lessor's covenants) of this Agreement, otherwise to compensate the Lessee in respect of such unavailability for use.

                     (d) Save as expressly provided in this Agreement or the
              other Relevant Lease Documents, and without prejudice to the generality of Clauses 5.1 (a) and 5.1(b)
              (Disclaimers and exclusions), the Lessor shall be under no liability to the Lessee or any other person whatsoever and howsoever arising, and from whatever cause, and whether in contract, tort or otherwise, in respect of the satisfactory condition or fitness for purpose of the Vessel or any loss (consequential or otherwise), liability or damage of, or to, or in connection with, the Vessel or any part thereof
              (including delay in delivery thereof to the Lessee under this Agreement, or by the Lessee to any Sub-
              Lessee under any Sub-Lease or by the Sub-Lessee to any Service Contractor under any Service Contract, or thereafter or delay of any nature whatsoever) or any person or property whatsoever irrespective of whether such loss, liability or damage shall arise from any action or omission of the Lessor and whether or not the same shall arise from the Lessor's negligence, actual or imputed (other than any action or omission of the Lessor which is a breach by the Lessor of its express and specific obligations to the Lessee under the Relevant Lease Documents to which the Lessor is party).

       5.2    LESSOR'S COVENANTS ETC.

                     (a) The Lessor covenants to the Lessee that throughout
              the Lease Period the Lessor (other than through the acts or omissions of any Security Party, or any Security
              Party's agents or representatives, acting as agent or representative of the Lessor) will not, otherwise than pursuant to its rights under any of the Relevant Lease Documents or which may exist under any applicable law as a result of the occurrence of any Termination Event which is continuing and except as may be required by law or any ruling or recommendation of any Government
              Entity compliance of which is customary for the Lessor, interfere with the quiet use, possession and quiet enjoyment of the Vessel by the Lessee. The Lessee acknowledges that the covenant by the Lessor contained in this Clause 5.2(a) is, as between the Lessor and the Lessee, the sole covenant by the Lessor in respect of quiet enjoyment and is in substitution for, and to the exclusion of, any other covenant for quiet enjoyment which may have otherwise been given or implied at law or otherwise, all of which are hereby expressly excluded and waived by the Lessee. The provisions of this Clause 5.2(a) are, however, without prejudice to the Lessor's obligations under Clause 5.2(b).

                     (b) The Lessor covenants with the Lessee that, subject
              to the proviso in this Clause 5.2(b), throughout the Lease Period the Lessor shall not create or permit to arise or suffer to exist any Lien on the Vessel which arises solely from, or solely as a result of:

                             (i) any claim against or affecting the Lessor
                     (including any claim in relation to any other vessel of which the Lessor is the beneficial owner) and chartered by it otherwise than to the Lessee or any other member of the Guarantor's Group that is not related to, or does not arise directly or indirectly as a result of, the transactions contemplated by this Agreement or any of the other Lease
                     Documents; or

                             (ii) any act or omission of the Lessor that is not related to, or does not arise directly or indirectly as a result of, the transactions contemplated by this Agreement or any of the other Lease Documents; or

                             (iii) any Taxes imposed upon the Lessor, other
                     than those in respect of which the Lessor is required to be indemnified against by the Lessee or by any other person under this Agreement or under any of the other Lease
                     Documents; or

                             (iv) any act or omission of the Lessor (but not
                     of any Security Party or any Security Party's agents or representatives acting as agent or representatives of the Lessor) constituting a breach by the Lessor of its express and specific obligations under this Agreement or the other Relevant Lease Documents; or

                             (v) any act or omission of the Lessor which
                     constitutes the wilful misconduct of or
                     recklessness by the Lessor,

                            PROVIDED THAT if any of (i),(ii),(iii),(iv)
              or (v) above applies to any Lien, the Lessor shall not be liable to pay or discharge the same, or the amount of the same or remove the same, if adequate reserves for the payment of such amount have been provided and such Lien is being disputed by the Lessor or any other person on its behalf in good faith and in a manner effectively staying such Lien and the continued existence of such Lien does not involve any reasonable likelihood of the arrest of the Vessel or the sale, forfeiture or loss of, or any interest in, the Vessel
              (or any part thereof) and without prejudice to the foregoing, if the Vessel is at any time during the Lease Period:

                             (i) arrested, seized, taken into custody or
                     otherwise detained by any court or other tribunal or by any Government Entity; or

                             (ii) subjected to distress by reason of any
                     process, claim, the exercise of any rights conferred by a Lien or by any other action whatsoever in either event arising out of the use or
              operation of any other vessel for the time being operated by the Lessor or owned or chartered in by the Lessor which vessel is not chartered to the Lessee or any other member of the Guarantor's Group (and if the Lessor fails in accordance with its aforementioned obligations to secure the release of the Vessel or fails to discharge the liability in respect of which the Vessel has been arrested, seized, taken into custody, detained or subjected to distress as aforesaid), the Lessee shall be entitled:

                                 (a) to act as agent for the Lessor for the
                     purpose of securing the release of the Vessel;

                                 (b) to discharge such liability; and

                                 (c) to be indemnified by the Lessor and held
                     harmless against all direct losses (including loss of hire) and expenses so incurred by it.

                     (c) The Lessor acknowledges that it shall not be entitled
              to, and covenants with the Lessee that it shall not, serve a notice upon a Payment Bank in accordance with clause 5.4 of the Payment Agreement to which such Payment Bank is a party (the "RELEVANT PAYMENT
              AGREEMENT") unless any of the following shall have occurred:

                              (i) a Termination Event; or

                              (ii) an Acceleration Notice has been given; or

                              (iii) a Total Loss of the Vessel; or

                              (iv) the Lessee shall have given a notice to the
                     Lessor under Clause 6.4, 21.4(A), 21.4(B),
                     21.4(C) 21.4(D) or 21.4(E); or

                               (v) the circumstances described in clause 5.5 of
                     the Relevant Payment Agreement; or

                               (vi) a Payment Bank Event of Default with
                     respect to such Payment Bank (which event and any notice served by the Lessor on a Payment Bank as a consequence thereof shall, for the avoidance of doubt, not have any effect on the rights and obligations of the Lessor or the Lessee under this Agreement and the other Lessor Documents).

                     (d) The Lessor covenants with the Lessee that if the
              circumstances described in clause 5.1, 5.2 or 5.3 of either Payment Agreement occur and:

                               (i) the relevant Payment Bank does not exercise
                     its rights pursuant to such clause 5.1, 5.2 or, as the case may be 5.3 to make the payment described in clause 5.7 of the relevant Payment
                     Agreement to the Lessor or at the Lessor's direction; and

                               (ii) the Lessor does not exercise its rights
                     pursuant to clause 5.6 of the relevant Payment Agreement to require the relevant Payment Bank to make the payment described in such clause
                     5.7 to the Lessor or at its direction, or to a Replacement Payment Bank (as such term is defined in clause 5.4 of the relevant Payment Agreement), then upon receiving a written request from the Lessee, the Lessor will exercise its rights pursuant to such clause 5.6 to require the relevant Payment Bank to make the payment described in such clause 5.7 either to the Lessor or at its direction (it being acknowledged that the Lessor shall be entitled to decide as to where the payment is to be made in this regard) or to an entity proposed by the Lessee to be the "REPLACEMENT PAYMENT BANK".

5.3    UNFAIR CONTRACT TERMS ACT 1977

              Without prejudice to the indemnities of the Lessor by the Lessee contained in any of the Relevant Lease Documents, nothing in this Clause 5 shall afford to the Lessor any wider exclusion of any liability of the Lessor to any person for death or personal injury than the Lessor may effectively exclude having regard to the provisions of the Unfair Contract Terms Act 1977.

5.4    QUIET ENJOYMENT WITH RESPECT TO THE SUB-LESSEE AND SERVICE
       CONTRACTORS

              The Lessee will cause the provisions of Clause 5.1 to be made known to the Sub-Lessee and will procure that the Sub-Lessee confirms to the Lessor, prior to the commencement of the sub-leasing, that it accepts and agrees to be bound by the provisions of Clause 5.1. The Lessor will, upon being requested to do so by the Lessee, provide a letter to the Service Contractor in form and content mutually acceptable to the Lessor and the Lessee (each acting reasonably).

6.     LEASE PERIOD

6.1    PRIMARY PERIOD

              The leasing of the Vessel hereunder shall commence on the Delivery Date and shall, subject to this Clause 6, continue until the Primary Period End Date unless earlier terminated in accordance with this Agreement.

6.2    SECONDARY PERIOD

       6.2.1 The Lessee may, by written notice to the Lessor to be received by the Lessor no later than one month prior to the date upon which the leasing of the Vessel under this Agreement would otherwise expire by effluxion of time request that the leasing of the Vessel be extended for a Secondary Period (or, as the case may be, a further Secondary Period). Any notice once given by the Lessor pursuant to this Clause 6.2 may only be withdrawn with the written consent of the Lessor.

       6.2.2 The continuation of the leasing under Clause 6.2.1 shall be subject to:

              (i) no Termination Event having occurred and being continuing; and

              (ii) evidence in form and substance satisfactory to the Lessor of the Vessel not having reached and not being likely to reach during the relevant Secondary Period, the end of its useful economic life and remaining, during such Secondary Period, safe and capable of performing the function which it is carrying out at the time of the commencement of the proposed Secondary Period.

6.3    ACCELERATION

       6.3.1 The Lessor shall be entitled, by giving to the Lessee not less than thirty (30) days' written notice to expire on the first day of the Lessor's Accounting Period immediately following the twelfth (12th) anniversary of the Delivery Date, to require the Lessee to terminate the leasing of the Vessel under this Agreement and pay to the Lessor a Rental (the "ACCELERATION RENT") with respect to the Vessel. The Acceleration Rent shall be of an amount equal to the Termination Rent (as calculated in accordance with Part 4 of the Financial Schedule) which would have been payable on the day the Acceleration Rent is payable, if that date had in fact been the Termination Payment Date (such that, in particular, the Termination Assumption set out in paragraph 4.5.2(e) of the Financial Schedule is applied in calculating such Termination Rent). The Acceleration Rent shall be subject to adjustment in accordance with Part 4 of the Financial Schedule as if it were a Termination Rent.

       6.3.2 The Lessee shall be entitled, upon giving notice in writing to the Lessor seven (7) months prior to the first day of the Lessor's Accounting Period immediately following the twelfth
       (12th) anniversary of the Delivery Date, to request the Lessor to submit to the Lessor's normal credit approval process either of the following proposals:

                  (i) that the Lessor waive its entitlement described in
              Clause 6.3.1 or extend the date upon which the Lessor is entitled to exercise its option described in Clause 6.3.1; or

                  (ii) to approve one or more banks or financial institutions to assume the obligations then existing of the Payment
              Banks;

              and the Lessor agrees that it will make such a submission PROVIDED THAT the Lessee acknowledges and agrees that the Lessor shall be entitled to accept or reject either proposal (including approving or disapproving the identity of any such bank or financial institution) in its absolute discretion without giving any reasons for such acceptance or rejection and that if the Lessor accepts either proposal, such acceptance shall be conditional upon any requirements (whether in regard to documentation or otherwise) which the Lessor may, in its absolute discretion, specify. Furthermore, the Lessee agrees that the Lessor shall not be obliged to reveal any details of its internal credit or other procedures or the reasons for any decision made in any particular case.

6.4    VOLUNTARY TERMINATION

              If the Lessee has, pursuant to its rights in Clause 19.2 (Sale of the Vessel), arranged a sale of the Vessel in accordance with the provisions of Clause 19.2, the Lessee shall have the right exercisable upon at least fifteen (15) days' written notice to the Lessor (which notice, once given, shall be irrevocable) to terminate the leasing of the Vessel hereunder or, if Delivery has not then occurred, the right of the Lessee to take the Vessel on lease, on the date specified in such notice (which shall be the date upon which such sale is to be completed) PROVIDED THAT the Lessee shall only be entitled to exercise the right of voluntary termination under this Clause
       6.4 if no Termination Notice has been served upon it.

7.     RENT

7.1    PRE-LEASE PERIOD RENTAL

              During the Pre-Lease Period no rental shall be payable by the Lessee to the Lessor in respect of the hiring of the Vessel.

7.2    PRIMARY PERIOD RENT

              The Lessee shall pay to the Lessor, in respect of the Primary Period, a Primary Period Rent on each Rent Payment Date throughout the Primary Period, each such Primary Period Rent to be calculated in accordance with the provisions of the Financial Schedule. Each such amount of Primary Period Rent shall be subject to adjustment and supplement in accordance with the provisions of the Financial Schedule.

7.3    SECONDARY PERIOD RENT

              The Lessee shall pay to the Lessor on the first day of each Secondary Period a Secondary Period Rent calculated in accordance with paragraph 1.2 of the Financial Schedule.

7.4    ADDITIONAL RENT

              The Lessee shall, on the dates ascertained in accordance with the Financial Schedule (or, if no such date is specified, upon written demand by the Lessor), pay all amounts calculated and due to the Lessor under the Financial Schedule and expressed to be payable by way of additional Rent.

8.     PAYMENTS

8.1    LESSOR'S ACCOUNT

              Each payment to be made by the Lessee to the Lessor in Sterling pursuant to this Agreement shall be made from a bank account in the United Kingdom in Sterling in cleared funds for value on the due date by means of CHAPS to the account of the Lessor with the Bank at its branch at 71 Lombard Street, London EC3P 3BS, England, account number 0439687, sort code 30-00-02, or to such other bank account in the United Kingdom as the Lessor may from time to time designate by not less than ten (10) Business Days' notice to the Lessee. Any payment which is to be made to the Lessor in a currency other than Sterling pursuant to this Agreement shall be made to such account as the Lessor shall notify the Lessee in writing.

8.2    PAYMENTS UNCONDITIONAL

              The Lessee's obligation to pay Rent and make other payments, and perform any obligations, owed to the Lessor pursuant to or in connection with this Agreement or any of the other Relevant Lease Documents to which it is a party shall, subject to Clause 23.1, be absolute and unconditional and shall not be affected by and shall be irrespective of any contingency whatsoever including (but not limited to):

                   (a) any right of set-off, counterclaim, recoupment,
              defence, deduction, withholding or other right;

                   (b) any unavailability of the Vessel for any reason,
              including, but not limited to, requisition thereof, or any prohibition or interruption of or other restriction against the Lessor's, the Lessee's, the Sub-Lessee's, any Service Contractor's or any other person's use, operation or possession of the Vessel, any interference with such use, operation or possession or failure to deliver any part of the Vessel or any lack or invalidity of title or any other defect in the title, suitability, seaworthiness, satisfactory quality, merchantability, fitness for any purpose, condition, appearance, safety, design, or operation of any kind or nature of the Vessel, or the ineligibility of the Vessel for any particular use or trade, or for want of registration or the absence or withdrawal of any permit, licence, authorisation or other documentation required under the applicable law of any relevant jurisdiction for the ownership, leasing, use, operation or location of the Vessel, or (subject to Clause
              10.1(a) (Total Loss)) the Total Loss of, or any damage to, the Vessel or any part thereof;

                   (c) any insolvency, bankruptcy, winding-up,
              administration, reorganisation, reconstruction, arrangement, readjustment or rescheduling of debt, dissolution, liquidation or similar proceedings by or against the Lessor, the Bank, the Lessee or any other person
              (whether a party to any Lease Document or not);

                   (d) any invalidity or unenforceability or lack of due
              authorisation of, or other defect in, this Agreement or any of the other Lease Documents or any particular provision hereof or thereof;

                   (e) any failure or delay on the part of any party, whether with or without fault on its part, duly to perform or comply with its obligations under this Agreement or any of the other Lease Documents; and

                   (f) any other case which but for this provision would or
              might have the effect of terminating or in any way affecting any obligation of the Lessee hereunder,

              (but without prejudice to the rights of the Lessee to damages or specific performance or any other injunctive relief in respect of this Agreement or any of the other Relevant Lease Documents) it being the declared intention of the parties that the provisions of this Clause 8 and the obligations of the Lessee to pay Rent and make other payments in accordance with this Agreement and the other Relevant Lease Documents shall survive any frustration and that save as expressly and specifically provided in this Agreement no moneys payable or paid hereunder by the Lessee to the Lessor shall in any event or circumstances be repayable to the Lessee.

8.3    INTEREST ON OVERDUE AMOUNTS

                    (a) If, subject to Clause 23.1, any amount payable by
              the Lessee to the Lessor under this Agreement or any of the other Relevant Lease Documents is not paid in full on the date such amount becomes due and payable hereunder or thereunder, the Lessor shall (without prejudice to the rights of the Lessor under Clause 21 (Termination provisions)) be entitled, in addition, to demand interest on the unpaid sum at the Default Rate from and including such date to and including the date of actual payment (after as well as before judgment). Such interest at the Default Rate shall accrue on a day to day basis and be compounded quarterly.

                    (b) If any amount payable by the Lessor to the Lessee
              under this Agreement or any of the other Relevant Lease Documents is not paid in full on the date such amount becomes due and payable hereunder or thereunder, the Lessee shall be entitled, in addition, to demand interest on the unpaid sum at LIBOR from and including such date to and including the date of actual payment (after as well as before judgment). Such interest shall accrue on a day to day basis and be compounded quarterly.

                    (c) All interest under this Clause 8.3 shall be calculated on the basis of the actual number of days elapsed and
              (i) a three hundred and sixty-five (365) day year in relation to Sterling amounts (or, where market practice in the London Inter-Bank Market differs, in accordance with market practice in the London Inter-Bank Market) and amounts in other currencies where that is the normal bank basis for interest calculations under the relevant currency, or (ii) a three hundred and sixty
              (360) day year for amounts in other currencies.

8.4    TIME OF THE ESSENCE

              Punctual payment of amounts payable by the Lessee to the Lessor and performance by the Lessee of each of its obligations under this Agreement shall, subject to any express periods of grace set out in Clause 21.1 (Termination provisions) and as otherwise agreed in writing by the Lessor, be of the essence and shall be conditions of this Agreement.

8.5    BUSINESS DAYS

              If any payment under this Agreement or any other Relevant Lease Document is due on a day which is not a Business Day, it shall, unless expressly provided to the contrary in this Agreement or the relevant other Relevant Lease Document, be paid on the immediately succeeding Business Day, together with interest from the due date, on a daily basis at LIBOR for the relevant period, unless that day falls in the calendar month succeeding that in which the date on which the payment is due falls, in which case it shall be due on the immediately preceding Business Day, but the amount of such payment shall not be adjusted in consequence thereof.

8.6    APPLICATION OF PAYMENTS

              If the Lessee shall pay to the Lessor, or the Lessor shall otherwise recover, any amount expressed to be payable under this Agreement or any of the other Relevant Lease Documents in an amount less than the total amount then due, or due and outstanding, the sum so paid may be applied by the Lessor (irrespective of any contrary appropriation by the Lessee) in or towards satisfaction of such amounts which are due for payment under this Agreement and the other Relevant Lease Documents in such manner or order and at such time as the Lessor may think fit.


9.     COVENANTS CONCERNING INSURANCES

9.1    INSURANCES IN RESPECT OF THE VESSEL

              The Lessee hereby covenants with the Lessor and undertakes that, throughout the Lease Period and thereafter until sale of the Vessel, it will:

                   (a) insure and keep the Vessel insured free of cost and
              expense to the Lessor and in the joint names of the Lessee and the Lessor, without liability on the part of the Lessor for premia or calls (each as their interests may appear) in respect of claims arising in connection with the ownership or operation of the Vessel:

                          (i) against fire and usual marine risks (including
                     Excess Risks to the extent not covered under the Liability Insurances) and war risks, on an agreed value basis in accordance with the practice from time to time of prudent owners of similar types of vessel as the Vessel, provided that the amount of such insurances shall be equal to or greater than the highest Tax
                     Written Down Value for the Vessel for the period of such insurances; and

                          (ii) against protection and indemnity risks
                     (including oil pollution liability) on terms and conditions which are the same or substantially the same as the insurance taken out with respect to the same risks by other owners of comparable size and standing operating similar types of vessel as the Vessel in the jurisdictions where the Vessel is being operated at the relevant time and which is reasonably available to the Lessee (taking into account the provisions of this Agreement and the fact that although the Lessor is the owner of the Vessel it has no operational interest in the Vessel) and shall be in an amount of two hundred million Dollars ($200,000,000) any one occurrence or such greater amount as is either
                     (x) the general practice from time to time of owners of equivalent tonnage to and similar types of vessel as the Vessel to obtain in the jurisdiction(s) in which the Vessel is being operated at the time when such general practice is being determined (provided such greater amount is reasonably obtainable by the Lessee) or (y) required by any rules, regulations, laws, treaties or conventions of the Flag State from time to time or of the jurisdiction in which the Vessel is being operated at any particular time or (z) following a Change of Law with respect to an Environmental Law in a jurisdiction in which the Vessel is being operated at any particular time, and the Lessor reasonably determining that such a Change of Law has resulted in the actual or potential liability of the Lessor with respect to an Environmental Claim increasing above the Lessor's liability as at the date of this Agreement under the Oil Pollution Act of 1990, as amended, of the United States of America
                     (the "MEASURED LIABILITY"), the amount of such increase in liability over the Measured Liability or, where the Vessel is employed in the storage of hydrocarbons, for the amount which is the general practice from time to time of owners of comparable size and standing operating similar types of vessels as the Vessel employed in such use in jurisdictions in which the Vessel is being operated at any particular time;

                     and in each case the Lessor may rely upon the advice of
              its legal, insurance and other advisers and the Lessee further agrees that the Lessor shall be deemed to have acted reasonably in connection with any Lessor Action under or in connection with this Clause 9 if the Lessor has relied upon any such advice of its legal, insurance or other advisers;

                     (b) if the Lessor requires an increase in the amount
              insured in respect of oil pollution liability risks in accordance with the provisions of Clause 9.1(a)(ii), the Lessee shall effect such increase within ten (10) Business Days of being notified by the Lessor to effect such increase or, if later, the date upon which such increase is required pursuant to the rules, regulations, laws, treaties or conventions referred to in Clause 9.1(a)(ii)(y) or, as the case may be, the date upon which the Change of Law referred to in Clause 9.1(a)(ii)(z) comes into effect;

                     (c) effect the Insurances, including the Liability
              Insurances aforesaid in Dollars (where appropriate in an equivalent amount at the time of each renewal of the Insurances to the amount required expressed in Sterling) or such other freely transferable and convertible currency acceptable to the Lessor and through the Approved Brokers or such other insurance companies and/or underwriters or by entry of the Vessel with a mutual insurance association or club;

                     (d) punctually pay all premiums, calls, contributions
              or other sums payable in respect of all such Insurances and to produce all relevant receipts or other evidence of payment when so required by the Lessor and, in the event that any premium or call is charged to be levied upon the Lessor, the Lessee shall forthwith reimburse the Lessor with any amount so paid;

                     (e) at least ten (10) Business Days (or such shorter
              period as the Lessor may from time to time agree) before the relevant policies, contracts or entries expire, notify the Lessor of the names of the marine and war risks brokers and/or the war risks or protection and indemnity risks associations and/or underwriters proposed to be employed by the Lessee for the purposes of the renewal of such Insurances and of the amounts in which such Insurances are proposed to be renewed and the risks to be covered and, subject to compliance with the provisions of this Clause 9.1, procure that appropriate instructions for the renewal of such Insurances are given to the Approved Brokers and/or to the approved war risks and protection and indemnity risks associations at least ten (10) days (or such shorter period as the Lessor may from time to time agree) before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity risks associations and/or approved underwriters will at least seven (7) days before such expiry (or within such shorter period as the Lessor may from time to time agree) confirm in writing to the Lessor as and when such renewals have been effected in accordance with the instructions so given;

                     (f) if any of the Insurances referred to in Clause
              9.1(a)(i) form part of a fleet cover for the Lessee or the Guarantor and any Subsidiaries (US), and such Approved Brokers are or would be entitled to exercise rights of set-off or cancellation in relation to claims under such Insurances relating to the Vessel for non-payment of premiums in respect of other vessels covered by the same Insurances, the Lessee shall use all reasonable endeavours (having regard to the then current market practice including the practice prescribed by the Lloyd's Insurance Brokers' Committee and/or any other professional association of which the Approved Brokers are members) to procure that the Approved Brokers shall undertake to the Lessor:

                           (i) not to exercise against the policy or against
                     any claims in respect of the Vessel any Lien or right of set-off for unpaid premiums in respect of vessels other than the Vessel covered under such fleet cover or for unpaid premiums in respect of any other such policies of insurance; and

                           (ii) not to cancel the Insurances for the Vessel by reason of the non-payment of premiums for vessels covered by such fleet cover,

                           or, in lieu of the undertakings referred to in
              paragraphs (i) and (ii), shall instruct the Approved Brokers to issue a separate policy of insurance in respect of the Vessel as and when the Lessor may so require;

                     (g) promptly arrange for the execution and delivery of
              such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association in accordance with its rules or the terms of entry of the Vessel;

                     (h)    procure:

                            (i) that all original slips, cover notes, policies,
                     certificates of entry and other instruments of insurance issued from time to time shall forthwith be deposited with the Approved
                     Brokers in respect of those of the Insurances in respect of the Vessel which are effected through Approved Brokers; and

                            (ii) that the interest of the Lessor shall be
                     endorsed on the Insurances referred to in Clause 9.1(a)(i) and (ii) by noting the interests of the Lessor on the policies and by the endorsement of the Loss Payable Clause on the policies in respect of the Hull Insurances;

                     (i) procure that the Approved Brokers or the insurers
              and any protection and indemnity or war risks association or the war risks insurers in which the Vessel may from time to time be entered or with whom cover may be placed shall deliver to the Lessor a letter or letters of undertaking in such form as the Lessor may reasonably require having regard to the then current market practice and the practices prescribed by the "International Group" of protection and indemnity associations or successor association or body and/or the Lloyd's Insurance Brokers' Committees and/or any other professional association of which the Approved
              Brokers are members;

                     (j) comply with the terms and conditions of the
              Insurances, not do, consent to or permit any act or omission which might invalidate or render unenforceable the whole or any part of the Insurances and not (without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe) employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) and within the geographical limits thereof; and

                     (k) supply to the Lessor all necessary information,
              documentation and assistance which may be required by the Lessor from time to time in respect of the Insurances and in connection with making any claim under the Insurances,

              PROVIDED HOWEVER THAT if, in the event of requisition of the Vessel for hire, it is proved to the satisfaction of the Lessor that such requisition is upon terms whereby the requisitioning authority has assumed the responsibility of the Lessee to the Lessor to indemnify or recompense it in respect of or otherwise to make good all losses which would ordinarily be covered by the insurance required to be effected by the Lessee under this Agreement, the Lessee shall be relieved from its insurance obligations under this Agreement in respect of such period of requisition or in the event that the requisitioning authority shall have assumed only a partial responsibility as aforesaid, the insurance obligations of the Lessee under this Agreement shall be modified in such manner and to such extent as the Lessor may approve in its absolute discretion having regard to the insurance provisions contained in this Agreement.

9.2 If, at the time of any renewal of the Insurances, there is, in the opinion of the Lessor acting reasonably:

                  (a) any material adverse change in the credit standing or
              claims payment record of the relevant insurer or war risks or protection and indemnity association; or

                  (b) any material adverse change in the terms on which the
              relevant Insurances are placed; or

                  (c) any change affecting the insurance market which may
              have, or may be likely to have, a material adverse effect on the Insurances in respect of the Vessel,

              then the Lessor may, having consulted with its insurance advisers, stipulate reasonable requirements for the Insurances in the light of such changes. If the Lessor has stipulated such requirements to the Lessee, the Lessor and the Lessee shall (at the cost of the Lessee) respectively cause their insurance advisers to meet to consider the Lessor's requirements and, if such advisers do not agree promptly with respect to such requirements, the matter shall be referred to an appropriate independent insurance adviser agreed by the Lessor and the Lessee. In the absence of agreement as to an appropriate independent insurance adviser, either the Lessor or the Lessee may request the President for the time being of the Law Society to appoint an appropriate independent insurance adviser who shall act as an expert and not as an arbitrator and whose assessment with respect to such requirements shall be final and binding on the Lessor and the Lessee.

              If the insurance advisers of the Lessor and the Lessee agree with respect to such requirements and on the changes required to be effected to the then current insurance requirements or if the independent insurance adviser, appointed by the President of the Law Society, stipulates changes required to be effected to the then current insurance requirements then
       (a) the Lessee shall, at its own cost, promptly, and in any event within sixty (60) days of such agreement, or as the case may be stipulation, effect or procure that there is effected such requirements and (b) the Lessor shall be entitled, at the Lessee's cost, to effect contingent third party liability insurances for the Lessor and members of the Lessor's Group to cover such requirements.

9.3    COLLECTION OF CLAIMS

              The Lessee shall do all things necessary and provide all documents, evidence and information to enable the Lessor to collect or recover all moneys which shall at any time become due to the Lessor in respect of the Insurances.

9.4    APPLICATION OF RECOVERIES

              The Lessee shall apply all sums receivable under the Insurances which are paid to it in accordance with the Loss Payable Clauses.

9.5    OTHER INSURANCES AND ASSUREDS

              The Lessee shall not, without the prior written consent of the Lessor, during the Lease Period take out additional insurances for the Lessee's sole benefit, or permit the Lessee or the Lessor to be named insured in insurances with respect to the Vessel, other than as required under this Agreement, where such additional insurances will or may prejudice the Insurances or recovery thereunder or will exceed the amount permitted by the warranties or other conditions of the Insurances (unless the insurers under the Insurances have consented thereto) and will, upon the Lessor's request, immediately furnish the Lessor with particulars of any such additional insurances (including copies of any cover notes or policies) and of the written consent of the insurers under the Insurances in any case where such consent is necessary. The
       Lessor acknowledges that the provisions of this Clause 9.5 are without prejudice to the Lessee's right to take out loss of hire insurances in respect of the Vessel in accordance with usual market practice.

9.6    ENCUMBRANCES

              The Lessee shall not create or permit to exist any Lien over the Lessee's interest in the Insurances or any Requisition
       Compensation save as contemplated by this Agreement.

9.7    BROKER'S REPORT

              On the date of this Agreement and on each date when the Insurances are renewed, the Lessee shall, at its own expense, furnish or cause to be furnished to the Lessor evidence that the Insurances have been placed in accordance with this Clause 9 and are in full force and effect together with an opinion signed by a firm of insurance brokers other than the Approved Brokers stating that the Insurances then in effect are consistent with the requirements for the Insurances under this Agreement and in compliance with the terms of this Clause 9.

9.8    OMISSION TO COMPLY WITH INSURANCE PROVISIONS

              If at any time the Lessee shall fail to comply with:

                   (a) any of the provisions of this Clause 9 in relation to
              or in connection with all or any part of the Liability Insurances and the Vessel; or

                   (b) any of the material provisions of this Clause 9 in
              relation to or in connection with all or any part of the Hull Insurances and the Vessel,

              then the Lessor shall be entitled (at the Lessee's cost and expense), either (i) to procure such insurance or entries in a war risks association and/or protection and indemnity association or associations in accordance with the aforesaid provisions, or (ii) at any time whilst such failure is continuing to require the Vessel to remain in port or, as the case may be, to proceed to and remain in a port designated by the Lessor until such provisions are fully complied with, or both, but without prejudice to the right of the Lessor in any such case to treat such failure as being within Clause 21 (Termination provisions). Rent shall continue to accrue during such time and any expense incurred by the Lessor in relation to or in connection with any of the arrangements described above shall be recoverable from the Lessee on demand.

9.9    LESSOR'S INSURANCE

              Any insurance effected by the Lessor which the Lessee is not obliged to effect under this Clause 9 shall not be brought into account in relation to any claim under any indemnity in favour of any Indemnified Person under any of the Lease
       Documents.

10.    TOTAL LOSS AND DAMAGE

10.1   TOTAL LOSS

                     In the event of:

                   (a) a Total Loss occurring prior to Delivery, the
              obligation of the Lessor to lease the Vessel to the Lessee shall terminate on the Date of Total Loss; or

                   (b) a Total Loss occurring during the Lease Period, the
              Lease Period shall end on the Date of Total Loss and the obligation of the Lessee to pay Rent (other than any Termination Payment) under Clause 7 (Rent) becoming due on any Rent Payment Date which falls on or after the Date of Total Loss shall cease; and

              the Lessee shall (without prejudice to the obligations of the Lessee pursuant to any provision of this Agreement or the Relevant Lease Documents to pay to the Lessor all sums which may become due to the Lessor or be ascertained after the Date of Total Loss) pay to the Lessor, as compensation for the Lessor's full financial loss consequent upon such termination, the amounts set out below and on the dates prescribed below for those amounts (but subject always to its application both before and after the date on which such payment is made, to the provisions of the Financial Schedule):

                    (i) if (during the Lease Period) on or after the Date
              of Total Loss but before the Settlement Date there falls a day which, if the leasing of the Vessel had not terminated, would have been a Rent Payment Date, the Lessee shall on that Rent Payment Date pay to the Lessor an amount equal to the Rent which would have become payable had the Total Loss not occurred; and

                    (ii) on the Settlement Date, the Lessee shall pay to the
              Lessor an amount equal to the aggregate of:

                           (A) the Termination Payment calculated for the
                     Settlement Date;

                           (B) all instalments of Rent (if any) which have
                     become due prior to the Date of Total Loss and remain unpaid; and

                           (C) all other amounts due and payable from the
                     Lessee to the Lessor pursuant to any Relevant
                     Lease Document, including, without limitation, any Broken Funding Costs (less any Broken
                     Funding Gains).

10.2   APPLICATION OF TOTAL LOSS PROCEEDS

              All moneys received by the Lessor from insurers in respect of a Total Loss and all Requisition Compensation received by the Lessor shall be applied by the Lessor as follows:

                   (a) first, in retention by the Lessor of an amount equal
              to one per cent. (1.0%) of the amount by which the Total
              Loss Proceeds exceed the applicable Termination Rent;

                   (b) secondly, any balance remaining shall be paid to the
              Lessee by way of rebate of Rent.

10.3   DATE OF TOTAL LOSS

              For the purposes of this Agreement, a Total Loss in respect of the Vessel shall be deemed to have occurred:

                    (a) in the case of an actual total loss of the Vessel at
              noon (London time) on the actual date the Vessel was lost or, if such date is not known, on the date on which the Vessel was last reported;

                    (b) in the case of constructive total loss of the Vessel,
              on the date and at the time notice of abandonment of the Vessel is given to the insurers of the Vessel for the time being (provided a claim for such constructive total loss is admitted by the insurers) or, if the insurers do not admit such a claim, on the date and time at which a constructive total loss is subsequently adjudged by a competent court of law to have occurred;

                    (c) in the case of a compromised or arranged total loss,
              on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of the Vessel;

                    (d) in the case of Compulsory Acquisition, on the date
              on which the relevant requisition of title or other compulsory acquisition occurs; and

                    (e) in the case of hijacking, theft, condemnation,
              confiscation, capture, detention or seizure of the Vessel (other than where the same amounts to Compulsory Acquisition of the Vessel) which deprives the Lessee or, as the case may be, any Sub-Lessee of the use of the Vessel for more than one hundred and eighty (180) days, upon the expiry of the period of one hundred and eighty (180) days after the date upon which the relevant hijacking, theft, condemnation, confiscation, capture, detention or seizure occurred.

              The date on which a Total Loss shall be deemed pursuant to this Clause 10.3 to have occurred is referred to as the "DATE
       OF TOTAL LOSS".

10.4   DAMAGE CLAIMS

              In the event of repairable damage occurring to the Vessel any insurance moneys receivable in respect thereof shall be paid to the Lessee.

10.5   THIRD PARTY CLAIMS

              Any insurance moneys paid under the Liability Insurances shall be paid to the person to whom the liability (or alleged liability) covered by such insurances or entry was incurred, or to the person otherwise entitled to it.

10.6   INSUFFICIENT INSURANCE RECOVERY

              In the event of repairable damage to the Vessel or a liability or alleged liability covered by the Insurances taken out or entries made referred to in Clause 9.1(a) (Insurance undertakings) being incurred or alleged, and if the insurance moneys paid in respect thereof are insufficient to pay the cost or estimated cost of making good or repairing such damage or discharging the liability or alleged liability, the Lessee will pay the deficiency.

10.7   NOTICE OF ABANDONMENT

              The Lessee shall, subject to the prior written consent of the Lessor, be entitled to determine whether or not a case has arisen for the giving of notice of abandonment to abandon the Vessel to the insurers and/or claim a constructive total loss and the Lessee is hereby authorised by the Lessor, following the Lessor's consent as specified above, to give such notice of abandonment if the Lessee so determines. Such consent by the Lessor shall not be unreasonably withheld if the Lessor is indemnified to its satisfaction against any Loss or exposure by virtue of the failure of any Assumption which has occurred, or which the Lessor reasonably considers may occur, in connection with the giving of such notice of abandonment or the Total Loss of the Vessel. Furthermore any consent given by the Lessor shall be deemed to be subject to the condition that if, after the delivery of a notice of abandonment prior to a Total Loss of the Vessel, any Assumption fails or, in the Lessor's reasonable opinion becomes likely to fail in connection therewith, the Lessee shall indemnify the Lessor to the Lessor's satisfaction to cover any increased exposure arising or which may arise by virtue of that failure which might arise from the giving of such notice of abandonment or the Total Loss of the Vessel.

10.8   FURTHER ACTION ON PART OF LESSOR

                   (a) If the Lessee is, pursuant to Clause 10.7 above,
              entitled to give a notice of abandonment, the Lessor shall upon the request and at the cost of the Lessee promptly execute such documents as may be required to enable the Lessee to abandon the Vessel to the insurers and/or claim a constructive total loss of the Vessel and the Lessor shall, provided that the Lessor is indemnified to its reasonable satisfaction against its cost of so doing, give the Lessee all reasonable assistance in pursuing the said claim, provided that the Lessor may (taking into account paragraph (b) below) in its absolute discretion, refuse to permit the Lessee or any person claiming through the Lessee to pursue any such claim in the name of the Lessor or any other member of the Lessor's Group.

                   (b) The Lessor shall, at the request of the Lessee
              consult with the Lessee for a period not exceeding thirty (30) days in good faith if the Lessee or any person claiming through the Lessee requests permission to pursue any claim in the name of the Lessor or any other member of the Lessor's Group provided that the Lessor shall be under no obligation and have no liability other than to the extent of its agreement to hold discussions with the Lessee as set out above.

10.9   SALE OF VESSEL FOLLOWING TOTAL LOSS

              If the insurers of the Vessel have satisfied or admitted in full their obligations under the Insurances and have expressly waived any rights they may have, or would or might require, in the Vessel the Lessee shall pursuant to Clause 19.2 (Sale of the Vessel) as soon as practicable after the date of Total
       Loss of the Vessel endeavour to arrange a sale of the Vessel.
       Any such sale shall comply with Clause 19 (Re-delivery and sale of the Vessel).

11.    GENERAL COVENANTS AND UNDERTAKINGS OF THE LESSEE

11.1   NOTIFICATION OF RELEVANT EVENT

              The Lessee undertakes with the Lessor that, from the date of this Agreement and so long as any moneys are owing under this Agreement or any of the other Relevant Lease Documents to promptly notify the Lessor of the occurrence of any Relevant
       Event promptly upon becoming aware thereof.

11.2   NOTIFICATION OF TERMINATION OF SUB-LEASE

              The Lessee undertakes with the Lessor that, from the date of this Agreement and so long as any moneys are owing under this Agreement or any of the other Relevant Lease Documents to promptly notify the Lessor of the termination of the sub-leasing of the Vessel or the obligation of the Lessee to sub-lease the Vessel pursuant to the Sub-Lease at any time during the requisite period (as defined in section 40 CAA
       1990).

11.3   SUPPLY OF ACCOUNTS AND FINANCIAL INFORMATION

              The Lessee shall provide to the Lessor (or, as the case may be, shall procure that there is provided to the Lessor) such reasonably available financial information relating to the Lessee as the Lessor may reasonably require. In particular the Lessee shall, from the date of this Agreement and so long as any moneys are owing under this Agreement or any of the Relevant Lease Documents, properly prepare or cause to be properly prepared financial statements for the Lessee in respect of each financial year and will deliver or cause to be delivered a copy of the same to the Lessor as soon as practicable but in any event not later than one hundred and twenty (120) days after the end of the financial year to which they relate.

11.4   INFORMATION CONCERNING THE VESSEL

              The Lessee undertakes with the Lessor that, from the date of this Agreement and so long as any moneys are owing under this Agreement, or any of the other Relevant Lease Documents it will promptly furnish the Lessor with all such information as the Lessor may from time to time reasonably request in writing regarding the Vessel, its insurance, condition, maintenance, employment, position and engagements, particulars of all towages and salvages and copies of all charters, leases and other contracts for the employment of the Vessel, or otherwise concerning the Vessel.

11.5   NOTIFICATION REQUIREMENTS IN RELATION TO THE VESSEL

              The Lessee shall notify the Lessor in writing promptly at the Lessee's cost and expense of:

                   (a) any accident to the Vessel involving repairs the cost
              whereof will or is, in the reasonable opinion of the Lessee, likely to exceed an amount equal to ten per cent. (10%) of the Lessor's Cost (or the equivalent in any other currency);

                   (b) any occurrence in consequence whereof the Vessel has
              become or is, in the reasonable opinion of the Lessee, likely to become a Total Loss;

                   (c) any requirement made by any insurer or any material
              requirement made by the Classification Society or by any competent authority in relation to the Vessel which is not complied with in accordance with its terms;

                   (d) any material assistance which has been given to the
              Vessel which has resulted or may result in a lien for salvage being acquired over the Vessel;

                   (e) any material failure to pay promptly and regularly the wages and allotments or the insurance and pension contributions (if any) of the officers and crew of the Vessel;

                   (f) the requisition for hire at any time of the Vessel;

                   (g) any serious or potentially serious injury to an
              individual or group of individuals in an amount exceeding five million Dollars ($5,000,000) in aggregate (or the equivalent in any other currency) caused by, or in connection with, the Vessel;

                   (h) any damage in an amount exceeding five million Dollars
              ($5,000,000) (or the equivalent in any other currency) to property caused by, or in connection with, the Vessel; and

                   (i) any other event which occurs in connection with the
              Vessel which in the reasonable opinion of the Lessee affects or might affect the rights of the Lessor or involves or might involve any material loss or liability to or of the Lessor.

11.6   TAXES

                   (a) The Lessee shall not and shall procure that each other party to the Lease Documents shall not (other than the Lessor and the Deposit Bank) claim any capital allowances in respect of any expenditure relating to the Vessel incurred or to be incurred by the Lessor or otherwise in respect of the Vessel which would adversely affect the Lessor's claim to capital allowances.

                   (b) The Lessee shall pay and discharge from time to time
              all outgoings whatsoever lawfully imposed on the Vessel or any income therefrom (other than Taxes) attributable to:

                           (i) any Rent or Termination Payment actually
                     receivable hereunder; or

                           (ii) any other amounts payable to and
                     unconditionally received by the Lessor under this Agreement or pursuant to or in connection with any of the other Relevant Lease Documents; or

                           (iii) any sales or other proceeds (including,
                     without limitation, insurance moneys) actually received and retained by the Lessor in respect of the Vessel as a result of the use, possession, control and command of the Vessel.

                     (c) The Lessee will not use any part of the Vessel or
              permit any part of the Vessel to be used and shall procure that no part of the Vessel is used during the requisite period (as defined in section 40 CAA 1990) so as to result in the application of any of sections 42, 43, 44, and 46 CAA 1990 and shall immediately notify the Lessor if at any time within such requisite period the Vessel is used for leasing to a non-resident other than permitted leasing, "non-resident" and "permitted leasing" bearing for this purpose the meaning set out in section 50 CAA 1990 and also notify the Lessor of any event or matter which under section 48 CAA 1990 ought to be notified by the Lessor to the Board of the Inland Revenue or any Inspector of Taxes in connection with the Vessel or the leasing thereof and shall promptly furnish when the Lessor may require such information as may properly be required to be so furnished by the Lessor to the Board of the Inland
              Revenue and Inspector of Taxes regarding the leasing of the Vessel or the use to which it is being put or has been put (including any and all correspondence and documents which passed between Watson, Farley &
              Williams and the Oil Taxation Office), in order to enable the Lessor to comply with the provisions of section 48 CAA 1990 or to respond to such a request.

11.7   ENVIRONMENTAL LAWS

              The Lessee shall comply, or procure compliance with, all requirements of Environmental Law which are applicable to the Vessel, (including, without limitation, obtaining and maintaining in full force and effect all Environmental Permits required from time to time and all requirements relating to manning, submission of oil spill response plans, designation of qualified individuals and establishing financial responsibility) and promptly notify the Lessor of (i) any Environmental Claim which has been made or threatened against the Lessor, the Lessee, the Sub-Lessee or which is in relation to or is caused by or is in connection with the Vessel and which the Lessee is obliged (a) in accordance with the terms of the Insurances to report to the relevant insurers and/or
       (b) under any applicable law to report to any Government
       Entity (and for the purposes of (a) and (b) above the proviso to the definition of Environmental Claim shall not apply) and
       (ii) any revocation, suspension, amendment, variation, withdrawal or refusal to grant any Environmental Permit or any requirement relating to the manning, submission of oil response plans, designation of qualified individuals and establishing financial responsibility.

11.8   OFE

              The Lessee will provide to the Lessor from time to time on request copies of all supporting invoices in respect of any OFE.

12.    OPERATIONAL COVENANTS IN RELATION TO THE VESSEL

12.1   USE OF VESSEL

              The Lessee shall, subject to the provisions of this Agreement, as between itself and the Lessor and to the exclusion of the Lessor, have full and exclusive use, possession, control and command of the Vessel during the Lease Period.

12.2   DESIGN REQUIREMENTS

              The Lessee shall ensure that the Vessel is operated in a proper, and safe manner at all times in accordance with its design requirements and subject to any limitations placed on such operation by that design or any recommendations of the Builder or any repairer of the Vessel and in the manner prescribed by any legislation in force in any applicable jurisdiction.

12.3   COMPLIANCE WITH LAWS AND REGULATIONS

              The Lessee shall not cause nor permit the Vessel to be operated in any manner which is contrary to international law or any other law, regulation or contractual requirement that is applicable to the Vessel or any party to the Lease Documents relating to the Vessel or to the exploitation or development of any accumulation of hydrocarbons and the Lessee shall ensure that the Vessel shall only be utilised in accordance with the terms of all applicable permits and consents including, but not limited to, any such permit or consent from time to time issued by the Classification Society or any other body.

12.4   OPERATION IN ACCORDANCE WITH INSURANCE ARRANGEMENTS

              The Lessee will not use the Vessel nor cause nor permit the Vessel to be used or operated in any manner or for any purpose excepted from any insurance policy or policies or certificate or certificates of entry comprising the whole or part of any Insurances, or for the purpose of the storage of any goods of any description excepted from any such insurance policy or policies or certificate or certificates of entry and shall not do or permit to be done anything which could be expected to invalidate any insurance policy or certificate of entry or the Insurances evidenced thereby.

12.5   ALTERATIONS

              The Lessee may at any time alter any items of equipment or fit any additional equipment required for the purpose of the operation of the Vessel and may make any alteration to the type or performance characteristics of the Vessel that it considers is necessary or desirable without impairing the safety of operation of the Vessel, provided that:

                   (a) if any such alteration or fitting when taken on its
              own or as a series of changes constitutes a substantial change to the Vessel (measured by value or by physical extent), the Lessee shall promptly notify the Lessor thereof in writing;

                   (b) such alterations or additional equipment shall not,
              without the prior written consent of the Lessor, materially reduce the value of the Vessel;

                   (c) the Lessee may remove (or permit the removal of)
              additional equipment fitted pursuant to this Clause
              12.5 or any other Excluded Property at any time before the expiration of the Lease Period (subject to paragraph (b) above) or earlier termination of the leasing of the Vessel under this Agreement;

                   (d) subject to the provisions of Clause 19.2, any such
              additional equipment and any other Excluded Property which belongs to any member of the Guarantor's Group which is not removed pursuant to paragraph (c) above prior to the expiration of the Lease Period may be sold or otherwise disposed of by the Lessor without the need for any further act by the Lessee or any other person. Where that additional equipment or such other Excluded Property is in addition to (and not in replacement of) the equipment forming part of the Vessel as at the Delivery Date, a sum equal to the proceeds of sale or other disposal of such additional equipment or such other Excluded Property which has been sold or disposed of by the Lessor shall be paid to the Lessee as soon as practicable after the completion of such sale or other disposal; and

                   (e) any equipment (other than the Excluded Property and
              additional equipment altered or replaced in accordance with this Clause 12.5) that is removed during the Lease Period shall, unless otherwise agreed by the Lessor in writing, be replaced at the cost and expense of the Lessee prior to the expiration of the Lease Period in at least as good a condition as at the time of removal
              (fair wear and tear excepted) and shall be in place and in such condition at the expiration of the Lease
              Period.

              The cost of fitting or removing any such additional equipment or such other Excluded Property together with the cost of making good any damage caused by such fitting or removal shall be payable by the Lessee. The Lessee shall notify the Lessor in writing of any material alterations to the Vessel and shall provide details of all that is fitted to or removed from the Vessel by the Lessee which, in the Lessee's reasonable opinion, may have a material adverse impact on the market value of the Vessel, within a reasonable period of such alterations being carried out, or the fitting or removal of such additional equipment or such other Excluded Property.

12.6   MANNING

              The Lessee shall be responsible for providing or procuring that there be provided the officers and crew (together the "CREW") on board the Vessel who shall remain the employees of the Lessee or the Sub-Lessee, or such other person as the Lessee or the Sub-Lessee shall engage to provide crewing services for the Vessel. The Crew shall be responsible for the manning and operation of the Vessel on behalf of the Lessee and, as between the Lessor and the Lessee, at the risk of the Lessee.

12.7   EXPENSES INCIDENTAL TO USE AND OPERATION

              The Lessee shall, subject to the provisions of this Agreement, be responsible for all expenses, charges and penalties of every kind whatsoever incidental to the use and operation of the Vessel during the Lease Period and shall ensure that the Vessel is kept and maintained in accordance with any law, regulation, consent or other requirement from time to time applicable to the Vessel.

       12.8   MAINTENANCE AND REPAIR

              The Lessee shall, or shall procure that any Sub-Lessee shall, throughout the Lease Period and thereafter until sale of the
       Vessel:

                   (a) at no expense to the Lessor, maintain the Vessel
              (and each part thereof) in a good state of repair (fair wear and tear excepted), in efficient and safe operating condition, and in accordance with the Lessee's maintenance schedule and practice from time to time and shall ensure that the Vessel complies at all times with all applicable requirements of the Classification
              Society, the insurers and any applicable law, regulations and requirements applicable to equipment of a type similar to the Vessel in force at all times and shall forward to the Lessor on request subject to availability, copies of all certificates as may be required for the proper use and operation of the Vessel for the time being;

                   (b) procure all repairs to or replacement of any badly
              worn, damaged, broken or lost parts or equipment to be effected promptly and in such manner (with regard to both workmanship and quality of materials) as not to reduce materially the value of the Vessel without the prior written consent of the Lessor and the Lessee shall be responsible for all costs and expenses so incurred; and

                   (c) procure that (to the extent reasonably practicable)
              title to all replacement parts or equipment attached to or installed on the Vessel under Clause 12.8(b) shall vest (by such delivery) in the Lessor (and the Lessee shall, at its cost and expense procure that any necessary action is taken to ensure that such vesting is effective).

12.9   OBSTRUCTION

              The Lessee shall pay all charges and expenses of every kind and nature whatsoever incidental to the use and operation of the Vessel under this Agreement and, if the Vessel or any part thereof becomes a wreck or an obstruction to navigation, any costs and expenses arising which may be incurred by or made or asserted against the Lessor in connection with or as a consequence of the removal or destruction of the wreck or obstruction, provided that the Lessee shall have the right to contest in good faith any such charge or expense (and no person employed to control or operate the Vessel shall be deemed to be a servant of the Lessor for any purpose whatsoever) and to this end the Lessor shall upon receipt of the written request from the Lessee not unreasonably refuse to lend to the Lessee, at the Lessee's expense, all necessary assistance in connection with any litigation, arbitration or other administrative proceedings to which the Lessee may be a party or in which the Lessee may be otherwise involved in connection with the contest of the validity or amount of such charge or expense provided however that the Lessor may, in its absolute discretion, refuse to permit its name or the name of the Bank to be used in any manner in any such litigation, arbitration or other administrative proceedings.

12.10  INTENTIONALLY OMITTED


12.11  STORAGE AND TRANSPORT OF HYDROCARBONS

              The Lessee shall procure that the Vessel shall not transport hydrocarbons or similar substances and, unless the Lessee has given the Lessor prior written notice and complied with any change in the Insurances required under Clause 9 shall not store hydrocarbons or similar substances.

12.12  SAFETY AND OPERATION

              The Lessee shall, or shall procure that the Sub-Lessee shall, take such steps as are reasonably practicable to ensure that the Vessel and all constituent parts thereof will be safe and without risk to health when in use and that the Vessel is not operated beyond its specified or recommended limits or capacity. To this end and without prejudice to the generality of the foregoing, the Lessee shall ensure that any defects in the Vessel which could be or cause a danger to safety and a risk to health are repaired and made good so far as is reasonably practicable in accordance with the Lessee's normal practices. For this purpose the Lessee shall cause the Vessel to be inspected regularly and its various systems tested provided that such inspection and testing will only be carried out in accordance with and at the interval specified in the Lessee's maintenance schedule for the Vessel and otherwise at times and in such manner as a prudent operator of vessels of a similar type to the Vessel and engaged in a similar trade would normally expect to carry out such inspection and testing. The Lessee shall also take all reasonable steps to ensure that appropriate safety measures are adopted and all provisions of all applicable laws, codes and regulations relating to the Vessel are complied with and the Lessee shall ensure or procure where required by any applicable law that at all times the Vessel is subject to a Safety Management System which complies in all respects with the ISM Code and has a valid Safety Management Certificate and that there is a valid Document of Compliance which is applicable to the Vessel.

12.13  OPERATIONAL CONTROL

              The Lessor acknowledges that, as between itself and the Lessee, the Lessee shall have the full operational control of the Vessel, but without prejudice to the right of the Lessor following the delivery by it of a Termination Notice to repossess the Vessel in accordance with Clause 21.7.

12.14  CONSENTS

              The Lessee shall procure that at all times during the Pre-Lease Period and the Lease Period there are maintained in full force and effect all relevant authorisations (governmental and otherwise) and will promptly obtain any further authorisation in each case which are or may become necessary for the operational use of the Vessel or the performance of any of the transactions contemplated by this Agreement and the other
       Lease Documents (other than the performance of the Payment Agreements by Payment Banks).

12.15  GOOD PRACTICE

              The Lessee shall ensure that in all respects the Vessel will be operated and maintained to comply in all material respects with all applicable laws in accordance with good oil field and marine practice.

12.16  SERVICE CONTRACTS AND SERVICE CONTRACTOR'S OIL POLLUTION
       INDEMNITY

       (A) The Lessee shall provide to the Lessor on or shortly prior to or, if that is impractical, as soon as practical after, the Sub-Lessee entering into a Service Contract a certificate executed by a duly authorised officer of the Lessee certifying that:

                  (i) the Sub-Lessee or, if applicable and subject to the
              terms of this Agreement, the Lessee is about to enter into or, as the case may be, has entered into a Service Contract;

                  (ii) the Lessee has complied with its obligations under
              Clause 12.16(B); and

                  (iii) either (a) that the relevant extracts of the Service
              Contract or other agreement, document or instrument attached to such certificate are true and complete extracts of the relevant provisions of the Service
              Contact or, as the case may be, such other agreement, document or instrument containing an indemnity or indemnities with respect to oil pollution for the benefit of the Indemnified Persons (either expressly or by an indemnity or indemnities in favour of a class of persons within which the Indemnified Persons fall) by operation of the third party beneficiary doctrine under the law governing the Service Contract or other document or instrument or (b) that the Service
              Contractor refused to give any such indemnity or indemnities.

       (B) The Lessee shall use all reasonable efforts and endeavours to procure that each Service Contractor grants an indemnity or indemnities in compliance with clause 12.16(A)(iii)(a).

12.17  ARREST AND DETENTION

       If the Vessel is at any time during the Lease Period:

                   (a) arrested, seized, taken into custody or otherwise
              detained by any court or other tribunal or by any Government Entity (other than by a Compulsory
              Acquisition or any requisition for hire or by reason of a Lessor's Lien); or

                   (b) subjected to distress or other legal proceedings by
              reason of any process, claim, the exercise of any rights conferred by a Lien or by any other action whatsoever (other than by reason of a Lessor's Lien),

              the Lessee shall procure the release of the Vessel from such arrest, seizure or detention within twenty-one (21) days of receiving notice thereof by providing bail or otherwise as the circumstances may require. The Lessor acknowledges and accepts that the Lessee shall, unless and until a Relevant
       Event shall have occurred which is continuing, have the sole right to contest any litigation, arbitration or administrative proceedings in respect of the foregoing and the Lessor shall, upon receipt of the written request from the Lessee and being secured to the Lessor's satisfaction against its costs and expenses of so doing, not unreasonably refuse to render all necessary assistance as the Lessee may reasonably require in connection therewith, provided however that the Lessor may, in its absolute discretion, refuse to permit its name or the name of the Bank to be used in any manner in any such litigation, arbitration or other proceedings.

12.18  REGISTRATION

                   (a) The Lessee shall not do and shall procure that each
              other party to the Lease Documents (other than the Lessor and the Deposit Bank) shall not do anything or permit anything to be done whereby the registration of the Vessel under the laws of the Flag State may be forfeited or imperilled.

                   (b) The Lessee shall comply with and procure the
              compliance with the provisions of all applicable laws and regulations necessary to maintain the registration of the Vessel under the laws of the Flag State.

12.19  NOTICE OF LEASE

                   (a) The Lessee shall place and keep or procure that there
              is placed and kept prominently displayed in the control room of the Vessel throughout the Lease Period a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space of not less than six (6) inches wide by nine (9) inches high, reading substantially as follows:

                    "NOTICE OF LEASE"

                    "This Vessel is the property of [Lessor] (the "LESSOR")
              and is subject to a head lease granted by the Lessor in favour of [Lessee] (the "LESSEE"). This Vessel is subject to a sub-lease granted by the Lessee in favour of [UK lessee] (the "SUB-LESSEE").

                     Neither the Lessee, the Sub-Lessee and any Service
              Contractor, nor any manager, nor any servant or agent of any thereof has any authority whatsoever to contract on behalf of the Lessor or to pledge the credit of the Lessor or the involvement of the Lessor in any liability whatsoever and none of the Lessee, the Sub-Lessee, any Service Contractor, any manager of this vessel and any other person has any right, power or authority to create, incur or permit to be imposed upon this vessel any Lien whatsoever except for general average, crew's wages or salvage."

                      The Lessee undertakes that it shall not place or permit
              to be placed in or on the Vessel any other notice dealing with the rights of any person without the prior written consent of the Lessor.

                     (b) The Lessee undertakes not to remove or cover up the
              notice specified in Clause 12.19(a).

                     (c) The Lessee shall carry a true and complete copy of
              this Agreement with the Vessel's papers and on demand exhibit the same to any person having business with the Vessel which might reasonably be considered to give rise to any Lien other than any Permitted Lien.

12.20  TRANSFER OF FLAG OR REGISTRY OF VESSEL

              The Lessee may at any time and from time to time during the Lease Period request the Lessor to transfer the register of the Vessel to any port and/or to re-document the Vessel under the laws of any jurisdiction other than the port and/or jurisdiction at which the Vessel is for the time being registered and/or under whose laws the Vessel is for the time being documented. If the Lessor approves of such transfer of register and/or re-documentation of the Vessel (such approval not to be unreasonably withheld or delayed, provided always that it shall be reasonable for the Lessor to withhold its consent if the Lessor demonstrates to the Lessee (by producing a legal opinion from legal counsel of the Lessor's choice qualified and practising in the relevant jurisdiction to which the registration of the Vessel is to be transferred) that the Lessor's ownership and/or liability position will be adversely affected by such transfer of register and/or re-documentation of the Vessel), the Lessor shall, at the request of the Lessee, co-operate with and permit the Lessee to take all necessary steps to comply with such request and thereafter shall during the Lease Period co-operate with the Lessee to take such action as the Lessee may reasonably require (but only in such manner and upon such conditions as the Lessor may approve (such approval not to be unreasonably withheld or delayed) and, if such approval is given, subject to such conditions as the Lessor may reasonably impose and provided always that it shall be reasonable for the Lessor to withhold its approval or impose conditions if it demonstrates to the Lessee (by producing a legal opinion from legal counsel of the Lessor's choice qualified and practising in the relevant jurisdiction to which the registration of the Vessel is to be transferred) that the Lessor's ownership and/or liability position will be adversely affected if the Lessor gives such approval and/or does not impose such conditions) to maintain the documentation of the Vessel at the port to which the register of the Vessel is so transferred and/or under the laws of the jurisdiction under whose laws the Vessel is so re-documented.

              If the Lessor demonstrates to the Lessee (by producing a legal opinion from legal counsel of the Lessor's choice qualified and practising in the relevant jurisdiction) that it has become impossible or unlawful for the Lessor to maintain the documentation of the Vessel under the laws of any jurisdiction under whose laws the Vessel is for the time being documented or the Lessor demonstrates to the Lessee (by producing a legal opinion from legal counsel of the Lessor's choice qualified and practising in the relevant jurisdiction in which the registration of the Vessel is currently located) that its ownership is or is likely to be imperilled or otherwise adversely affected under such law or that the liabilities to which it is or is likely to become exposed have increased to what is, in the opinion of the Lessor, an unacceptably high level, the Lessor shall give notice thereof to the Lessee and the Lessee shall forthwith enter into negotiations in good faith with a view to agreeing upon the Vessel remaining documented under the laws of the jurisdiction under which it is documented at that time or an alternative jurisdiction for the documentation of the Vessel, but if no such agreement shall be reached within thirty (30) days after the Lessor shall have given such notice to the Lessee, the Lessor shall be at liberty to take and/or require the Lessee to take such action to re-document the Vessel and/or to transfer the registry of the ship to a port of registry in such registry as the Lessor, acting reasonably, considers appropriate having regard to the Lessor's ownership of the Vessel and/or the Lessor's liability position and the operational requirements for the Vessel by the Lessee, the Sub-Lessee and the Service Contractor and in either case the Lessee shall do all that may be necessary on its part to give effect to such re-documentation and/or transfer of register.

              The Lessee shall indemnify and hold harmless the Lessor against all losses, costs, expenses and liabilities of whatsoever nature which the Lessor may suffer or incur and which arise directly or indirectly out of the documentation of the Vessel at a different port and/or under the laws of any jurisdiction following a request by the Lessee or the Lessor in accordance with the foregoing provisions of this Clause 12.20, including the costs incurred by the Lessor in obtaining a legal opinion under this Clause (whether the transfer of the register of the Vessel is requested by the Lessor or the Lessee and irrespective of whether the registration of the Vessel is changed).


13.    BENEFIT OF THIRD PARTY WARRANTIES

       13.1 The Lessor agrees to assign absolutely to the Lessee upon the request of the Lessee from time to time or at any time after
       Delivery:

                   (a) all or any of the rights and interests in and to all
              warranties and indemnities given by the Builder, each OFE Supplier and each other manufacturer, repairer or supplier of any part of the Vessel to the extent that the same are vested in the Lessor and are capable of assignment; and

                   (b) all or any of the rights and interests in and to all
              claims and rights of action whatsoever of the Lessor against the Builder under the Shipbuilding Contract and any OFE Supplier (other than those referred to in sub-clause (a) above) and all guarantees, letters of credit or other security for the Builder's, each Supplier's and each other manufacturer's, repairer's or Supplier's
              OFE obligations to the extent that the same have been vested in the Lessor by or pursuant to the Shipbuilding Contract and are capable of assignment.

       13.2 The Lessee shall be entitled, as assignee of the Lessor by virtue of Clause 13.1, to take action in its own name against the Builder, each OFE Supplier, each other manufacturer, repairer or supplier and such other applicable party referred to in Clause 13.1.

       13.3 The Lessor shall, upon the Lessee's request, promptly give notice to the Builder, any OFE Supplier or other applicable party referred to in Clause 13.1 of the assignment contained in Clause 13.1, each such notice to be in form and substance mutually agreed by the Lessor and the Lessee.

       13.4 Without prejudice to the assignments contained in Clause 13.1, to the extent that such assignments may not be effective to vest in the Lessee the full benefit of all rights and claims purportedly assigned (including the right to be compensated in the same amount as that to which the Lessor would have been entitled had the assignment not taken place), the Lessee shall be entitled, subject to the Lessee first ensuring that the Lessor is indemnified or secured from time to time and at all times to its satisfaction by the Lessee against all potential costs and expenses to be incurred, to take action in the name of the Lessor in respect of all or any of the matters referred to in Clause 13.1 to commence or conduct private arbitration proceedings (that is to say the proceedings themselves are conducted in private and the arbitrator's award is given and known only to the parties to the arbitration) against the Builder, any OFE Supplier and any other manufacturer, repairer or supplier of any part of the Vessel and any other applicable party referred to above, provided that:

                   (a) the Lessee shall in all circumstances keep the Lessor
              fully informed and have due regard to the wishes of the Lessor in relation to the use of the Lessor's name, acknowledging the Lessor's interest in preserving, in the UK financial community, the Lessor's and its immediate or ultimate parent company's reputations as financial institutions and their respective business interests and customer relationships to the extent that such interests and relationships are reasonably likely to be affected in a materially adverse way as a result of the commencement and/or conduct of such arbitration proceedings;

                    (b) if private arbitration proceedings are commenced the
              Lessor shall permit the Lessee to have the conduct of such proceedings but (i) the Lessor shall be entitled to join in the conduct of such proceedings at any time and (ii) the Lessee shall give timely notice to the Lessor of any meetings with Counsel or attendance at the arbitration, and the Lessor shall be entitled to attend any such meetings or attendances PROVIDED THAT following the service of a Termination Notice the Lessee shall cease to have, and the Lessor shall have, sole conduct of such proceedings in the Lessor's name;

                    (c) the Lessor shall be entitled to charge for, and the
              Lessee shall pay for, the Cost of Management Time incurred in respect of or in connection with any such private arbitration proceedings; and

                    (d) if the Lessee notifies the Lessor that it does not
              intend to appeal any award made against the Lessor by the arbitrator or the Lessee does not satisfy the award within the time allowed by applicable law for an appeal, the Lessor shall be entitled to satisfy the award.

       13.5 The provisions of Clause 13.5 shall apply mutatis mutandis with respect to any court proceedings which the Lessee wishes to commence in the name of the Lessor in respect of all or any of the matters referred to in Clause 13.1 (whether prior to the arbitration proceedings referred to in Clause 13.4 or by way of an appeal from the award of the arbitrator in such proceedings) on the basis that references in Clause 13.4(a) to "private arbitration proceedings", "arbitration proceedings", "arbitration" and "proceedings" shall be construed as references to court proceedings and (b) to the "arbitrator's award" or the "award" shall be construed as a reference to an order of any competent court and the second set of words in parentheses in the first paragraph of Clause 13.4 shall be disregarded. In addition, following receipt by the Lessee of a certificate signed by an officer of the Bank of at least the level of Managing Director, Corporate and Institutional
       Financial Services (or the equivalent of such officer from time to time) certifying that the Bank is of the opinion that the continued taking by the Lessee of any action in the name of the Lessor and/or, as the case may be, the continued use by the Lessee of the Lessor's name in any court proceedings is affecting or will affect in any adverse way whatsoever the Lessor's or its immediate or ultimate parent company's reputations as financial institutions in the UK financial community and/or their respective business interests and/or customer relationships, then, if the Lessor is the plaintiff in any such proceedings, the Lessee shall no longer be entitled to, and shall not, take any action or, as the case may be, any further action in the name of the Lessor or use the Lessor's name in any such proceedings and if the Lessor is the defendant in any such proceedings, the Lessee shall cease to have, and the Lessor shall have, sole conduct of such proceedings in its own name.

       13.6 The Lessor shall, subject to the provisions of Clause 13.4 in the applicable circumstances and subject to being indemnified or secured by the Lessee against all potential costs and expenses to be incurred, take all such further actions as the Lessee may reasonably require in order to confer on the Lessee the full benefit of the rights and claims referred to in Clause 13.1

14.    INSPECTION

14.1 Without imposing or implying any obligation on the Lessor, the Lessor may inspect, and may instruct an agent on its behalf, at any reasonable time upon reasonable notice, to inspect the Vessel.

14.2   The costs of such inspection shall be borne by:

                   (a) the Lessor if, at the time of the inspection, no
              Termination Event has occurred which is continuing and such inspection reveals that all provisions of this Agreement with regard to the operation and maintenance of the Vessel are being substantially complied with;
              and

                   (b) the Lessee in each other case.

14.3 Provided no Termination Event has occurred which is continuing, the Lessor agrees that no such inspection shall
       (a) take place more than once a year or (b) interfere with the operation, maintenance or repair of the Vessel.

14.4 The Lessor also agrees that it or its agent shall comply with all safety, fire and operational regulations and instructions which may be given on the occasion of any inspection.

15.    RISK

            Throughout the Pre-Lease Period and the Lease Period and until redelivery of the Vessel in accordance with Clause 19.1 (Re-delivery of the Vessel), the Vessel shall, as between the Lessor and the Lessee, be in every respect at the risk of the Lessee. The Lessee shall bear all risks howsoever arising whether of navigation of the Vessel or the operation or maintenance of the Vessel (or any part thereof) or otherwise.
       The Lessee agrees that the Lessor shall not be liable for any liability, claim, loss, damage or expense of any kind or nature caused directly or indirectly by the Vessel or any part thereof or any inadequacy thereof for any purpose or any deficiency or defect therein or the use or performance thereof or any repairs or servicing thereto or any delay in providing or failure to provide any thereof or any interruption or loss of service or use thereof or any loss of business or other consequential damage or any damage whatsoever and howsoever caused or any other matter which but for this provision might operate to frustrate this Agreement, save for direct losses and expenses suffered or incurred by the Lessee (including any losses and expense against which the Lessee is obliged to indemnify any third party irrespective of any limit on the right of recourse by that third party to the Lessee or its assets) which result solely from a breach by the Lessor of its express and specific obligations under the Relevant Lease
       Documents to which it is party.

16.    REQUISITION FOR HIRE

       16.1 If the Vessel is requisitioned for hire by any Government Entity during the Lease Period, the leasing of the Vessel shall continue in full force and effect for the remainder of the Lease Period and the Lessee shall remain fully responsible for the due compliance with all its obligations under this Agreement other than in respect of provisions which the Lessee is precluded from performing as a result of such requisition.

       16.2 The Lessee shall be entitled to all requisition hire paid to the Lessor or to the Lessee by such Government Entity or other competent authority on account of such requisition in respect of the Vessel and shall be entitled to all requisition hire paid in respect of the Vessel, whether during or following the expiration or earlier termination of the Lease Period.

       16.3 The Lessee shall be under no liability to the Lessor in respect of any change in the structure, state and condition of the Vessel in so far as such change is due to the manner in which the Vessel has been used or treated or to the events that have occurred during the period of requisition. Nonetheless the Lessee shall ensure that any compensation payable by the requisitioning authority in respect of such change shall, unless the Lessor otherwise agrees in writing:

                    (a) if received after the occurrence of a Total Loss
              which is continuing, be paid to the Lessor and until payment be held on trust for the Lessor; and

                    (b) otherwise be retained by the Lessee,

                    and, in each such case, applied in accordance with
              Clause 16.4 or 16.5.

       16.4 Any such compensation as is referred to in Clause 16.3 which is received prior to the end of the Lease Period shall, unless the Lessor otherwise agrees in writing be applied:

                    (a) first if received and permitted to be retained by the
              Lessee pursuant to Clause 16.3, by the Lessee in or towards restoring the Vessel (so far as is possible) to the condition which it is in at the time the requisition took place;

                    (b) secondly if received by the Lessor, by the Lessor in
              reimbursement of the Lessee of any amounts expended by the Lessee in or towards restoring the Vessel (so far as is possible) to the condition which it was in at the time the requisition took place or, as the case may be, in making direct payment to any relevant shipyard or other repairer or supplier; and

                    (c) thirdly, provided that the Vessel has at such time (so far as is possible) been restored to the condition which it was in at the time the requisition took place, in payment by the Lessor to the Lessee or (as the case may be) retention by the Lessee for its own account of any surplus as if it were requisition for hire.

       16.5 Any such compensation as is referred to in Clause 16.3 which relates to any period after the end of the Lease Period shall be paid by the Lessor to or, as the case may be, retained by the Lessee.

       16.6 In the event that the Vessel shall at the end of the Lease Period for any reason whatsoever be under requisition for hire the provisions of this Agreement in respect of re-delivery and sale of the Vessel shall unless the Lessor otherwise agrees in writing apply at the end of the period of requisition for hire regardless that the Lease Period shall have expired before the end of the requisition period.

17.    SALVAGE

              All salvage and towage and all proceeds from derelicts shall be for the Lessee's benefit and the cost of repairing damage occasioned thereby shall be borne by the Lessee.

18.    TITLE AND LIENS

       18.1   TITLE

              During the Pre-Lease Period, title to the Vessel as it is constructed shall pass to the Lessor in accordance with the provisions of the Shipbuilding Contract and during the Lease Period the Vessel shall at all times be the property of and belong to the Lessor. Nothing in the Lease Documents shall have the effect of or be deemed to have the effect of passing title or beneficial ownership of the Vessel or any part thereof to the Lessee or any Sub-Lessee or any Service Contractor. For the avoidance of doubt, it is expressly agreed that none of the Lessee or any Sub-Lessee or any Service Contractor shall, as against the Lessor, have an option or right to acquire title to or any proprietary right or interest in or to all or any of the Vessel.

       18.2   LIENS

                   (a) The Lessee shall not and shall procure that each
              Security Party shall not (save as provided in Clause 19.2(d) (Sale of the Vessel) or pursuant to the Relevant Lease Documents) sell nor purport to sell the Vessel or any part thereof.

                   (b) Subject to Clause 12.17, the Lessee shall not and shall procure that each Security Party shall not create, incur or permit to arise or be imposed on the Vessel any Lien, other than Permitted Liens, and the Lessee shall pay and discharge (or provide bail in respect of) all debts, damages and liabilities whatsoever which may have given or may give rise to any Lien or claim enforceable against the Vessel (other than those which may have given or may give rise to Lessor's Liens).

19.    RE-DELIVERY AND SALE OF THE VESSEL

       19.1   RE-DELIVERY OF THE VESSEL

                   (a) Except in the event of a Total Loss (other than as provided in Clause 10.7 (Notice of abandonment), in which event Clause 19.1(c) shall apply) and except where a sale of the Vessel has been arranged in accordance with Clause 19.2 and title to the Vessel is transferred to the purchaser thereof at the end of the Lease Period and subject to the provisions of Clauses
              16.6 and 21.7, the Lessee shall at the end of the Lease Period re-deliver the Vessel together with all certificates relating to the Vessel to the Lessor free of all Liens (other than Liens falling within paragraphs (i), (ii), or (vi) of the definition of Permitted Liens), and the Lessor shall accept such re-delivery, at the Redelivery Location. Subject to the provisions of Clause 16.6, the Lessee shall at its expense before such re-delivery make all such repairs and do all such work as may be necessary so that the Vessel at the date of re-delivery shall be:

                          (i) unless otherwise agreed by the Lessor in
                     writing, such state of repair and operating condition as it is required to be maintained in accordance with the provisions of this Agreement, fair wear and tear and changes and alterations properly made by the Lessee as permitted under this Agreement excepted;

                           (ii) with all required certificates in full force
                     and effect; and

                           (iii) with all equipment, fittings, spare and
                     replacement parts installed in or on, or which are attached to, or which are part of the Vessel in accordance with this Agreement other than Excluded Property which was entitled to be (and was) removed prior to re-delivery in accordance with Clause 12.5 (Alterations).

                            The cost of satisfying the requirements specified
              in paragraphs (i) to (iii) above and remedying any defects or deficiencies shall be borne by the Lessee or the Lessee shall pay to the Lessor the cost of effecting the same.

                     (b) At or about the time of re-delivery following a
              termination of the leasing of the Vessel pursuant to Clause 21.3 (Termination by Lessor) or following the end of a period of requisition for hire which ends after the expiration of the Lease Period and unless a sale of the Vessel has been arranged in accordance with Clause 19.2 and title to the Vessel is transferred to the purchaser thereof on the Termination Date and subject to Clause 21.7, a survey shall, if the Lessor so requires, be made to determine the state and condition of the Vessel. In that event, the Lessee and the Lessor shall each appoint surveyors to be present at such survey and the surveyors present shall determine the condition of the Vessel and shall state the repairs or work necessary to place the Vessel at the date of re-delivery in the structure, state and condition required to demonstrate compliance by the Lessee with the repair and maintenance covenants contained in this Agreement. If the said surveyors disagree they shall refer the matter to a senior surveyor of the Classification Society whose decision shall be final and binding on the parties hereto. All reasonable costs occasioned by any such survey including the costs of the said surveyors appointed by the Lessee and the Lessor and, if appointed, the costs of the senior surveyor of the Classification Society shall be payable by the Lessee, but if the Vessel is found by such senior surveyor to be in the condition provided for in this Agreement, fair wear and tear alone and changes and alterations properly made by the Lessee as permitted under this Agreement excepted, such reasonable costs shall be payable by the Lessor. If the Lessee fails to appoint a surveyor as specified, the survey shall be conducted by the Lessor's appointee alone and references to the "senior surveyor" in this Clause shall be ignored.

                     (c) In the event of a Total Loss to which Clause 10.9
              applies, the Lessee shall, at the Lessee's cost and expense, re-deliver the Vessel and all Surviving Parts to the Lessor at such location and upon such other terms and conditions as the Lessor and the Lessee may agree at such time.

       19.2   SALE OF THE VESSEL

                     (a) Upon any termination of the leasing of the Vessel
              (or, as the case may be, the right of the Lessee to take the Vessel on Lease (but subject always to the rights of the Lessor under clause 3 of the Put Option Deed)) under this Agreement through effluxion of time or otherwise (but in the case of a Total Loss, only to the extent that the Lessor is free to dispose of the same) the Vessel shall be sold in accordance with the remaining provisions of this Clause 19.2.

                     (b) To the extent of its entitlement to act as the
              Lessor's sales agent in accordance with paragraph (d) below, the Lessee shall have the right to decide the means, timing and terms of disposal of the Vessel subject always to compliance with paragraphs (c) and (d) below.

                     (c) Any sale pursuant to this Clause 19 shall comply with
              the following conditions:

                         (i) the sale shall be at a cash price payable by
                     the purchaser in full on completion in Dollars or such other currency as the Lessor may agree
                     (such agreement not to be unreasonably
                     withheld) direct to the Lessor for credit to the account designated by the Lessor;

                         (ii) the sale shall be at a price which (excluding
                     VAT or other similar taxes wheresoever and howsoever arising) shall be not less than the higher of the open market value of the Vessel and the Tax Written Down Value;

                         (iii) the sale may be to any person other than:

                                  (A) the Lessee; or

                                  (B) the Sub-Lessee; or

                                  (C) any person who is purchasing on behalf
                            of or in trust for the Lessee or the
                            Sub-Lessee; or

                                  (D) any person who is purchasing as part of
                            an arrangement under which title will or may pass to any of the persons mentioned in (A) and (B) above;

                         (iv) the sale shall be made upon terms which do not
                     expose the Lessor or any member of the Lessor's
                     Group to any liability, including but not limited to any Tax Liability (excluding
                     Corporation Tax chargeable on capital gains and any Tax Liability arising out of a disposal for Capital Allowances) which it would not have had but for execution of the relevant sale documents (save for liability for breach of the warranty set out in this Clause 19.2(c)) unless the Lessor or the relevant member of the Lessor's Group shall first have been indemnified and/or secured to its satisfaction against any such liability, and otherwise without any representation, recourse or warranty whatsoever to or on the part of the Lessor or any member of the Lessor's Group other than a warranty that the Lessor shall pass such title to the Vessel as the Lessor has acquired pursuant to the Shipbuilding Contract subject to Liens, save for Lessor's Liens
                     Provided that the Lessee shall be entitled to make any representation or warranty with respect to the Vessel strictly on its own behalf without recourse whatsoever to or on the part of the Lessor or any member of the Lessor's Group;

                          (v) a sale shall be on an "as is, where is and with
                     all faults" basis and governed by the laws of England;

                          (vi) a sale shall exclude, so far as permitted by
                     the laws of England and any other laws
                     governing or applicable to the sale of the Vessel, all liability of the Lessor or any member of the Lessor's Group, in contract or tort, in relation to the Vessel to the same extent as such liabilities are excluded by Clause 5 (disclaimers and exclusions) but save for the warranty given by the Lessor under Clause 19.2(c)(iv); and

                           (vii) if the Vessel is at the date of entry into
                     any contract for the sale of the Vessel subject to any requisition for hire, the sale shall be subject to such requisition.

                            The Lessee shall, whether or not the Vessel is
              sold through the Lessee as sales agent pursuant to Clause 19.2(d) and whether or not the Vessel is in the possession of the Lessee, the Sub-Lessee or the Lessor, indemnify the Lessor on demand and keep the Lessor indemnified on a full indemnity basis (subject to Clause 25.2 (exclusions from general indemnity) against all Losses from time to time suffered or incurred by or made against the Lessor which are connected with the repossession, re-delivery, storage, maintenance, protection, sale or attempted sale of the Vessel.

                     (d) The Lessee is hereby irrevocably appointed by the
              Lessor as its sole and exclusive marketing agent for the Vessel (but shall not be entitled to any fee or commission for acting as the Lessor's sales agent) any sale of the Vessel to be completed only at the time of or following the expiration or earlier termination of the leasing of the Vessel pursuant to this Agreement, PROVIDED THAT:

                          (i) such agency shall cease to be on a sole and
                     exclusive basis and shall be instead on a joint (together with the Lessor) and a non-exclusive basis if no sale has been completed within one year of the expiration or earlier termination of the Lease Period (or such longer period as the Lessor may agree in writing); and

                          (ii) the authority of the Lessee is limited to the
                     extent that the Lessee shall not be authorised to sell the Vessel or any part thereof or to approve or execute on behalf of the Lessor any document (including, but not limited to, any term sheet or heads of terms) relating to the sale of the Vessel, but the Lessor agrees that it shall, at the Lessee's cost and expense upon reasonable notice, execute such agreement as may be requested for the sale of the Vessel provided that the same complies with the provisions of Clause 19.2(c).

                     (e) The Lessor shall indemnify and hold the Lessee and
              each other member of the Guarantor's Group harmless on a full indemnity basis from any Losses suffered or incurred by the Lessee or any other member of the Guarantor's Group which would not have arisen but for, and only but for, the following:

                         (i) the failure of the Lessor to sell the Vessel
                     following receipt by the Lessor of a request by the Lessee to sell in compliance with the provisions of this Clause 19.2; and/or

                         (ii) any actual or purported revocation of the
                     marketing agency contained in Clause 19.2(d) by operation of law,

                     except, in either case, where the circumstances
              referred to in (i) or (ii) above arise by operation of, or as a result of compliance by the Lessor with, applicable law (other than where the operation of, or compliance with, applicable law would not have arisen but for, and only but for, an Insolvency Event in relation to the Lessor). The Lessee shall hold the benefit of the indemnity contained in this Clause 19.2(e) on trust for the other members of the Guarantor's Group.

20.    PROCEEDS OF SALE

20.1   PROCEEDS OF SALE

              The "PROCEEDS OF SALE" of the Vessel shall be (i) the total proceeds of sale thereof (excluding Value Added Tax and other similar taxes wheresoever and howsoever arising but including any non-refundable deposit paid by a person proposing to acquire the Vessel under a contract or offer to purchase which has been withdrawn, terminated, cancelled or has lapsed) unconditionally received by the Lessor; or (ii) any capital sums unconditionally received by the Lessor, before Delivery, by way of purchase price for (or compensation for the loss of) the Lessor's rights under the Shipbuilding Contract. If the Vessel is sold in a currency other than Sterling the "PROCEEDS
       OF SALE" thereof shall be the amount of Sterling which the Lessor is able to purchase with the foreign currency by reference to the spot rate of exchange of the Bank for purchasing Sterling with such currency which it receives for such sale on the day of receipt of such foreign currency or as soon thereafter as foreign exchange transactions are able to be made in the City of London.

20.2   APPLICATION OF PROCEEDS OF SALE

            Following the termination or expiration of the leasing of the Vessel and if the completion of a sale or other disposition of the Vessel or the rights and obligations of the Lessor under the Shipbuilding Contract takes place, the Proceeds of Sale
       (or any part thereof) shall be applied by the Lessor immediately (or, if it is not possible for the Lessor to apply the same immediately, then on the next Business Day) as follows:

                   (i) firstly, in retention by the Lessor of an amount equal to one per cent. (1.0%) of the amount by which such Proceeds of Sale exceed the applicable Termination
              Payment; and

                   (ii) secondly, the Lessor shall pay an amount equal to the balance, if any, of such money to the Lessee by way of rebate of Rent.

21.    TERMINATION PROVISIONS

       21.1   TERMINATION EVENTS

              The Lessor and the Lessee agree that it is a fundamental term and condition of this Agreement that none of the following events shall occur at any time after the date of this Agreement, and that the occurrence of any of the following events shall constitute a repudiation of this Agreement by the
       Lessee:

                   (a) the Lessee, the Guarantor or any Additional Security
              Provider who is a member of the Guarantor's Group fails to pay any amount due to the Lessor under this Agreement or any other Relevant Lease Document which constitutes a Remaining Obligation on the due date and such default is not remedied within three (3) Business
              Days after the Lessee or the Guarantor or such Additional Security Provider is notified by the Lessor of such non-payment; or

                    (b) the Lessee fails to obtain and/or maintain or procure
              that there are obtained and maintained the Insurances or if any insurer in respect of any of such Insurances cancels any of such Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for any of such Insurances or for any other failure or default on the part of any person (other than the Lessor) PROVIDED THAT it shall not be a Termination Event under this Clause 21.1(b) if such Insurances are Hull Insurances and the Lessor arranges for such Hull Insurances to be reinstated within ten
              (10) Business Days of the date of such failure or, as the case may be, the date of such cancellation or disclaiming of liability; or

                     (c) the Lessee, the Guarantor or any Additional Security
              Provider who is a member of the Guarantor's Group fails to observe or perform any of its obligations under any Relevant Lease Document to which it is party (other than an obligation referred to in paragraph 21.1(a) or 21.1(b) above or Clause 21.1(l) or 21.1(m) or 21.1(n)
              or 21.1(o) below or any obligation which is an Excluded Obligation) and does not remedy the failure within thirty (30) days of receipt by the Lessee or, as the case may be, the Guarantor of a notice from the Lessor notifying the Lessee or, as the case may be, the Guarantor of the relevant failure and requiring the failure to be remedied; or

                     (d) an Insolvency Event occurs in relation to the Lessee
              or the Guarantor or any Additional Security Provider which is a member of the Guarantor's Group; or

                     (e) the Lessee or the Guarantor suspends or ceases or
              makes a public announcement or otherwise threatens in writing to suspend or cease to carry on its business; or

                     (f) any Financial Indebtedness of the Guarantor or any
              Material Subsidiary (US) of the Guarantor in an amount of at least twenty-five million Dollars ($25,000,000)
              (or its equivalent in another currency) is declared due and payable before its stated maturity; or

                     (g) any representation or warranty made by the Lessee or
              the Guarantor in any Relevant Lease Document or, in each case, in any certificate, opinion or statement delivered or made by the Lessee or the Guarantor (or any officer of such person in each case) pursuant thereto proves to have been incorrect or inaccurate in a material respect when made or when deemed to be repeated pursuant to the terms of the relevant Relevant
              Lease Document and such action as is necessary such that if the relevant representation or warranty was made or given thereafter it would then be correct and accurate has not been taken within thirty (30) days of receipt by the Lessee or, as the case may be, the Guarantor of a notice from the Lessor notifying the Lessee or, as the case may be, the Guarantor of such incorrection or inaccuracy; or

                     (h) any obligation of any member of the Guarantor's Group
              under a Relevant Lease Document ceases to be a legal, valid and binding obligation in accordance with its terms and, where such illegality, invalidity or unenforceability is capable of cure, the same has not been cured within fourteen (14) days of receipt by the Lessee of a notice from the Lessor notifying the Lessee of such illegality, invalidity or unenforceability and requiring the same to be cured; or

                     (i) any licence, authorisation, permit, consent or
              approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required in connection with the use and operation of the Vessel or to authorise any member of the Guarantor's Group to enter into any of the Relevant
              Lease Documents or the Sub-Lease or required in connection with the validity, enforceability or admissibility in evidence of any of the Relevant Lease Documents or the Sub-Lease is modified, not granted, revoked, suspended, terminated or expires or is not renewed or otherwise ceases to be in full force and effect in each case the effect of which would be to have a material adverse effect on the ability of any of the parties to the Relevant Lease Documents to perform, or to continue to perform, any of their respective obligations under the Relevant Lease Documents; or

                     (j) intentionally omitted; or

                     (k) the Lessee (other than as the Lessor's sales agent
              within the scope of its authority under Clause 19.2), the Sub-Lessee or a Service Contractor shall sell, mortgage or execute a bill of sale affecting the Vessel or any interest therein or any part thereof or agree or endeavour to create any Lien (other than a Permitted
              Lien) over the Vessel or any interest therein; or

                     (l) the Lessee shall fail to comply with its obligations
              under Clause 22.3 to provide the Additional Security or voluntarily to terminate the leasing or, as the case may be, the obligation to lease the Vessel pursuant to Clause 21.4; or

                     (m) the Lessee shall fail to comply with its obligations
              under Clause 22.6(C) within the time stated in that Clause; or

                     (n) the Vessel is operating in a jurisdiction in respect of which the circumstances described in Clause
              9.1(a)(ii)(z) apply and the Lessee has failed to increase the amount of oil pollution liability insurance with respect to the Vessel in the amount required under Clause 9.1(a)(ii)(z) within the time required under Clause 9.1(b); or

                     (o) at any time during the requisite period (as defined
              in section 40 CAA 1990) circumstances occur with respect to the Vessel which result in the application of any of sections 42, 43, 44 and 46 CAA 1990 (including for the avoidance of doubt, where the leasing of or, as the case may be, the obligation to lease the Vessel under any Sub-Lease shall terminate for any reason whatsoever
              (other than after the end of the requisite period (as defined in section 40 CAA 1990)) in circumstances where such Sub-Lease is not replaced, prior to such termination, with a replacement Sub-Lease to a Sub-Lessee that will not result in the application of any of sections 42, 43, 44 and 46 CAA 1990).

       21.2   INTENTIONALLY OMITTED

       21.3   TERMINATION BY LESSOR

              The Lessee acknowledges and agrees that the occurrence of a Termination Event shall go to the root of this Agreement and accordingly shall be a breach of a condition which the Lessor shall be entitled to treat as a repudiation by the Lessee of this Agreement and the Lessor shall be entitled to give a notice ("TERMINATION NOTICE") to the Lessee to terminate the leasing of the Vessel and, subject to Clause 21.7, the Lessor's consent to the Lessee's possession of the Vessel or, if Delivery has not occurred, to terminate the obligation of the Lessor to take delivery of and lease the Vessel to the Lessee.

       21.4   MANDATORY VOLUNTARY TERMINATION

                    (A) If any of the circumstances referred to in clause 3.2
              of the Put Option Deed have occurred and notice is given under clause 3 of the Put Option Deed prior to Delivery then (a) the Lessor shall promptly notify the Lessee thereof in writing, (b) the Lessee, upon receiving such notification, shall serve a notice in writing upon the Lessor (which notice, subject to item
              (c) below, shall be irrevocable once given) to terminate the Lessor's obligation to deliver and lease the Vessel to the Lessee hereunder, such notice to expire ten (10) days after it is given (or if such tenth day is not a Business Day, on the next succeeding Business Day) and (c) provided no Termination Notice shall have been given prior to the expiry of the Lessee's notice described in item (b) above (in which event such notice given by the Lessee shall be deemed to have been withdrawn and cancelled and the provisions of Clause 21.7 shall apply), on the date of the expiry of such notice given by the Lessee the obligation of the Lessor to deliver and to lease the Vessel to the Lessee shall terminate.

                     (B) If:

                         (i) no entity proposed by the Lessor pursuant to
                     clause 5.5 of either Payment Agreement as the "Replacement Payment Bank" is acceptable to the Lessee or the relevant Payment Bank; or

                         (ii) no entity proposed by the Lessee in exercise of
                     its rights under Clause 5.2(d) as the
                     "Replacement Payment Bank" under the relevant
                     Payment Agreement is acceptable to the Lessor, and

                                  (x) neither the relevant Payment Bank nor
                            the Lessor has exercised its rights
                            pursuant to clause 5.1, 5.2, 5.3, 5.5 or
                            5.6 of the relevant Payment Agreement to make the payment described in clause 5.7 of the relevant Payment Agreement to the Lessor or at its direction; and

                                   (y) the Lessee has not exercised its
                            rights under Clause 5.2(d) to require the Lessor to exercise its rights pursuant to clause 5.6 of the relevant Payment Agreement to make the payment described in clause 5.7 of the relevant Payment Agreement to the Lessor or at its direction or has not revoked its request to the Lessor under Clause 5.2(d)(ii) requiring the Lessor to exercise its rights pursuant to clause 5.6 of the relevant Payment Agreement to make the payment described in clause 5.7 of the relevant Payment Agreement to a
                            Replacement Payment Bank.

                            then (a) the Lessor shall promptly notify the
              Lessee thereof in writing, (b) the Lessee, upon receiving such notification, shall serve a notice in writing upon the Lessor (which notice, subject to item (c) below, shall be irrevocable once given) to terminate the Lessor's obligation to deliver and lease the Vessel to the Lessee hereunder or, if Delivery has occurred, the leasing of the Vessel to the Lessee hereunder, such notice to expire three (3) Business Days after it is given and (c) provided no Termination Notice shall have been given prior to the expiry of the Lessee's notice described in item (b) above (in which event such notice given by the Lessee shall be deemed to have been withdrawn and cancelled and the provisions of Clause
              21.7 shall apply), on the date of the expiry of such notice given by the Lessee the obligation of the Lessor to deliver and lease the Vessel to the Lessee hereunder or, if Delivery has occurred, to lease the Vessel to the Lessee, shall terminate.

                   (C) If the Lessor has served an Acceleration Notice on the
              Lessee, then (a) the Lessee, upon receiving the Acceleration Notice, shall serve a notice in writing upon the Lessor (which notice, subject to item (b) below, shall be irrevocable once given) to terminate the leasing of the Vessel to the Lessee hereunder, such notice to expire fifteen (15) days after it is given and (b) provided no Termination Notice shall have been given prior to the expiry of the Lessee's notice described in item (a) above (in which event such notice given by the Lessee shall be deemed to have been withdrawn and cancelled and the provisions of Clause
              21.7 shall apply), on the date of the expiry of such notice given by the Lessee the obligation of the Lessor to lease the Vessel to the Lessee shall terminate.

                   (D) If any obligation of any party to a Relevant Lease
              Document ceases to be a legal, valid and binding obligation in accordance with its terms (except where the party in question is (a) a member of the Guarantor's Group, (b) the Deposit Bank or a Payment
              Bank or the Lessor and the same would not have arisen but for, and only but for, the occurrence of an Insolvency Event in relation to the Deposit Bank or that Payment Bank or the Lessor or (c) is a Replacement Deposit Bank and the same would not have arisen but for, and only but for, the Deposit Bank being a Replacement Deposit Bank and such illegality, invalidity or unenforceability would not have been caused or would not have arisen had the Deposit Bank been the Bank) and, where such illegality, invalidity or unenforceability is capable of cure, the same has not been cured within fourteen (14) days of receipt by the Lessee of a notice from the Lessor notifying the Lessee of such illegality, invalidity or unenforceability and requiring the same to be cured then (i) the Lessor shall promptly notify the Lessee thereof in writing, (ii) the Lessee, upon receiving such notification, shall immediately serve a notice in writing upon the Lessor (which notice, subject to item
              (iii) below, shall be irrevocable once given) to terminate the Lessor's obligation to deliver and lease the Vessel to the Lessee hereunder, such notice on the day it is given and (iii) provided no Termination
              Notice shall have been given prior to the expiry of the Lessee's notice described in item (ii) above (in which event such notice given by the Lessee shall be deemed to have been withdrawn and cancelled and the provisions of Clause 21.7 shall apply), on the date of the expiry of such notice given by the Lessee the obligation of the Lessor to deliver and to lease the Vessel to the Lessee shall terminate.

                   (E) Any licence, authorisation, permit, consent or
              approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required in connection with the use and operation of the Vessel or to authorise any of the parties to the Relevant Lease Documents (other than the Lessor, the Deposit Bank and any member of the Guarantor's Group) or the Sub-Lessee to enter into any of the Relevant Lease Documents or the Sub-Lease or required in connection with the validity, enforceability or admissibility in evidence of any of the Relevant Lease Documents or the Sub-Lease is modified, not granted, revoked, suspended, terminated or expires or is not renewed or otherwise ceases to be in full force and effect in each case the effect of which would be to have a material adverse effect on the ability of any of the parties to the Relevant Lease Documents to perform, or to continue to perform, any of their respective obligations under the Relevant Lease Documents, then
              (a) the Lessor shall promptly notify the Lessee thereof in writing, (b) the Lessee, upon receiving such notification shall immediately serve a notice in writing upon the Lessor (which notice, subject to item
              (c) below, shall be irrevocable once given) to terminate the Lessor's obligation to deliver and lease the Vessel to the Lessee hereunder, such notice to expire on the day it is given and (c) provided no Termination Notice shall have been given prior to the expiry of the Lessee's notice described in item (b) above (in which event such notice given by the Lessee shall be deemed to have been withdrawn and cancelled and the provisions of Clause 21.7 shall apply), on the date of the expiry of such notice given by the Lessee the obligation of the Lessor to deliver and to lease the Vessel to the Lessee shall terminate.

                   (F) Upon any termination of the leasing of the Vessel
              pursuant to Clause 6.3, 21.4(B), 21.4(C), 21.4(D) or
              21.4(E) the Lessee shall redeliver the Vessel to the Lessor at the Redelivery Location within ninety (90) days of the date of such termination (unless or until the circumstances described in Clause 21.7(a)(ii) (x) and/or (y) occur, in which case the Lessee shall redeliver the Vessel to the Lessor forthwith at the Redelivery Location) and otherwise in accordance with Clause 19.1 and shall arrange a sale of the Vessel pursuant to its rights in Clause 19.2 (Sale of the Vessel) in accordance with the provisions of Clause
              19.2 as soon as possible after such termination.

21.5   PAYMENTS ON TERMINATION

                   (a) On the Termination Payment Date the Lessee shall pay
              to the Lessor an amount equal to the Termination Payment, calculated as at the Termination Payment Date, except as otherwise specifically provided in the Financial
              Schedule.

                   (b) For the avoidance of doubt, the Lessee shall, except
              as expressly otherwise stated in the Relevant Lease
              Documents with respect to any Primary Period Rent or any Secondary Period Rent which falls due on or after the Termination Payment Date, continue to be liable to the Lessor to pay all other sums due or to become due under the Relevant Lease Documents (including, without limitation, Broken Funding Costs) as and when the same become due and payable in accordance with the Relevant
              Lease Documents.

                   (c) The payment required from the Lessee pursuant to
              Clause 21.5(a) shall, in the case of a notice given by the Lessor pursuant to Clause 21.3, be by way of agreed compensation for loss of bargain and, in all other cases, shall be by way of a liquidated sum or debt.
              Such payment shall be the exclusive monetary compensation payable by the Lessee to the Lessor for the termination of the leasing of the Vessel but shall be without prejudice to:

                          (i) the Lessor's right to recover damages from
                     the Lessee in an amount up to (but not exceeding) the Termination Payment in circumstances where the Termination Payment itself is unenforceable
                     (in whole or in part) for any reason; and

                          (ii) the Lessor's right to recover payments from
                     the Lessee pursuant to other provisions of this Agreement and the Financial Schedule which expressly provide for the Lessee to make payments to the Lessor, whether before or after the Termination Date.

                          This Clause 21.5 is, for the avoidance of doubt,
              expressly subject to the provisions of Clause 23.

21.6   OTHER OBLIGATIONS AND LIABILITIES

              If the leasing of the Vessel or, as the case may be, the right of the Lessee to take the Vessel on lease, is terminated
       (otherwise than following a Total Loss, in which case Clause
       10.1 (Total Loss) shall apply), the obligation of the Lessee to pay Primary Period Rent or Secondary Period Rent which would otherwise have fallen due on any Rent Payment Dates which fall on or after the Termination Payment Date shall cease but without prejudice to the obligations of the Lessee to make payment of any other moneys then due and unpaid, or which may become due or be ascertained thereafter (including under the Financial Schedule and whether by way of additional
       Rent or otherwise), or to perform any of its other obligations, under any other provisions of this Agreement or the other Relevant Lease Documents.

21.7   RIGHTS OF THE LESSOR

                   (a) The Lessor shall on and at any time following the
              service of a Termination Notice be entitled to:

                          (i) proceed by appropriate court action or actions
                     to enforce performance of this Agreement or to recover damages for the breach of this Agreement PROVIDED THAT the Lessor shall not be entitled to recover damages for loss of bargain if the Termination Payment has been paid in full to the extent the Termination Payment and any interest on it constitutes a Remaining
                     Obligation; and/or

                          (ii) either:

                               (A) take possession of the Vessel, for which
                            purpose the Lessor may enter any
                            premises belonging to or in the
                            occupation of or under the control of
                            the Lessee or the Sub-Lessee or the
                            Service Contractor where the Vessel may
                            be located, or cause the Vessel to be
                            redelivered to the Lessor at the
                            Redelivery Location; or

                                (B) by serving notice require the Lessee to
                            redeliver the Vessel to the Lessor at
                            the Redelivery Location,

                            PROVIDED THAT the Lessor shall not be entitled
                     to exercise its rights under this Clause
                     21.7(ii) for a period of ninety (90) days following its service of a Termination Notice unless or until either:

                                        (x) the Termination Event described
                                   in Clause 21.1(b) has occurred
                                   and is continuing with respect to
                                   the Liability Insurances; and/or

                                        (y) the Termination Event described
                                   in Clause 21.1(d) has occurred
                                   and is continuing with respect to
                                   the Lessee.

                    For the avoidance of doubt, the Lessor shall not be
              obliged to take possession of the Vessel under Clause 21.7(ii)(A) following a termination of the leasing of the Vessel under this Agreement.

                    (b) Without prejudice to the obligations of the Lessee to
              pay to the Lessor the Termination Payment in accordance with Clause 21.5, following the service of a Termination Notice the Lessee shall endeavour to sell the Vessel as soon as possible in accordance with the terms of Clause 19.2 (Sale of the Vessel).

22.    SECURITY AND SECURITY REVIEW

22.1   THE GUARANTEE

              The Lessor shall at all times during the Pre-Lease Period and the Lease Period and for so long thereafter as the Lessee may have any actual or contingent obligations or liabilities hereunder or under any of the other Relevant Lease Documents have the benefit of the Guarantee from the Guarantor.

22.2   GUARANTOR CREDIT EVENT OCCURRENCE

              If a Guarantor Credit Event shall occur:

                   (a) the Lessee shall promptly notify the Lessor of such
              occurrence.  Within twenty-one (21) days of the date
              (the "GUARANTOR CREDIT EVENT OCCURRENCE DATE"), upon which a Guarantor Credit Event occurs the Lessee shall provide Additional Security to the Lessor in accordance with the provisions of Clause 22.3;

                   (b) the Strip Limits applying for all Calculation Periods
              from and including the Guarantor Credit Event
              Occurrence Date up to the subsequent Guarantor Credit
              Event Cure Date will be zero PROVIDED THAT following the occurrence of the third Guarantor Credit Event
              Occurrence Date which occurs during the Lease Period, the Strip Limits applying for all Calculation Periods from and including such third Guarantor Credit Event Occurrence Date will be, and will remain, zero; and

                   (c) on each of the first and second Guarantor Credit Event
              Cure Date which occur during the Lease Period the Strip
              Limit shall be the Revised Strip Limit and thereafter the Strip Limits shall be calculated in accordance with the provisions of this Agreement.

22.3   TERMINATION SHORTFALLS

              The Lessee covenants with the Lessor that, prior to the termination of the leasing of (or the right or obligation to lease) the Vessel under this Agreement, within twenty-one (21) days of the delivery by the Lessor to the Lessee of a New
       Schedule 2 which shows a Termination Shortfall for any date (including any Relevant Date), the Lessee shall:

                  (a) procure the provision to the Lessor of additional
              security of a type from a person and upon terms acceptable to the Lessor in its absolute discretion such that the value of such additional security for that date (being the value realised by the Lessor for payment into the Second Account) will equal that Termination Shortfall; or

                  (b) pay or cause to be paid into the Second Account an
              amount in Sterling which is, at the date of payment, the present value of that Termination Shortfall calculated using a discount rate of LIBID for any period for which, as at the date of calculation, LIBID can be ascertained or a discount rate reflecting a reasonable annual market rate for periods for which no rate for LIBID can then be ascertained, with rests on each Adjustment Date.

22.4   CASH SECURITY

              If the Lessee has provided cash security under Clause 22.3(b), the Lessee and the Lessor agree that they shall, without obligation, discuss in good faith for a period not exceeding thirty (30) days the possibility of substituting an alternative form of Additional Security for such cash security.

22.5   SUBSTITUTION OF NEW SCHEDULE 2 PARTS A, B AND C

              The Lessor and the Lessee hereby agree that, subject to Clause 23.3, within twenty-eight (28) days (or such lesser period as the Lessor shall determine) after any of:

                   (a) the first day of a Deposit Period (as defined in the
              First Deposit Deed); or

                   (b) the determination by the Lessor that any of the
              Assumptions or, as the case may be, the Termination
              Assumptions shall not be correct, such that the
              schedule 1 which then applies is incorrect; or

                   (c) a payment by either or both of the Payment Banks to the
              Lessor pursuant to any of clause 5.1, 5.2, 5.3, 5.4,
              5.5 or 5.6 of either or both of the Payment Agreements;
              or

                   (d) the service by the Lessor of any written notice on
              either Payment Bank pursuant to clause 5.5 or 5.6 of the relevant Payment Agreement, whether or not the relevant Payment Bank makes the payment required pursuant to that notice; or

                   (e) the occurrence of any event which entitles any Provider of Security to make any withholding or deduction on account of Taxes or any illegality which relieves that Provider of Security from making any payment under the document or documents constituting or evidencing the relevant security or Additional Security; or

                   (f) the provision of any Additional Security; or

                   (g) the occurrence of a Guarantor Credit Event or the
              occurrence of the first and second Guarantor Credit
              Cure Event to occur during the Lease Period; or

                   (h) the service by the Lessor of a Lessor Payment Notice
              or an Interest Period Notice (as each such term is defined in each Payment Agreement); or

                   (i) any other change which would, in the Lessor's opinion, affect the calculations inherent in Schedule 2,

              the Lessor shall produce a New Schedule 2 to this Agreement which shall (save in the case of manifest error) be substituted by the Lessor for the Schedule 2 which applied immediately prior to such substitution. Each New Schedule 2 shall, until itself substituted, constitute Schedule 2 to this Agreement and references to Schedule 2 in this Agreement shall be construed accordingly.

22.6   RELEASE AND REPLACEMENT OF ADDITIONAL SECURITY

       (A) The Lessor agrees that, prior to the termination of the leasing of (or the right or obligation to lease) the Vessel under this Agreement, within five (5) Business Days of the delivery by the Lessor to the Lessee of a New Schedule 2 which shows the Strip Limit for the Calculation Period in which the date upon which such New Schedule 2 was produced by the Lessor falls exceeding the Strip Amount for such Calculation Period, then the Lessor shall, provided no Relevant Event has occurred and is continuing, release and/or discharge all or any part of the Additional Security selected by the Lessor with a value (being the Value for such Additional Security if it were paid into the Second Account) equal to the amount of such excess and thereafter shall produce a New Schedule 2 to this Agreement in respect of which the final paragraph of Clause
       22.5 shall apply.

       (B) If, following the occurrence of a Guarantor Credit Event, a Guarantor Credit Cure Event occurs (the date upon which such Guarantor Credit Cure Event occurs being the "GUARANTOR CREDIT EVENT CURE DATE"), the Lessee shall promptly notify the Lessor of such occurrence and within five (5) Business Days of such notification the Lessor shall, provided no Relevant Event has occurred and is continuing, release and/or discharge the Additional Security provided by the Lessee under Clause
       22.2(a) following the occurrence of such Guarantor Credit
       Event PROVIDED THAT:

                   (i) the Lessor shall only be obliged to release and/or
              discharge any Additional Security referred to above following the occurrence of the first and second
              Guarantor Credit Cure Events to occur during the Lease Period and shall not be so obliged following the occurrence of the third or any other Guarantor Credit
              Cure Event which occurs during the Lease Period; and

                   (ii) the provisions of this Clause 22.6(B) are without prejudice to the Lessor's subsequent and continuing rights under Clause 22.2 to require the Lessee to provide Additional Security on the dates specified in that Clause.

       (C) If any of the following shall occur in relation to any Additional Security Provider who is not a member of the Guarantor's Group:

                   (i) any obligation of such Additional Security Provider
              in any of the Additional Security Documents executed by such Additional Security Provider ceases for any reason (other than by reason of the occurrence of an Insolvency Event in relation to such Additional
              Security Provider) to constitute the legal, valid, binding and enforceable obligation of such Additional Security Provider; or

                   (ii) if such Additional  Security Provider fails to pay
              any amount due under any of the Additional Security
              Documents executed by it and such failure is not remedied within three (3) Business Days after such Additional Security Provider is notified by the Lessor of such non-payment; or

                   (iii) if such Additional Security Provider fails to
              observe or perform any of its obligations (other than those referred to in paragraph (ii) above) under any Additional Security Documents executed by it and does not remedy the failure within thirty (30) days of receipt of a notice by the Lessor requiring such failure to be remedied; or

                   (iv) if such Additional Security Provider ceases to be a
              member of the group of which it was a member at the time when it executed any Additional Security
              Documents; or

                   (v) an Insolvency Event occurs in relation to any
              Additional Security Provider who is not a member of the Guarantor's Group,

              then the Lessee shall, within twenty-one (21) days of being notified by the Lessor of the occurrence of any of the above events, provide the Lessor with further additional security to replace the Additional Security provided by such Additional Security Provider (the "REPLACED ADDITIONAL SECURITY") in form and content acceptable to the Lessor and of a value
       (calculated on the same basis under this Agreement as the Value of the Replaced Additional Security) equal to the Replaced Additional Security.

23.    EXCLUDED OBLIGATIONS

23.1   EXCLUDED OBLIGATIONS

            The parties hereto agree that the Lessee shall have no obligation to make payment to the Lessor and accordingly the Lessor shall have no right of recourse against the Lessee or its assets (other than to either of the First Account or the Second Account and any moneys to be released in accordance with the Deposit Deeds standing to the credit of either of such accounts) and the Lessee shall have no personal liability:

                   (a) in respect of each instalment of Primary Period Rent,
              to the extent of an amount (calculated for the due date for payment of the relevant instalment) equal to the aggregate of:

                          (i) the amount payable by each Payment Bank on the
                     date for payment of the relevant instalment under clause 4.1 of each of the Payment
                     Agreements (ignoring for these purposes the provisions of clauses 4.1, 4.6 and 5.7 of each of the Payment Agreements entitling the relevant Payment Bank to make any withholding or deduction from such instalment) less the aggregate of (A) the amount, if any, of any withholding or deduction which the Payment
                     Banks are or will be entitled to make from such amount payable under the Payment Agreements and
                     (B) any amount which, by virtue of invalidity, illegality or unenforceability, either Payment
                     Bank is relieved from its obligation to make payment on such date under the relevant Payment Agreement (other than by virtue of any invalidity, illegality or unenforceability which would not have arisen but for, and only but for, the occurrence of an Insolvency Event in relation to the relevant Payment Bank); and

                          (ii) the amount deposited in the First Account
                     together with the amount of interest which has accrued thereon in accordance with the First Deposit Deed up to the date for payment of the relevant instalment less the aggregate of (A) the amount of any withholding or deduction which the Deposit Bank is or will be entitled to make from any payment from the First Account under the terms of the First Deposit Deed and
                     (B) any amounts in the First Account in respect of which there is at the date for payment of the relevant instalment Restricted Access

                                (the "RENT LIMIT"); and

                     (b) in respect of the Termination Rent, to the extent
              of an amount equal to the Value (calculated for the relevant Termination Payment Date) of the Termination Security then held by the Lessor (the "TERMINATION LIMIT"),

              the obligations of the Lessee described in (a) and (b) above being the ("EXCLUDED OBLIGATIONS"), provided that for the purposes of Clause 23.1(b), (i) the Value of any Non-Deposit
       Bank Cash Additional Security delivered to the Lessor shall be disregarded unless, at the time the relevant Non-Deposit Bank
       Cash Additional Security is provided to the Lessor, the Lessor agrees that the Lessor shall have no right of recourse against the Lessee or its assets, and the Lessor shall have no personal liability, to the extent of the Value of that Non-
       Deposit Bank Cash Additional Security and (ii) for the avoidance of doubt, where it is illegal for any Provider of Security to make payment to the Lessor of amounts which would otherwise constitute Termination Security or the obligations of that Provider of Security become unenforceable by the Lessor by reason of illegality (other than by reason of any illegality which would not have arisen but for, and only but for, the occurrence of an Insolvency Event in relation to that Provider of Security), the Value to be attributed to the relevant security shall only be the amount of money actually received and retained by the Lessor.

23.2   REMAINING OBLIGATIONS

              Save insofar as the Lessor has agreed to relinquish its rights against the Lessee or its assets under, or as referred to in, Clause 23.1, the Lessor shall have full recourse against the Lessee and its assets for all of the obligations of the Lessee under the Relevant Lease Documents (but without prejudice to Clause 29(B)). Accordingly and without limiting the generality of the foregoing, to the extent that the amount of any instalment of Primary Period Rent exceeds the Rent Limit or the amount of any Termination Rent exceeds the Termination
       Limit the Lessee shall be obliged to make payment of the relevant excess in full and the Lessor shall have full recourse to the Lessee and to its assets to the extent that such payment is not made.

23.3   NOTICE OF RESTRICTED ACCESS

              The Lessor shall, upon becoming aware of the same, give written notice to the Lessee that there is Restricted Access to the moneys standing to the credit of either of the First Account or the Second Account and the Lessor shall take no action (other than the delivery of any relevant notices or demands) against the Lessee or its assets (other than the moneys standing to the credit of the First Account or the Second Account) for a period (the "MORATORIUM") of ten (10) Business Days thereafter to recover any amounts which are subject to such Restricted Access and shall not produce a New
       Schedule 2 to this Agreement during the Moratorium. If during the Moratorium the Lessee (at its own cost and expense) obtains and delivers to the Lessor a written opinion from English legal counsel (such counsel being reasonably acceptable to the Lessor) that there is a reasonable prospect of successfully obtaining an order of the High Court in London to effect a release of the moneys which are subject to such Restricted Access, the Moratorium shall be extended for a further period of ten (10) Business Days, but, subject to the further provisions of this Clause 23.3, will then end. If during the Moratorium there ceases to be Restricted Access to the relevant moneys, sub-paragraph (cc) of paragraph (b) of the definition of "VALUE" and sub-paragraph (B) of Clause 23.1(a)(ii) shall cease to apply thereto.

       23.4   APPLICATION TO HIGH COURT

              If counsel's opinion as specified in Clause 23.3 is obtained and delivered to the Lessor within the time specified, the Lessor shall, upon its being indemnified to its satisfaction against any costs, expenses, losses and liabilities which may be suffered or incurred by the Lessor so doing, give to the Lessee such assistance as may be reasonably requested for the purpose of making an application to the High Court in London or an order as contemplated in Clause 23.3, including (if the Lessor so agrees in its absolute discretion) the use of the Lessor's name in making such application.

24.    CHANGE OF CIRCUMSTANCES ETC.

24.1   CHANGE OF CIRCUMSTANCES

              This Clause 24.1 applies, otherwise than where a payment is made in respect of the effect of a Change of Law in accordance with the provisions of the Financial Schedule, if at any time the Lessor shall be of the opinion that the effect of a Change of Law (excluding any introduction or change that relates to the Taxation of the Lessor or any member of the Lessor's
       Group, but including, without limitation, any such change that relates to the application or modification of any reserve, deposit, cash ratio, liquidity or similar requirement or to capital adequacy or that affects the manner in which or the extent to which the Lessor or any Relevant Member allocates capital resources to its obligations or to any other form of banking or monetary controls) is that:

                   (a) the Lessor or a Relevant Member incurs a cost or an
              additional cost as a result of the Lessor having entered into or assuming, performing, maintaining or funding its obligations under or pursuant to any of this Agreement or the other Relevant Lease Documents;
              or

                   (b) the Lessor or a Relevant Member incurs a cost or an
              additional cost in making payment of, funding or maintaining all or any amounts of Balance, or all or any commitments or obligations under or pursuant to any of this Agreement or the other Relevant Lease
              Documents; or

                   (c) any amount payable to the Lessor or a Relevant Member
              or the effective return to the Lessor or a Relevant
              Member under or pursuant to any of this Agreement or the other Relevant Lease Documents or on all or any of its capital is reduced; or

                   (d) the Lessor or a Relevant Member makes any payment or
              foregoes any interest or other return on or calculated by reference to any amount received or receivable by it under or pursuant to any of this Agreement or the other Relevant Lease Documents.

24.2   DEMANDS BY LESSOR

              If Clause 24.1 applies, then the Lessor may serve one or more demands on the Lessee, notifying the Lessee of the relevant event as and when the same shall occur and reasonable details of the basis of the calculation of the amount referred to in Clause 24.3 provided that the Lessor shall not be entitled to serve any demand in respect of a Change of Law which arises as a consequence of (or of any law or regulation implementing)
       (a) the proposals for international convergence of capital measurement and capital standards published by the Basle
       Committee on Banking Regulations and Supervisory Practices in
       July 1988 and/or (b) any applicable directive of the European
       Union (in each case) unless it results from any change in such proposals or any such applicable directive (or any law or regulation implementing the same) occurring or change in the official interpretation or application thereof after the date hereof. For the purposes of this Clause 24.2 the term
       "APPLICABLE DIRECTIVE" means (exclusively) each of the Own
       Funds Directive (89/299/EEC of 17th April 1989) and the
       Solvency Ratio Directive (89/647/EEC of 18th December, 1989).

24.3   PAYMENT BY THE LESSEE

              Promptly following the service of any demand, the Lessee shall pay to the Lessor such amount as the Lessor determines and certifies in the demand will compensate it or a Relevant
       Member for the applicable increased cost and in relation to the period expressed to be covered by such demand.

24.4   MEANING OF "INCREASED COST"

       In this Clause 24 "INCREASED COST" means the aggregate of:

                   (a) the cost or additional cost incurred referred to in
              Clause 24.1 (a); and/or

                   (b) the cost or additional cost incurred referred to in
              Clause 24.1 (b) that is attributable to the Lessor or the Relevant Member in making payment of, funding or maintaining all or any amounts of Balance, or all or any commitments or obligations under or pursuant to any of this Agreement or the other Relevant Lease
              Documents; and/or

                   (c) the reduction in the amount payable or in the return
              referred to in Clause 24.1 (c); and/or

                   (d) the payment or foregone interest or return referred
              to in Clause 24.1(d) as appropriate;

                          PROVIDED THAT an increased cost does not include:

                          (i) any increased cost compensated for by the
                     payment of PLA Costs;

                          (ii) any Tax Liability; and

                          (iii) any Risk Asset Weighting.

24.5   METHOD OF CALCULATION

            When calculating an increased cost, the Lessor may allocate or spread costs, liabilities and losses to or across the liabilities or assets of itself or members of the Lessor's
       Group, or any class of such liabilities or assets, and on such basis, as it considers appropriate. A certificate under hand of an officer of the Lessor specifying the amount of such compensation shall in the absence of manifest error be conclusive. Nothing contained in this Clause shall oblige the Lessor to disclose any information relating to the way in which it and members of the Lessor's Group employ their capital or arrange their internal financial affairs.

25.    GENERAL INDEMNITY

25.1   GENERAL INDEMNITY

       (a) The Lessee hereby agrees at all times to pay promptly or, as the case may be, indemnify and hold the Lessor and each member of the Lessor's Group and their respective officers, directors, secondees, agents and employees (together the "INDEMNIFIED PERSONS") harmless on a full indemnity basis from and against each and every liability, loss, charge, claim, demand, action, proceeding, damage, judgment, order or other sanction, enforcement, penalty, fine, fee, commission, interest, Lien, salvage, general average cost and expense of whatsoever nature suffered or incurred by or imposed on any Indemnified Person (together "LOSSES"):

                   (i) arising directly or indirectly out of or in any way
              connected with the purchase, manufacture, ownership, possession, performance, transportation, management, sale, import to or export from any jurisdiction, control, use or operation, registration, navigation, certification, classification, management, manning, provisioning, the provision of bunkers and lubricating oils, testing, design, condition, delivery to or by the Lessor, acceptance, leasing, sub-leasing, insurance, maintenance, repair, service, modification, refurbishment, drydocking, survey (save for survey costs expressly stated in this Agreement to be payable by the Lessor), conversion, overhaul, replacement, removal, repossession, return, redelivery, sale or disposal by the Lessee or any other person of the Vessel, whether or not such Liability may be attributable to any defect in the Vessel or to the design, construction or use thereof or from any maintenance, service, repair, drydocking, overhaul, inspection or to any other reason whatsoever (whether similar to any of the foregoing or not), and regardless of when the same shall arise (whether prior to, during or after termination of the leasing of the Vessel under this Agreement) and whether or not the Vessel (or any part thereof) is in the possession or control of the Lessee or the Sub-Lessee or a Service Contractor or any other person and whether or not the same is in the United Kingdom waters or abroad;

                   (ii) as a consequence of any claim that any design,
              article or material in the Vessel or any part thereof or relating thereto or the operation or use thereof constitutes an infringement of patent, copyright, design or other proprietary right;

                   (iii) in preventing or attempting to prevent the arrest,
              seizure, taking in execution, requisition, impounding, forfeiture or detention of the Vessel or in securing or attempting to secure the release of the Vessel in each case following the breach by the Lessee of its obligations under Clause 12.17 (unless the Lessor was required to take such action either under any applicable law or in order to avoid paying any penalty or fine);

                   (iv) as a consequence (direct or indirect) of the breach
              by any person (other than the Lessor) of any of their respective obligations under any of the Lease Documents or of any of the warranties and representations on the part of any person (other than the Lessor) made in this Agreement or in any of the other Lease Documents being untrue or inaccurate in any respect whatsoever (even if not a Termination Event or a Relevant Event) when made;

                   (v) any costs and expenses reasonably incurred by the
              Lessor or, following the occurrence of a Termination Event, any costs and expenses incurred by the Lessor, in each case in connection with the sale or Total Loss of the Vessel (including, without limitation, broker's commissions, redelivery costs (if any), marketing expenses, legal costs, storage, insurance, registration fees and any other expenses of the Lessor incurred pending the sale or disposal of the Vessel or otherwise in connection with the sale or disposal of the Vessel);

                   (vi) any costs, expenses, damages, liabilities, penalties, fees and other outgoing expended, incurred or suffered by the relevant Indemnified Person in connection with:

                          (A) the arrest, seizure, taking into custody or
                     other detention by any court or other tribunal or by any Government Entity (other than by reason of a Lessor's Lien); or

                          (B) the subjection to distress by reason of any
                     process, claim, the exercise of any rights conferred by a Lien (other than Lessor's Liens) or by any other action whatsoever,

                          of any vessel owned or hired or leased by any
              member of the Lessor's Group or which any member of the Lessor's Group has agreed to purchase pursuant to a conditional sale agreement, which are expended, suffered or incurred as a result of or in connection with any claim or alleged claim against, or liability or alleged liability of, any member of the Guarantor's Group together with any costs and expenses or other outgoings which may be paid or incurred by any member of the Lessor's Group in releasing such vessel from any such arrest, seizure, custody, detention or distress, which shall be deemed to include, in the event that such release is secured by the provision by any member of the Lessor's Group of any guarantee or bond or other security (including a cash deposit):

                          (1) any fee paid to any third party for the issue
                     of any such guarantee or bond; or

                          (2) if such guarantee or bond is issued by a member
                     of the Lessor's Group, an amount equal to the fee which the Lessor certifies would have been charged by such member of the Lessor's Group to the Lessee had the Lessee requested the issue in favour of a third party of a guarantee or bond in an equivalent maximum principal amount of the same currency; or

                          (3) in the case of a cash deposit, interest on the
                     amount of such deposit (less any interest actually received by the Lessor thereon, but after adding back the amount of any Tax
                     Liability in respect of such interest) for the period from (and including the date on which such deposit is provided to (but excluding) the earlier of (a) the date upon which the Lessee either pays to the Lessor or, as the Lessor may require, ensures that there is credited to an account with the Deposit Bank and charged in favour of the Lessor upon terms acceptable to the Lessor an amount equal to such deposit in substitution or security therefor and (b) the date of the release of such deposit at the rate per annum which is the aggregate of the cost to the Lessor or the applicable Relevant Member of funding such deposit in the relevant currency plus two per cent (2%); or

                          (4) in the case of any other security, the cost to
                     the Lessor or the applicable Relevant Member in providing such security;

                     (vii) if the Vessel becomes a wreck or obstruction to
              navigation, against all losses, costs, damages and expenses which such Indemnified Person may in consequence thereof incur, including in respect of the removal or destruction of the wreck or obstruction under statutory or other powers, other than a Tax Liability or any amount in respect of which the Indemnified Person is entitled to be indemnified pursuant to Clause 26.1 (General Tax indemnity) or would, but for an exception contained in Clause 26.2 (Restriction on General Tax indemnity), be so indemnified (each of the above other than a Tax Liability being referred to as a "LIABILITY").

       (b) Without prejudice to the generality of the provisions of Clause 25.1(a), Clause 25.1 (a) shall extend to claims of persons (including governments or other bodies whether corporate or otherwise) who have incurred expenditure in taking preventative measures against loss or damage or have suffered or allege that they have suffered loss, damage or injury in connection with anything done or omitted to be done by any person in relation to, in respect of, or in connection with, the Vessel, including in connection with any oil or other substance emanating or threatening to emanate from the Vessel and shall extend to levies, impositions, calls or contributions on, or required to be made by, the Lessor during or in respect of the period commencing on the Delivery Date and terminating on a sale of the Vessel following the termination or expiration of the leasing of the Vessel hereunder.

(c) The indemnities contained in Clause 25.1(a) shall extend to include:

                   (i) the Sterling cost (including fees and commissions) to
              the Indemnified Person in acquiring any currency (other than Sterling) with Sterling in order to satisfy or discharge in a currency other than Sterling any Liability;

                   (ii) all costs of interest, fees and other amounts
              whatsoever suffered or incurred by any Indemnified
              Person in order to fund the satisfaction or discharge of any Liability; and

                   (iii) each Loss suffered or incurred by the Lessor in satisfying or discharging, or indemnifying any Indemnified Person (other than itself) against, any Liability, or any matter referred to in (i) or (ii) above, whether or not such Liability is suffered or incurred by the Lessor under any formal or informal arrangement, and whether or not any such formal or informal arrangement existed at the time the Liability was suffered or incurred by such Indemnified Person.

25.2   EXCLUSIONS FROM GENERAL INDEMNITY

              The indemnities contained in Clauses 25.1(a) and 25.1(b) shall not extend to any Liability:

                   (a) to the extent that such Liability is caused by any act of an Indemnified Person which constitutes the wilful misconduct of or recklessness by such Indemnified
              Person;

                   (b) to the extent that such Liability is caused by any
              failure on the part of the Lessor to comply with any of its express and specific obligations under any of the Relevant Lease Documents to which the Lessor is party;

                   (c) to the extent that such Liability constitutes the
              Lessor's Cost or any part thereof;

                   (d) to the extent that such Liability constitutes a cost
              which is expressly to be borne by the Lessor under any other provision of this Agreement, the Shipbuilding
              Contract or the Construction Supervision Agreement and which the Lessee establishes was not intended to be within the scope of the indemnities granted in favour of the Lessor or any other member of the Lessor's Group in any Relevant Lease Document;

                   (e) in respect of which the Lessor is expressly and
              specifically indemnified under any other provision of this Agreement; and

                   (f) any Liability which is caused solely by a failure of
              any Provider of Security (other than any Additional
              Security Provider who is a member of the Guarantor's
              Group) to comply with any obligation on its part under any Relevant Lease Document to which it is party.

25.3   NOTIFICATION OF INDEMNITY CLAIMS

            Without prejudice to the provisions of this Clause 25 and without limiting in any way whatsoever, or being a condition precedent or subsequent to, the indemnities in favour of any Indemnified Person hereunder or prompt payment thereunder, the Lessor shall:

                   (a) notify the Lessee in writing as soon as practicable
              after receipt by the Lessor of notice of a Liability (provided such notice is in writing). Such notification to the Lessee from the Lessor shall give such details as the Lessor then has and which are in all the circumstances reasonable having regard to the contents of the notice of a Liability received by the Lessor; and

                   (b) where reasonably practicable notify the Lessee of
              the Lessor's intention to pay or procure the payment of any moneys in respect of any such Liability before any such payment is made, provided that interest on any moneys payable to the Lessor or any Indemnified Person under Clause 25.1 in respect of such Liability shall only accrue at LIBOR (or, in relation to any currency other than Sterling, the Lessor's funding cost in that other currency) from the date on which the Lessor or that Indemnified Person incurs that Liability, until such time as the Lessor notifies the Lessee of that Liability, whereafter interest will accrue at the Default Rate until reimbursed in full under Clause
              25.1.

25.4   DEFENCE OF CLAIMS

              Without prejudice to the provisions of this Clause 25, the Lessee shall (subject to having first obtained the consent of the relevant insurers, if any, and complying in all respects with its obligations under this Agreement) be entitled to take (at its own cost) such actions as the Lessee reasonably deems fit to defend or avoid any liability arising in respect of a Liability or to take such action against any third party in respect of a Liability and shall be entitled if so agreed by the Lessor (which agreement the Lessor shall be at full liberty to withhold) in writing to take such action in the name of the Lessor, but subject always to the Lessor first being indemnified to its satisfaction by the Lessee against all potential losses, costs, damages and expenses.

25.5   RECOVERIES FROM THIRD PARTIES

              If any Indemnified Person shall recover from or be paid by, any person (other than the Lessee, the Sub-Lessee, a Service Contractor or out of any security constituted by any of the Relevant Lease Documents) any amount (other than under Clause
       26) in respect of any payments paid or discharged by the Lessee in accordance with this Clause 25, then provided that the Lessor has received payment of such amount and is satisfied that such amount is unconditionally available for retention by the Lessor, the Lessor shall pay to the Lessee a sum equal to the value of such recovered or paid amount together with any interest actually earned on such recovered or paid amount (less the amount of any Tax Liability thereon), such payment by the Lessor to be subject always to the provisions of Clause 26.

25.6   OTHER INDEMNITIES

              Each of the indemnities contained in this Clause 25 or otherwise contained in this Agreement or in any other of the Lease Documents is in addition to, and not in substitution for, and shall not be affected or prejudiced by, any other security, guarantee or indemnity (including the other indemnities aforesaid) now or hereafter held by the Lessor.

25.7   PASS THROUGH OF INDEMNITY BENEFITS

              Where in this Clause 25 or in Clause 26 below an indemnity is expressed to be for the benefit of any person who is not a party to this Agreement the Lessor shall be entitled to indemnify such person on the same terms (and subject in particular to Clause 25.4) mutatis mutandis as the indemnities expressed to be for the benefit of such person in this Clause
       25 and the Lessee shall indemnify the Lessor and hold the Lessor harmless on a full indemnity basis from and against each amount paid or payable by the Lessor to such person under any such indemnity.

25.8   WAIVER OF RIGHTS

              The Lessee further agrees and does hereby agree, without prejudice to the express provisions of this Agreement, to waive any rights as against the Lessor that the Lessee may have under the 1976 Convention on the Limitation of Liability for Maritime Claims (as most recently enacted in the United Kingdom pursuant to the Merchant Shipping Act 1995) to limit or reduce any amount that the Lessee is or may be obliged to pay.

25.9   MITIGATION

              If circumstances arise in respect of the Lessor which would, or would upon the giving of notice, result in the Lessee being obliged to pay to the Lessor additional amounts pursuant to Clause 26.3(b) (Payments and Taxes), then, without in any way limiting, reducing or otherwise qualifying the obligations of the Lessee under Clause 26.3(b), the Lessor agrees that it will, for a period not exceeding thirty (30) days consult with the Lessee in good faith with the intention of determining whether it is possible to mitigate the effects of such circumstances, provided that any costs incurred by the Lessor in connection with such consultation or mitigation shall be reimbursed on demand by the Lessee and further that the Lessor shall be under no obligation to take any action and in particular, without limiting the generality of the foregoing words, the Lessor shall be under no obligation to take any action which might have an adverse effect upon its business, operations or financial condition or the management of its Tax affairs.

26.    GENERAL TAX INDEMNITY AND OTHER TAX PROVISIONS

26.1   GENERAL TAX INDEMNITY AND PAYMENT OF CERTAIN OUTGOINGS

              the Lessee shall pay and discharge or cause to be paid and discharged, as soon as the same arise or become payable (and shall, if requested by the Lessor, produce to the Lessor evidence of the payment and discharge thereof) and indemnify the Lessor and other members of the Lessor's Group and keep the Lessor and other members of the Lessor's Group fully indemnified against:

                   (a) any Tax Liabilities; and

                   (b) any licence duties, registration, recording, titling
              or filing fees, charges or levies and any interest or penalties payable in connection with any of the same;

              which arise or become payable at any time in respect of, in consequence of or by reference to:

                   (i) the Vessel (or any part thereof) or any interest
              therein; or

                   (ii) any document, payment, matter, circumstance or
              transaction entered into, made or occurring pursuant to, contemplated by or in accordance with this Agreement or by any of the other Lease Documents including (without limitation) the agreement to purchase, ownership, delivery to or by the Lessor, leasing, use, possession, operation, import, export, return, storage, maintenance, protection, sale, attempted sale or other disposition of the Vessel (or any part thereof) or any interest therein;

              or which arise or become payable as a result (whether alone or in connection with any other matter or circumstance) of anything done in response to any request by the Lessee or any other member of the Guarantor's Group.

26.2   RESTRICTION ON GENERAL TAX INDEMNITY

              The Lessee shall not be obliged to indemnify the Lessor or as the case may be the applicable Relevant Member pursuant to Clause 26.1:

                   (a) against Corporation Tax attributable to any Rent or
              Termination Payment or interest actually receivable hereunder by the Lessor or to any other amounts payable to and unconditionally received by the Lessor under this Agreement or pursuant to or in connection with any of the other Relevant Lease Documents or to any sales or other proceeds (including, without limitation, insurance moneys) actually received and retained by the Lessor in respect of the Vessel;

                   (b) against any Tax Liability or liability in respect of
              any of the matters referred to in Clause 26.1(b) to the extent it would not have arisen but for the reasonably avoidable delay or failure by the Lessor or, as the case may be, the applicable Relevant Member in the filing of Tax returns or the payment of Taxes or any duties, fees, charges or levies referred to in Clause
              26.1(b) assessed on or payable by the Lessor or, as the case may be, the applicable Relevant Member which delay or failure has not been consented to, or requested by the Lessee or any other member of the Lessee's Group or unless such failure or delay by the Lessor or, as the case may be, the applicable Relevant Member arises from a failure by the Lessee or any other member of the Lessee's Group promptly to provide the Lessor or, as the case may be, the applicable Relevant Member with correct, suitable and adequate information to enable the Lessor or, as the case may be, the applicable
              Relevant Member to file the relevant Tax return or pay such Taxes or other amounts;

                   (c) against any Tax Liability to the extent that it is
              taken into account in accordance with the provisions of the Financial Schedule in computing the amount of any Rent or Termination Payment or any adjustment thereto or would be so taken into account but for the operation of paragraph 3.3 of Part 3 of the Financial Schedule;

                   (d) against any Tax Liability which is imposed by way of
              deduction or withholding from any payment due from the Lessee under this Agreement to the Lessor, whether or not the Lessee is required to make any payment or increased payment in respect thereof under Clause 26.3;

                   (e) against any Tax Liability which is suffered by the
              Lessor by reason of the non-deductibility for the purposes of Taxation of any payment made by the Lessor to the Lessee, whether or not the Lessor is entitled to make any withholding in respect thereof under Clause
              26.7;

                   (f) to the extent that such Tax Liability is caused by
              any act of the Lessor which constitutes wilful misconduct of or recklessness by the Lessor or a breach by the Lessor of its obligations under the Relevant Lease
              Documents;

                   (g) against any Tax Liability in respect of VAT or
              Irrecoverable VAT, whether or not the Lessee is required to make any payment or increased payment in respect thereof under Clause 26.4.

26.3   PAYMENTS AND TAXES

       (a) All the sums payable to the Lessor and/or any member of the Lessor's Group pursuant to or in connection with this Agreement or any of the other Relevant Lease Documents shall be paid in full without any set-off or counterclaim whatsoever and free and clear of all deductions or withholdings whatsoever save only as may be required by law.

       (b) If any deduction or withholding is required by law in respect of any payment due to the Lessor and/or any member of the Lessor's Group pursuant to or in connection with this Agreement or any of the other Relevant Lease Documents or any document contemplated by or entered into pursuant hereto or thereto (including any Service Contract), the Lessee shall:

                   (i) ensure or procure that the deduction or withholding
              is made and that it does not exceed the minimum legal requirement therefor;

                   (ii) pay, or procure the payment of, the full amount
              deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

                   (iii) (A) if the payment is to be made by the Lessee,
                     increase the payment in respect of which the deduction or withholding is required so that the net amount received by the Lessor or, as the case may be, the applicable Relevant Member as aforesaid after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made which arises as a consequence of the increase) shall be equal to the amount which the Lessor or, as the case may be, that Member would have been entitled to receive in the absence of any requirement to make a deduction or withholding; or (as the case may be)

                          (B) if the payment is to be made by any person
                     other than the Lessee, pay directly to the Lessor or, as the case may be, that Member such sum (a "COMPENSATING SUM") as will, after taking into account any deduction or withholding which is required to be made in respect of the compensating sum, enable the Lessor or, as the case may be, that Member to receive, on the due date for payment, a net sum equal to the sum which the Lessor or, as the case may be, that Member would have received in the absence of any obligation to make a deduction or withholding; and

                     (iv) promptly deliver or procure the delivery to the
              Lessor or, as the case may be, that Member of appropriate receipts evidencing the deduction or withholding which has been made.

       (c) If the Lessor or, as the case may be, the applicable Relevant Member determines in its absolute discretion that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which the Lessee has made an increased payment or paid a compensating sum under this Clause 26.3 the Lessor or, as the case may be, that Member shall, provided the Lessor or, as the case may be, that Member has received all amounts which are then due and payable under any of the provisions of this Agreement and the other Relevant Lease Documents, pay to the Lessee (to the extent that the Lessor or, as the case may be, that Member can do so without prejudicing, the amount of that benefit and the right of the Lessor or, as the case may be, that Member to obtain any other benefit relief or allowance which may be available to it) as soon as reasonably practicable such amount, if any, as the Lessor shall determine in its absolute discretion will leave the Lessor or, as the case may be, that Member in no better and no worse position than the Lessor or, as the case may be, that Member would have been in if the deduction or withholding had not been required,

              PROVIDED THAT:

                   (i) the Lessor or, as the case may be, that Member shall
              have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit;

                   (ii) the Lessor or, as the case may be, that Member shall
              not be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

                   (iii) if the Lessor or, as the case may be, that Member
              has made a payment to the Lessee pursuant to Clause 26.3(c) on account of any Tax benefit and it subsequently transpires that the Lessor or, as the case may be, that Member did not receive that Tax benefit, or received a lesser Tax benefit, the Lessee shall pay on demand to the Lessor such sum as the Lessor may determine as being necessary to restore the after-Tax position of the Lessor or, as the case may be, that Member to that which it would have been had no adjustment under this proviso (iii) been necessary. Any sums payable by the Lessee to the Lessor under this proviso (iii) shall be subject to the provisions of Clause 26.5;

                   (iv) the Lessor or, as the case may be, that Member shall
              not be obliged to make any payment under this Clause
              26.3 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law but compliance with which is customary); and

       (c) PROVIDED FURTHER THAT if the Lessee requests the Lessor, in writing, to make an application pursuant to the provisions of a double tax treaty for relief (whether in whole or in part) in respect of any deduction or withholding required by law, the Lessor shall (at the cost of the Lessee) take such action as the Lessee shall reasonably request to make such application to an applicable Tax authority. If the Lessor subsequently obtains a repayment (whether in whole or in part) of such deduction or withholding from that Tax authority in circumstances where the Lessee has made an increased payment or paid a compensating sum under this Clause 26.3 the Lessor shall, provided that the Lessor has received all amounts which are then due and payable by the Lessee under any of the provision of this Agreement and the other Relevant Lease Documents, pay to the Lessee as great an amount of the repayment as possible as will leave the Lessor in no worse position than the Lessor would have been in if the deduction or withholding had not been required.

26.4   VALUE ADDED TAX

       (a) If the Lessor makes any supply for Value Added Tax purposes pursuant to or in connection with this Agreement or any of the other Relevant Lease Documents or any transaction or document contemplated herein or therein, the Lessee shall (save to the extent that the Lessor is entitled to be indemnified in respect of that Value Added Tax by an increased payment under Clause 26.4(b) below) at such time as the Lessor certifies to the Lessee that any amount of VAT payable in respect of that supply has not been paid to the Lessor and having duly accounted for such VAT to Customs and Excise at the correct time and having duly claimed bad debt relief in respect of that VAT the Lessor either has or has not received such relief, pay on demand to the Lessor an amount equal to the aggregate of any Value Added Tax which is payable in respect of that supply and has not been the subject of bad debt relief and interest on an amount equal to any Value Added Tax payable in respect of the supply at LIBOR ascertained in respect of the date on which such VAT was accounted for to Customs and Excise for the period from that date until the date of the Lessor's certificate or the date upon which bad debt relief is received.

       (b) Save where expressly provided to the contrary, all payments made under this Agreement and the other Relevant Lease Documents are calculated without regard to Value Added Tax.
       If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise), the amount of that payment shall be increased by an amount equal to the amount of Value Added Tax which is chargeable in respect of the taxable supply in question PROVIDED THAT the Lessor shall not be liable to pay an amount in respect of Value Added Tax until such time as, and to the extent that it receives a credit for such VAT as "INPUT TAX", as defined in sub-section (1) of section 24 of VATA, under sections 25 and 26 of VATA, in which case such payment shall be made as soon as practicable after the credit is received.

       (c) If any amount or Value Added Tax paid by the Lessor pursuant to this Agreement or any of the Relevant Lease Documents shall be Irrecoverable VAT, the Lessee shall forthwith on demand by the Lessor indemnify the Lessor and keep the Lessor fully indemnified at all times against such Irrevocable VAT PROVIDED THAT if the Lessor determines that such Irrecoverable VAT subsequently proves to be recoverable, the Lessor shall pay to the Lessee such amount, if any, as the Lessor in its absolute discretion shall determine will leave the Lessor in no better and no worse a position than the Lessor would have been in if no payment had been made by the Lessee to the Lessor under this Clause 26.4(c).

26.5   GROSSING-UP OF INDEMNITY PAYMENT

            If the Lessor makes a payment or suffers a loss in respect of which it is entitled to be indemnified or reimbursed or otherwise kept harmless pursuant to any provision of this Agreement or any of the other Lease Documents and the Lessor determines in its absolute discretion that:

                            (a) (i) the loss or payment is not or will
                     not be wholly deductible in computing the profits of the Lessor for the purposes of Tax whilst the payment to be made by way of indemnity or reimbursement (for the purpose of this Clause
                     26.5, the "PAYMENT") will or is likely to give rise to a Tax Liability for the Lessor; or

                                (ii) the Payment is likely to give rise to
                     a Tax Liability for the Lessor in any Accounting Period of the Lessor earlier than the Accounting Period in which the loss or payment is deductible;

                            then, at the time of the Payment the Lessee shall
              pay such an amount (the "ADDITIONAL PAYMENT") as will, after taking into account any Tax Liability likely to be suffered or incurred by the Lessor in respect of the Payment or the Additional Payment, leave the Lessor in the same after-Tax position as it would have been in had the Payment not given rise to any Tax Liability and the loss or payment had not been deductible PROVIDED
              THAT if at the time of the Payment the Lessor considers that no Additional Payment is necessary but subsequently determines that an Additional Payment is necessary so to indemnify the Lessor, the Additional
              Payment shall be paid by the Lessee to the Lessor following a demand by the Lessor;

                            (b) the loss or payment has proved to be
              wholly deductible in computing the profits of the Lessor for the purposes of Tax whilst the Payment by the Lessee has provided not to give rise to any Tax Liability for the Lessor, then the Lessor shall pay to the Lessee a rebate of Rent (for the purposes of this Clause 26.5 the "REBATE") of such amount as will leave the Lessor in no better and no worse position than it would have been in if the Payment had not given rise to a Tax Liability for the Lessor and the loss or payment had not been deductible,

              PROVIDED THAT if the Lessor subsequently determines that any payment by the Lessee to the Lessor under this Clause 26.5 by way of an Additional Payment or, as the case may be, any Rebate was calculated on an incorrect basis, such adjustment shall be made between the Lessor and Lessee as the Lessor determines necessary to restore the after-Tax position of the Lessor to that which it would have been if no adjustment had been necessary.

26.6   DOCUMENTARY AND OTHER SIMILAR TAXES

              All stamp, documentary, registration or other like duties or Taxes, including any penalties, additions, fines, surcharges or interest relating thereto, which are imposed on or chargeable on or in connection with this Agreement or any of the other Relevant Lease Documents or the Sub-Lease or any Service Contract shall be paid by the Lessee PROVIDED THAT the Lessor shall be entitled but not obliged to pay any such duties or Taxes, whether or not they are its primary responsibility, whereupon the Lessee shall on demand indemnify the Lessor against those duties or Taxes. The Lessor agrees that if it decides to pay any such duties or Taxes, it shall give the Lessee not less than five (5) Business Days' notice before making such payment.

26.7   DEDUCTIBILITY

              Notwithstanding anything contained in this Agreement or any of the other Relevant Lease Documents (other than in relation to any rebate of Rent under Clause 10.2(b) or 20.2(ii)), if the Lessor determines that any payment which it is required to make to the Lessee under this Agreement or under any of the other Relevant Lease Documents, by way of rebate of Rent or otherwise, will not or may not be fully deductible in computing the Lessor's liability to Corporation Tax for the Accounting Period of the Lessor in which the payment is made, the Lessor shall, except to the extent that such non-deductibility has been taken into account in accordance with the Financial Schedule as a result of Assumption 2.3.13
       (d) (iii) proving not to be correct, be entitled to withhold and retain from that payment such amount as the Lessor determines to be necessary to enable it to occupy the same after-Tax position as it would occupy if the payment were fully deductible as aforesaid;

              PROVIDED THAT if:

                   (a) any such payment is made without withholding and the
              Lessor subsequently determines that the payment will not or may not be fully deductible as aforesaid; or

                   (b) any such payment is made subject to withholding and
              the Lessor subsequently determines that no such withholding ought to have been made or the basis on which the withholding was calculated was incorrect;

              such adjustment shall be made between the Lessor and the Lessee as the Lessor determines to be necessary, taking into account the time value of money, to enable the Lessor to occupy the same after-Tax position as it would occupy if no such adjustment were necessary. Any sum payable by the Lessee to the Lessor under this proviso shall be subject to the provisions of Clause 26.5.

27.    PRESERVATION OF INDEMNITIES

              Without prejudice to damages or other claim which either party may, at any time, have against the other hereunder or under any of the Relevant Lease Documents it is hereby agreed and declared that the indemnities given by the Lessee in favour of the Lessor or any member of the Lessor's Group contained in this Agreement shall continue in full force and effect notwithstanding any sale or other disposition of the Vessel, a Total Loss having occurred or any breach of the terms hereof or thereof by the Lessor (including fundamental breach), the repudiation by the Lessor or the Lessee of this Agreement or any of the Relevant Lease Documents or the expiration of the Pre-Lease Period or the Lease Period through effluxion of time or otherwise or the termination of the leasing or sale of the Vessel hereunder or any other circumstance whatsoever.

28.    ASSIGNMENT

28.1   ASSIGNMENT BY LESSOR

              The Lessee acknowledges and agrees that the Lessor shall be entitled at any time and from time to time to assign, transfer, novate or otherwise dispose of all (but not part only) of its interest in the Vessel and the Relevant Lease
       Documents:

                     (a) to any person (the "TRANSFEREE") who is not a member
              of the Lessor's Group with the prior written consent of the Lessee (such consent not to be unreasonably withheld) provided always that without prejudice to the foregoing:

                          (i) the assignment, transfer, novation or other
                     disposal shall be on terms that the Lessee shall be under no greater obligation or liability under this Agreement and the other
                     Relevant Lease Documents to which it is a party than it would have been under but for such assignment, transfer, novation or other disposal;

                          (ii) the Transferee (or its ultimate parent
                     company) is a bank or financial institution having a credit rating equal to or better than that of the Bank as at the date of the assignment, transfer, novation or other disposal;

                          (iii) the rights of the Lessee under the Relevant
                     Lease Documents shall not be adversely affected and shall be on equivalent terms to the Relevant Lease Documents in force prior to the assignment, transfer, novation or other disposal (and, without prejudice to the generality of the foregoing, if the Transferee itself is not a bank or financial institution satisfying the requirements of paragraph (ii) above, the Lessee shall receive a parent company guarantee from the ultimate holding company of the Transferee on terms no less favourable than that granted by the Bank); and

                          (iv) it shall, without limitation, be reasonable
                     for the Lessee to withhold its consent if it certifies that the proposed Transferee (or its ultimate parent company or a subsidiary of its ultimate parent company) is a company with which the Lessee or any other company or the Guarantor's Group has valid business reasons for not entering into a relationship; and

                     (b) to any person who is a member of the Lessor's Group
              without the need for the Lessee's consent provided that the Lessee shall not be required to suffer or incur any greater cost in the performance of its obligations under this Agreement or the other Relevant Lease
              Documents to which it is a party, or any loss of benefit, than would have been the case but for such assignment, transfer, novation or other disposal,

              and in each case, and the Lessee hereby agrees and undertakes that it will upon the request of the Lessor execute such further documents and give such notices as the Lessor may reasonably require in order to effect such assignment, transfer, novation or other disposal, provided that any costs incurred by the Lessee (including any legal fees and Irrecoverable VAT thereon) in connection therewith or with any consequential amendments to the Lease Documents shall be reimbursed by the Lessor upon presentation of a copy of the relevant invoice.

28.2   ASSIGNMENT BY THE LESSEE

                   (A) Except as expressly permitted by Clauses 28.2(B)
              and 28.2(D), the Lessee may not assign, transfer or part with any of its rights or obligations under, or the benefit or burden of, this Agreement or the other Lease Documents to which the Lessee is a party without the prior written consent of the Lessor.

                   (B) The Lessee shall be entitled at any time and from
              time to time to assign and transfer the entire burden and benefit of this Agreement and the other Lease Documents to which it is a party to any person who is a member of the Guarantor's Group without the need for the Lessor's consent provided that:

                          (i) the transferee and any other necessary person
                     shall enter into such documentation as may be necessary to give effect to such assignment and transfer (including any amendment that may be necessary to the terms of the Guarantee to ensure that the Guarantee extends to the obligations of the assignee hereunder);

                          (ii) the Lessor shall not suffer or incur any
                     greater cost, or any loss of benefit, or any increased obligation, liability or risk than would have been the case but for such assignment and transfer; and

                          (iii)  any costs and expenses (including stamp
                     duty) in respect of such assignment and transfer shall be for the Lessee's account.

                     (C) The Lessor agrees from time to time, and at the
              Lessee's expense, to co-operate with the Lessee and do and perform such acts and execute and deliver such instruments as the Lessee may reasonably request to effect such assignment and transfer referred to in Clause 28.2(B).

                     (D) The Lessee shall be entitled to and will, on request
              of the Lessor or any financier who advances funds to the Sub-Lessee to enable it to pay the put option price under Clause 3 of the Put Option Deed, assign its rights to receive rebate of Rent under Clause 20.2(ii) to any such financier on such terms as such financier may reasonably require and do such further acts and enter into such further documents in order to enable such funding to take place.

29.    LESSOR'S RIGHT OF SET-OFF

                     (A) The Lessor shall be entitled to set off or withhold
              from any sum or sums expressed in this Agreement or any of the Relevant Lease Documents to be payable by the Lessor to the Lessee (other than any sum or sums referred to in Clause 29(B)) any amounts due or expressed to be due (or would, if demanded, be due) from the Lessee, to the Lessor under this Agreement or any of the Relevant Lease Documents, other than amounts payable in relation to Excluded Obligations. Save as aforesaid, the Lessee authorises the Lessor to apply any credit balance to which the Lessee is entitled on any account of the Lessee with the Lessor in satisfaction of any sum due and payable from the Lessor hereunder or under any of the other Relevant Lease
              Documents but unpaid; for this purpose, the Lessor is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. The Lessor shall not be obliged to exercise any right given to it by this Clause 29.

                     (B) Rebates of Rent expressed to be payable by the
              Lessor to the Lessee under Clause 10.2(b) or 20.2(ii) shall be paid by the Lessor without set-off or counterclaim and are hereby expressly excluded from the Lessor's rights under Clause 29(A).

30.    SUB-LEASING

                     (A) The Lessee shall not, without the prior written
              consent of the Lessor, sub-lease the Vessel (and shall procure that there is no further sub-leasing of the Vessel by any Sub-Lessee) other than to the Sub-Lessee under a charter by way of demise, time charter, voyage charter or other chartering arrangement upon terms to be agreed by the Lessee and the Sub-Lessee PROVIDED THAT any such charter or other chartering arrangement shall always contain a term that neither the Vessel nor any part thereof shall be used during the requisite period (as defined in Section 40 CAA 1990) so as to result in the application of any of Sections 42, 43, 44 and 46 CAA
              1990.

                     (B) In the event that the Sub-Lessee performs any act
              to be performed by the Lessee hereunder which, if it had been performed by the Lessee, it would fully satisfy an obligation of the Lessee to the Lessor hereunder, such obligation of the Lessee shall be deemed satisfied as between the Lessor and the Lessee to the extent so performed by the Sub-Lessee.

                     (C) The Lessee shall procure that the Sub-Lease is in all
              respects subordinate to the rights of the Lessor under this Agreement and shall automatically terminate upon the service of a Termination Notice hereunder. The
              Lessee shall further procure that the Sub-Lease provides that, following the service of a Termination
              Notice but subject to Clause 21.7, the Sub-Lessee shall surrender possession and control of the Vessel to the Lessor and shall not exercise or purport to exercise any Lien which they, either together or individually, might have over or in respect of the Vessel in respect of the termination of their right to possession of the same.

31.    MISCELLANEOUS

31.1   GENERAL FEES AND EXPENSES

              The Lessee shall on demand:

                   (a) pay or reimburse to the Lessor all costs and
              expenses (including, without limitation, the Lessor's Expenses and survey costs) of the Lessor properly incurred in connection with the negotiation, preparation or execution of the Lease Documents and any amendment, variation or waiver from time to time hereto or thereto or any consent from time to time hereunder or thereunder and in connection with the payment by the Lessor of each of the Instalments, the delivery to or by the Lessor, redelivery or sale of the Vessel or any part thereof, save to the extent that such costs and expenses have been taken into account in the Financial Schedule;

                    (b) pay or reimburse to the Lessor all costs and expenses
              (including, without limitation, legal fees and survey costs and expenses) properly incurred by the Lessor in connection with or incidental to the breach by any party (other than the Lessor and any Provider of Security other than any Additional Security Provider who is a member of the Guarantor's Group) of any of its respective obligations under the Lease Documents, the protection, preservation or enforcement of any right or remedy conferred upon the Lessor under any of the Lease Documents or by law, or to any action or act to recover possession of the Vessel or any part thereof, whether or not any such action progresses to judgment;

                    (c) pay or reimburse to the Lessor all costs and
              expenses (including, without limitation, fees of legal and other advisers) incurred in connection with any action or act brought by the Lessor to recover any Rent or other payments due from any party (other than the Lessor, the Bank and any Provider of Security other than any Additional Security Provider who is a member of the Guarantor's Group) under this Agreement or any of the other Lease Documents; and

                    (d) pay or reimburse to the Lessor all costs and
              expenses (including without limitation, legal, insurance and other advisers) properly incurred by the Lessor in connection with a Total Loss of the Vessel.

31.2   INTENTIONALLY OMITTED

31.3   DELAY IN ENFORCEMENT, WAIVERS ETC.

              All waivers of any right, power or privilege by any of the Lessor or the Lessee shall be in writing signed by the Lessor or, as the case may be, the Lessee. No failure or delay on the part of the Lessor or the Lessee in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in equity.

31.4   VARIATION

              This Agreement shall only be varied by an instrument in writing executed by the parties hereto.

31.5   INVALIDITY

              If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is already invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

31.6   NOTICES

       (a) Any demand, consent, record, election or notice (a "NOTICE") required or permitted to be given by either party to the other under this Agreement shall be in writing and sent by first class prepaid airmail post or by facsimile transmission or delivered by hand addressed as follows:

              (i)    if to the Lessor to:

                            Nelstar Leasing Company Limited
                            Great Surrey House
                            203 Blackfriars Road
                            London  SE1 8NH
                            England

                            Fax:   +(44) 171 922 1874
                            Attention:    Managing Director

              (ii)   if to the Lessee to:

                            c/o McKinney, Bancroft & Hughes
                            Mareva House
                            4 George Street
                            P.O. Box 3937
                            Nassau
                            The Bahamas

                            Fax:   +(1) 242 328 2520
                            Attention:    Richard Lightbourn
                            with a copy sent to:

                            Global Marine Inc.
                            777 N. Eldridge Parkway
                            Houston
                            Texas 77079
                            USA

                            Fax:   +(1) 281 596 5196
                            Attention:    General Counsel

              or in each case to such other person or address or facsimile number as one party may, by not less that three (3) Business
       Days' notice, notify in writing to the other party hereto.

       (b) Any Notice shall be deemed to have been given or received to or by the party to whom it is addressed ten (10) days following posting, if posted by first class prepaid airmail post and on receipt, if delivered by hand and in the case of facsimile transmission, upon receipt by the sender of a transmission report showing the Notice has been sent in its entirety. The sender of a Notice by facsimile shall despatch an original of such Notice in the first class airmail post with postage prepaid in an envelope addressed to the recipient of the facsimile at its address stated in Clause 31.6(a), but the facsimile Notice shall be the definitive Notice for the purposes of this Agreement.

31.7   APPLICABLE LAW

              This Agreement shall be governed by and construed, and performance thereof shall be determined, in accordance with the laws of England.

31.8   COUNTERPARTS

              This Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

31.9   FURTHER ASSURANCES

              The Lessee agrees from time to time, and at the Lessee's expense, to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the Lessee to establish, maintain and protect the rights and remedies of the Lessor and to carry out and effect the intent and purpose of this Agreement and the other Relevant Lease Documents.

31.10  ENTIRE AGREEMENT

              This Agreement, in conjunction with the other Relevant Lease Documents and any other letter agreements of even date herewith or subsequent hereto between the Lessor and any other party to the Relevant Lease Documents, constitute the entire agreement between the parties hereto in relation to the leasing of the Vessel by the Lessor to the Lessee, and supersede all previous proposals, agreements and other written and oral communications in relation thereto.

31.11  SUBMISSION TO JURISDICTION

       (a) The Lessee (which shall include its successors and permitted assigns from time to time) hereby submits to the non-exclusive jurisdiction of the courts of England with regard to this Agreement and the other Relevant Lease Documents. Any legal action or proceedings with respect to this Agreement and the other Relevant Lease Documents may be brought in the courts of England or such other jurisdiction, as the Lessor may elect.
       By its execution and delivery of this Agreement, the Lessee:

                   (i) hereby accepts for itself and in respect of its
              property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts with respect to this Agreement and the other Relevant Lease Documents;

                   (ii) waives any objections on the grounds of venue or
              forum non conveniens or any similar grounds and agrees that legal proceedings in any one or more jurisdictions shall not preclude legal proceedings in any other jurisdiction with respect to this Agreement and the other Relevant Lease Documents;

                   (iii) agrees that final judgment against it in any action
              or proceedings shall be conclusive and may be enforced in any other jurisdiction with respect to this Agreement and the other Relevant Lease Documents within or outside England by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness; and

                   (iv) hereby consents generally in respect of any legal
              action or proceeding arising out of or in connection with this Agreement and the other Relevant Lease
              Documents to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

       (b) The Lessee in the case of the courts of England, hereby designates, appoints and empowers WFW Legal Services Limited (ref: CALP/DNO 2628.16002), at the address of its registered office for the time being (presently 15 Appold Street, London EC2A 2HB) to receive, for it and on behalf of it, service of process in any legal action or proceedings with respect to this Agreement or the other Relevant Lease Documents. The Lessee agrees that it will at all times continuously maintain an agent to receive service of process in England on its behalf and on behalf of its property with respect to this Agreement and the other Relevant Lease Documents and if, for any reason, such agent named above or its successor shall no longer serve as agent of the Lessee to receive service of process in England, the Lessee shall promptly appoint a successor in England and advise the Lessor thereof. It is understood that a copy of any process served as above will be promptly forwarded (if necessary) by first class prepaid air mail post to the Lessee but the failure of the Lessee to receive such copy shall not affect in any way the service of such process on the said person as the agent of the Lessee.

31.12  JUDGMENT CURRENCY

              If, under any applicable law, whether as a result of a judgment against any of the parties hereto or the liquidation of any of the parties hereto for any other reason, any payment under or in connection with this Agreement or any of the other Relevant Lease Documents or a Service Contract is made or is recovered in a currency (the "OTHER CURRENCY") other than that in which it is required to be paid hereunder or thereunder (the "ORIGINAL CURRENCY") then, to the extent payment (when converted at the rate of exchange and after deducting commission on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount which is required to be paid under or in connection with this Agreement or any of the other Relevant Lease Documents or a Service Contract as aforesaid, the payer (or, in the case of a payment to the Lessor under a Service Contract, the Lessee) shall as a separate and independent obligation fully indemnify the payee on demand against the amount of the shortfall; and for the purposes of this Clause
       31.13 "RATE OF EXCHANGE" means the rate at which the payee is able as at 11.00 a.m. (London time) on the relevant date to purchase the Original Currency from the Bank in London with the Other Currency.

32.    CONFIDENTIALITY

              At all times during the Pre-Lease Period and the Lease Period, each of the parties hereto shall keep confidential and shall not, without the prior written consent, in the case of the Lessee, of the Lessor and, in the case of the Lessor, of the Lessee issue any press release in relation to the transactions evidenced by this Agreement and the other Lease Documents, or disclose to any other person the financial details of this Agreement or any other Lease Document and the transactions contemplated hereby or thereby or any other agreement entered into after the date hereof by the Lessor and the Lessee in connection with this Agreement or any other Lease Document, or release copies or drafts of any such document which disclose or reveal the identity of the parties (or any of them) provided that (i) the Lessor will not unreasonably withhold or delay its consent to any proposed press release and (ii) the parties hereto shall be entitled, without any such consent, to disclose the same:

                   (a) in connection with any proceedings arising out of
              or in connection with this Agreement or any of the other Lease Documents; or

                   (b) if required to do so by an order of a court of
              competent jurisdiction whether in pursuance of any procedure for discovery of documents or otherwise; or

                   (c) pursuant to any law or regulation having the force
              of law; or

                   (d) to any fiscal, monetary, tax, governmental or other
              competent authority; or

                   (e) to the auditors, legal or other professional advisers, insurance brokers or underwriters of any member of either the Guarantor's Group or the Lessor's Group; or

                   (f) if any of the same is or shall become publicly known
              otherwise than as a result of a breach by such party of this Clause 32; or

                   (g) in any manner contemplated by any of the Lease
              Documents; or

                   (h) to any other party to the Lease Documents or any
              Additional Security Provider to the extent that such Additional Security Provider has executed a confidentiality undertaking in favour of the Lessor in form and content reasonably acceptable to the Lessor.

AS WITNESS this Agreement is executed by each of the parties hereto as their respective deeds and is intended to be and is hereby delivered the day and year above written.


                                SCHEDULE 1

                           Financial Schedule




                                SCHEDULE 2




                                SCHEDULE 3

                          INTENTIONALLY OMITTED


                                SCHEDULE 4

                                  Part 1

               REPRESENTATIONS AND WARRANTIES BY THE LESSEE


       (A) The Lessee is a company duly incorporated and validly existing under the laws of the Commonwealth of the Bahamas and has the corporate power and authority to own its assets and carry on its business as it is being presently conducted and to enter into and perform its obligations under the Lease Documents to which it is or is to be a party and to consummate the transactions contemplated hereby;

       (B) the execution, delivery and performance by the Lessee of the Lease Documents to which it is or is to be a party and the consummation of the transactions contemplated hereby have been duly authorised by all necessary or appropriate corporate action on the part of the Lessee, do not require any shareholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Lessee except such as have been duly obtained and are in full force and effect, and do not contravene or constitute a default under (aa) any law, governmental rule, regulation or decree, directive, convention, treaty, judgment, injunction or any official or judicial order binding on the Lessee or any of its assets, (bb) its Constitutive Documents or (cc) any agreement consent or instruments to which it is a party or is binding upon it or any of its assets nor result in the creation or imposition of any Lien on any of its assets pursuant to the provisions of any such agreement, consent or instrument;

       (C) this Agreement and the other Lease Documents to which the Lessee is or is to be a party constitutes, or when executed and delivered will constitute, the legal, valid and binding obligations of the Lessee enforceable in accordance with its terms subject to general principles of equity and the law affecting creditors' rights generally;

       (D) no authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation and no payment of any duty or tax and no other action whatsoever which has not been duly and unconditionally obtained, made or taken is necessary or desirable to ensure the validity, enforceability or priority of the liabilities and obligations of the Lessee or the rights of the Lessor under this Agreement and the other Lease Documents to which the Lessee is or is to be a party;

       (E) no event has occurred which constitutes a default under, any agreement by which the Lessee, its business or any of its assets is bound or affected, being a contravention or default which would be likely to either have a material adverse effect on the business, assets or financial or trading condition of the Lessee or materially and adversely affect its ability to observe or perform its obligations under this Agreement and the other Relevant Lease Documents to which the Lessee is or is to be a party;

       (F) no litigation, arbitration or administrative proceedings or claim which would be likely to, by itself or together with any other such proceedings or claims, either have a material adverse effect on its business, assets or financial or trading condition or materially and adversely affect its ability to observe or perform its obligations under this Agreement and the other Lease Documents to which the Lessee is or is to be a party is presently in progress or, to the best of the knowledge, information and belief of the Lessee, pending or threatened against the Lessee, its business or any of its assets;

       (G) no Termination Event has occurred and is continuing and no Relevant Event has occurred and is continuing;

       (H) the Lessee has not taken any corporate action nor, to the best of its knowledge and belief, have any other steps been taken or legal proceedings been started against it for its winding up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

       (I) under applicable laws of the Commonwealth of the Bahamas in force at the date hereof the Lessee is not required to deduct any Taxes from any payments that it may be required to make under this Agreement or any of the other Lease Documents to which the Lessee is or is to be a party;

       (J) the Lessee is conducting its business in all material respects in compliance with all applicable laws, regulations and government directives and the Lessee has obtained all material licences, permissions, authorisations and consents necessary for the conduct of its business and to the best of its knowledge and belief after due and proper enquiry all such licences, permissions, authorisations and consents are in full force and effect;

       (K) intentionally omitted;

       (L) all information furnished by the Lessee to the Lessor relating to the transactions contemplated by the Lease Documents is true and accurate in all material respects and there are no omissions of material facts or misleading information contained in such information;

       (M) neither the Lessee nor any of its property or assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, attachment or other legal process in any jurisdiction;

       (N) the Lessee has complied with all Taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it and no material claims are being asserted against it with respect to Taxes which would be likely either to have a material adverse effect on the business, assets, operations, prospects or condition (financial or otherwise) of the Lessee or materially and adversely affect its ability to observe and perform its obligations under this Agreement and the other Relevant Lease Documents to which the Lessee is or is to be a party;

       (O) no stamp or registration duty or similar taxes or charges are payable in the Commonwealth of the Bahamas in respect of this Agreement or any of the other Lease Documents;

       (P) subject to any qualifications contained in the legal opinions addressed to the Lessor described in paragraph 5 of Part 1 of
       Schedule 5, the choice of English law to govern this Agreement and the other Relevant Lease Documents to which the Lessee is or is to be a party is a valid choice of law and English law will accordingly be applied by the courts in the Commonwealth of the Bahamas if this Agreement or such other Relevant Lease Documents or any claim hereunder or thereunder comes under their jurisdiction upon proof of the relevant provisions of English law. The submission hereunder by the Lessee to the jurisdiction of the courts of England and the appointment by the Lessee of process agents in England to accept service of process in respect of the jurisdiction of such courts is valid and binding upon the Lessee;

       (Q) the Vessel on the Delivery Date will:

                   (i) be eligible in all respects for registration in the
              Flag State;

                   (ii) maintain the Classification free of all
              recommendations, reservations, notations and requirements of the Classification Society excepting those which do not have to be complied with prior to the Delivery Date and will be tight, staunch, strong and seaworthy and will have placed on board full classification and other certificates required under all applicable laws and the rules, regulations and requirements of the Classification Society including those to which the Vessel, her Master, officers and crew are subject at the Delivery Date; and

                   (iii) be free from Liens (other than Permitted Liens);

       (R) the Lessee is in compliance with and has at all times complied with all applicable Environmental Laws and Environmental
       Permits required in connection with the Vessel;

       (S) the Lessee will at Delivery comply with all applicable requirements for operators of vessels of a similar type as the Vessel of the United States Oil Pollution Act of 1990, as amended, the regulations promulgated and guidance having the force of law issued pursuant thereto; and

       (T) the Guarantor is a person "connected" (construed in accordance with section 839 ICTA 1988) with the Lessee.


                                  SCHEDULE 4

                                    Part 2

                   REPRESENTATIONS AND WARRANTIES BY THE LESSOR

       (A) The Lessor is duly incorporated and validly existing under the laws of England as a limited liability company and has the corporate power to own its assets and to carry on its business as it is being presently conducted.

       (B) The Lessor has the power to execute, deliver and perform its obligations under the Relevant Lease Documents to which it is a party and all necessary corporate, shareholder and other action has been duly obtained or taken to authorise the execution, delivery and performance of the same.

       (C) To the actual knowledge of the Lessor's directors, there is no pending or threatened litigation, nor any arbitration or administrative actions or proceedings against the Lessor or any of its property or assets before any court, arbitrator or administrative agency or authority which in the opinion of the directors of the Lessor would have a material adverse effect on the ability of the Lessor to perform at all times its obligations under the Relevant Lease Documents to which it is a party.

       (D) The execution, delivery and performance by the Lessor of its obligations under the Relevant Lease Documents to which it is a party does not contravene or constitute a default under (aa) any United Kingdom law, regulation, decree, convention, treaty, judgment or any official or judicial order valid and legally binding on the Lessor or any of its assets, or (bb) its Constitutive Documents.

       (E) This Agreement and the other Relevant Lease Documents to which the Lessor is or is to be a party constitutes, or when executed and delivered will constitute, the legal, valid and binding obligations of the Lessor enforceable in accordance with its terms subject to general principles of equity and the law affecting creditors' rights generally.


                                    SCHEDULE 5

                                      Part 1

         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE LESSOR GENERALLY

       (A) The Lessor shall have received each of the following in form and substance satisfactory to the Lessor:

       1. In respect of each of the Lessee, the Sub-Lessee and the
       Guarantor:

                   (a) a copy certified by a duly authorised officer of the
              relevant person to be a true, complete and up-to-date copy of the Constitutive Documents of that person;

                   (b) a copy, certified by a duly authorised officer of the
              relevant person to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of the board of directors or governors (or of a committee of the board of directors or governors) of that person:

                          (i) authorising the entering into by that person
                     of such of this Agreement and the other Lease Documents to which such person is party; and

                          (ii) authorising an individual or individuals to
                     sign and deliver on behalf of that person such of this Agreement and the other Lease Documents to which such person is party,

                          or, in each case such other evidence as the Lessor
              may require that all necessary corporate action has been taken for the authorisations referred to in paragraphs
              (i) and (ii) above;

                     (c) a copy certified by a duly authorised officer of
              that person to be a true copy, and as being in full force and effect and not revoked or withdrawn, of any power of attorney issued by that person pursuant to the said resolutions; and

                     (d) a certificate of incumbency in relation to each of
              the Lessee, the Guarantor and the Sub-Lessee together with a list of authorised signatories with specimen signatures and, in relation to the Lessee, a certificate of goodstanding in relation to the Lessee.

       2. Evidence that the Novation Agreement and the Put Option Deed has been approved by the board of directors of the Builder, and that the signatory for the Builder is authorised to execute the Novation Agreement, the Put Option Deed and the other Lease Documents to which the Builder is a party.

       3. A power of attorney or a certified true copy extract of the up-to-date signature book of each Payment Bank, evidencing the extent of the signing authority of all relevant signatories and specimen signatures of those signatories or other evidence reasonably acceptable to the Lessor of the authority of the relevant signatories to execute each of the Relevant Lease Documents to which each Payment Bank is party.

       4. Evidence that all governmental and other licences, approvals, consents, registrations and filings necessary for any matter or thing contemplated by the Lease Documents and for the legality, validity, enforceability, admissibility and evidence and effectiveness thereof have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of effecting any registrations and filings, that arrangements are satisfactory to the Lessor have been made for the effecting of the same within any applicable time limit).

       5. Legal opinions in form and substance satisfactory to the Lessor relating to all aspects of the laws of Texas, Delaware and the Bahamas which the Lessor deems relevant with respect to the transactions contemplated by this Agreement and the other Lease Documents.

       6. Evidence that any licences, approvals and consents which may be required for the due execution and performance by any party to any Relevant Lease Document (other than the Lessor and the Deposit Bank) to which it is party have been obtained and are in full force and effect.

       7. Evidence from I.H.C. Gusto Engineering B.V. that the Primary Period does not exceed the useful economic life of the Vessel.

       8. Evidence of the acceptance of appointment by each service of process agent appointed or required to be appointed under the Relevant Lease Documents.

       9. An original counterpart of each Relevant Lease Document to which the Lessor is a party in each case duly executed and delivered by party thereto (other than the Lessor) and a certified true copy of other Lease Documents in each case duly executed and delivered by the parties thereto.

       10. Intentionally omitted.

       11. Evidence that the conditions precedent to the Relevant Lease Documents and the Sub-Lease (other than the conditions precedent contained in this Agreement to be given in favour of the Lessor) have been fulfilled or waived in accordance with the respective terms of the Relevant Lease Documents and the Sub-Lease.

       12. A copy of the signed and audited report and consolidated accounts for the Guarantor's Group for the financial year ending 31st December 1997.

       13. Evidence that each of the First Account and the Second Account have been opened and that all necessary bank mandates and signature forms in form and content acceptable to the Lessor have been delivered to the Deposit Bank and that Pounds-Sterling 1 has been credited to each such account.

       14. An opinion from the insurance advisors to the Lessor as to the adequacy of the insurances to be taken out under the Shipbuilding Contract.

       (B) No Termination Event or Relevant Event has occurred and is continuing or would result from the Relevant Lease Documents or the Sub-Lease coming into full force and effect.


                                 SCHEDULE 5

                                   PART 2

       CONDITIONS PRECEDENT TO LESSOR'S PAYMENT OBLIGATIONS UNDER THE
                     CONSTRUCTION SUPERVISION AGREEMENT


The Lessor shall have received each of the following in form and substance satisfactory to the Lessor in relation to each Instalment:

1      CORPORATE POWER AND AUTHORITY

       1.1 Confirmation from a duly authorised officer of each of the Lessee, the Sub-Lessee and the Guarantor that there has been no change in the Constitutive Documents of the relevant person since the date on which a certified copy thereof was provided to the Lessor, or, as the case may be a copy certified by a duly authorised officer of the relevant person of any amendments thereto and confirmation that the board resolutions or other corporate authorisation referred to in paragraph 1(b) of part 1 of this Schedule 5 remain unamended and in force.

       1.2 In relation to each Payment Bank, either (i) confirmation that any document to be executed by such Payment Bank will be executed by the individuals in respect of which valid and existing powers of attorney appointing such individuals as attorneys in fact for the relevant party has already been received or in respect of which a certified true copy extract of an up to date signature book has been received and that the respective powers of attorney or signature books of such Payment Bank, remain valid, in full force and unamended or
       (ii) a further certified copy of the relevant power of attorney appointing such individual as an attorney in fact with power to sign such documents on behalf of such Payment
       Bank, or signature book of such Payment Bank, as the case may be.

2      INSURANCES

       2.1 Evidence that the Vessel is insured in accordance with the terms of the Shipbuilding Contract.

3      PAYMENTS, LETTER OF CREDIT, ACCOUNTS AND INVOICES

       3.1    Evidence that:

                   (a) the conditions precedent to the obligations of each
              Payment Bank under clause 2 of the relevant Payment
              Agreement have been satisfied in full or irrevocably waived in writing to the extent not so satisfied by the relevant Payment Bank;

                   (b) the Lessee has delivered a Lessee Payment Notice (as
              such term is defined in each Payment Agreement) to each Payment Bank in accordance with clause 3.1 of the relevant Payment Agreement in relation to the Instalment to be made by the Lessor hereunder; and

                   (c) each of the Payment Banks has unconditionally and
              irrevocably received in full the amount described in the Lessee Payment Notice (as so defined).

       3.2 Evidence that the condition precedent set out in paragraph 13 of Schedule 5, Part 1, has been satisfied.

       3.3 Evidence that there has been credited to each of the First Account and the Second Account the amount required to be deposited therein pursuant to the First Deposit Deed or (as the case may be) the Second Deposit Deed as at the relevant date.

       3.4 An invoice or invoices issued in favour of the Lessor duly executed by the Lessor's Agent or, as the case may be, the Builder specifying in aggregate the relevant Instalment payable by the Lessor and complying with the laws and regulations as to Value Added Tax and in the case of an invoice from the Lessor's Agent, attaching a copy of the relevant invoice received by the Lessor's Agent from the Builder.

       3.5 Any costs and expenses required by the terms of this Agreement to be paid by the Lessee and which are not taken into account in the Financial Schedule.

       3.6 Any amount which the Sub-Lessee is required under the terms of the Contribution Deed to pay to the Lessor with respect to the relevant Instalment and the Lessor is satisfied that it is entitled to retain the same.

4      THE VESSEL AND OFE

       4.1 Evidence that amounts, the Sterling Equivalent of which (as at the respective payment dates under the Shipbuilding Contract and the Construction Supervision Agreement) equals or exceeds the amount of the applicable Instalment, have fallen due under the Shipbuilding Contract and have been paid by the Lessor's
       Agent for the Lessor in accordance with the Shipbuilding
       Contract and the Construction Supervision Agreement or, as the case may be, are due and payable to the Builder. Such evidence shall include (but not be limited to) evidence, for each payment made by GMIDC as the Lessor's agent, of the date, amount, currency, spot rate of exchange on that date (in each case) for purchase of that currency with Sterling and the resulting Sterling equivalent for each such payment.

       4.2 An invoice issued in favour of the Lessor duly executed by the Lessor's Agent and complying with the laws and regulations as to Value Added Tax in the amount of the OFE Cost (as such term is defined in the Novation Agreement) and listing brief details of the OFE to which it relates.

       4.3 Evidence that the expenditure to be incurred by the Lessor in respect of the Vessel qualifies for capital allowances at the rate of twenty-five per cent. (25%) per annum on a reducing balance basis.

       4.4 Evidence that the expenditure to be incurred by the Lessor in respect of the OFE which is to be purchased with the relevant Instalment qualifies for capital allowances at a rate of twenty-five per cent. (25%) per annum on a reducing balance basis.

5      REPRESENTATIONS AND WARRANTIES

            Confirmation that each of the representations and warranties on the part of each Security Party under any Relevant Lease Document are true and accurate on the date for payment of the relevant Instalment as if given on that date by reference to the facts and circumstances then existing.

6      NO RELEVANT EVENT

            Confirmation that no Relevant Event has occurred or would result from the payment of that Instalment.

7.     DELIVERY INSTALMENT

            In addition to the foregoing, the following shall be further conditions precedent to the obligations of the Lessor to make payment of the Delivery Instalment.

            The Lessor shall have received each of the following in form and substance satisfactory to the Lessor:

                   (a) a certificate from the Lessor's Agent stating that all the works required pursuant to the Shipbuilding
              Contract have been completed in full and advising of any material changes in the nature or extent of the works effected in respect of the Vessel and in relation to any material changes to the specification for the Vessel;

                   (b) a valuation report for the Vessel, which shall be
              required if the certificate referred to in paragraph
              (a) above states that the works effected in respect of the Vessel differ in any respect considered by the Lessor to be material from the works required (as at the date of this Agreement) to be performed pursuant to the Shipbuilding Contract;

                   (c) evidence of delivery of the Vessel from the Builder, a Certificate of Delivery (as such term is defined in the Shipbuilding Contract) executed by or on behalf of the Builder and the Lessor and all other documents to be handed over at delivery of the Vessel by the Builder pursuant to clause 12 of the Shipbuilding Contract; and

                   (d) a certificate of the insurance broker of the Lessee
              and letter of undertaking from such broker in respect of the Insurances addressed to the Lessor in each case in form and substance acceptable to the Lessor and such other evidence satisfactory to the Lessor that the Lessee has taken the required steps or, as the case may be, has procured that the required steps have been taken, to ensure due compliance with the provisions of this Agreement as to Insurances with effect on or after the Delivery Date (including receipts (or other evidence of payment) for the initial and other premiums and calls in respect of the Insurances) together with an opinion from the insurance advisers to the Lessor as to the adequacy of the Insurances.



                                     SCHEDULE 5

                                       PART 3

                          CONDITIONS PRECEDENT TO DELIVERY


In addition to the conditions set out in Parts 1 and 2 of this
Schedule 5, the Lessor shall have received each of the following in form and substance satisfactory to the Lessor:

       1. a certificate from the Lessor's Agent stating that all the works required pursuant to the Shipbuilding Contract have been completed in full and advising of any material changes in the nature or extent of the works effected in respect of the Vessel and in relation to any material changes to the specification for the Vessel;

       2. a valuation report for the Vessel, which shall be required if the report referred to in paragraph 1 above states that the works effected in respect of the Vessel differ in any respect considered by the Lessor to be material from the works required (as at the date of this Agreement) to be performed pursuant to the Shipbuilding Contract;

       3. evidence of delivery of the Vessel from the Builder, a Certificate of Delivery (as such term is defined in the Shipbuilding Contract) executed by or on behalf of the Builder and the Lessor and all other documents to be handed over at delivery of the Vessel by the Builder pursuant to clause 12 of the Shipbuilding Contract;

       4. the Acceptance Certificate duly executed by the Lessee;

       5. a certificate duly executed by the Sub-Lessee evidencing the Sub-Lessee's acceptance of the Vessel in accordance with the terms of the Sub-Lease;

       6. a certificate of the insurance broker of the Lessee and letter of undertaking from such broker in respect of the Insurances addressed to the Lessor in each case in form and substance acceptable to the Lessor and such other evidence satisfactory to the Lessor that the Lessee has taken the required steps or, as the case may be, has procured that the required steps have been taken, to ensure due compliance with the provisions of this Agreement as to Insurances with effect on or after the Delivery Date (including receipts (or other evidence of payment) for the initial and other premiums and calls in respect of the Insurances) together with an opinion from the insurance advisers to the Lessor as to the adequacy of the Insurances;

       7. a confirmation of the Classification issued by the Classification Society dated not more than three (3) Business Days prior to Delivery showing the Classification of the Vessel free from recommendations and notations affecting class which are overdue at such date;

       8. evidence of the registration of the Vessel in the Flag State in the name and ownership of the Lessor free from registered Liens;

       9. copies, certified as true copies by an authorised signatory of the Lessee of the trading certificates for the Vessel and the Vessel Response Plan and Certificate of Financial
       Responsibility, if required, for the operator of the Vessel in a form approved by the U.S. Coast Guard or other relevant U.S. governmental authorities and agencies and, if required by any other countries, a copy of such other certificates, plans or policies as is required for the Vessel to meet the oil pollution or other environmental legislation of such other countries;

       10. evidence that on the Delivery Date all of the conditions precedent required to each party's respective obligations under the Relevant Lease Documents and the Sub-Lease have been satisfied or waived including a certificate to that effect from the Lessee;

       11. copies of all consents, authorisations and approvals of any governmental agency or authority and of any trustee or holder of any indebtedness or obligations of the Lessee, the Sub-Lessee or the Guarantor which are required in connection with the Delivery of the Vessel and the leasing of the Vessel under this Agreement and the Sub-Lease, duly certified by a representative or, as the case may be, an officer of the Lessee, the Sub-Lessee or the Guarantor, as the case may be, or confirmation in writing by a representative or, as the case may be, an officer of the Lessee, the Sub-Lessee or the Guarantor, as the case may be, that no such consents, authorisations or approvals are required;

       12. evidence that on the Delivery Date all filings, registrations, recordings and other actions required to be taken prior to the Delivery Date which are necessary or advisable to ensure the validity and effectiveness of the Relevant Lease Documents and the Sub-Lease and to protect the property rights of the Lessor in the Vessel, have been or will be taken;

       13. confirmation from each of the providers of the legal opinions referred to in paragraph 5 of Part 1 of Schedule 5 that the terms and provisions of such legal opinions provided pursuant to paragraph 5 of part 1 of Schedule 5 need not be altered or modified in any way.

       14 confirmation that each of the representations and warranties on the part of each Security Party under each Relevant Lease Document to which they are respectively party are true and accurate on the Delivery Date as if given on that date by reference to the facts and circumstances then existing;

       15 evidence that no Termination Event or Relevant Event has occurred or would result from the Delivery of the Vessel on the Delivery Date or the leasing of the Vessel to the Lessee pursuant to this Agreement or the sub-leasing of the Vessel to the Sub-Lessee pursuant to the Sub-Lease.


                                  SCHEDULE 5

                                    PART 4

       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE LESSEE GENERALLY


The Lessee shall have received each of the following in form and substance satisfactory to the Lessee:

       1.     In respect of each of the Lessor:

                   (a) a copy certified by a duly authorised officer of the
              Lessor to be a true, complete and up-to-date copy of the Constitutive Documents of the Lessor;

                   (b) a copy certified by a duly authorised officer of the
              Lessor to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of the board of directors or governors (or of a committee of the board of directors or governors) of the Lessor:

                          (i) authorising the entering into by that person
                     of such of this Agreement and the other Relevant Lease Documents to which the Lessor is party;
                     and

                          (ii) authorising an individual or individuals to
                     sign and deliver on behalf of the Lessor such of this Agreement and the other Relevant Lease Documents to which the Lessor is party;

                   (c) a copy certified by a duly authorised officer of the
              Lessor to be a true copy of any power of attorney issued by the Lessor pursuant to the said resolutions.

       2.     A guarantee and a support letter from the Bank.

       3. In respect of the Bank, a copy certified by a duly authorised officer of the Bank, to be a true, complete and up-to-date copy of the relevant extracts of the Bank's signature book.

       4.     Legal opinions from Canadian, German and English counsel.



                                     SCHEDULE 6

                          FORM OF ACCEPTANCE CERTIFICATE


Acceptance Certificate dated [               ] pursuant to a Lease
Agreement dated [     ], 1998 (the "HEAD LEASE") between Nelstar
Leasing Company Limited (the "LESSOR") as lessor and Global Marine Leasing Corporation (the "LESSEE") as lessee.

Terms used herein shall have the meaning given thereto in the Head
Lease.

       1. The Lessee confirms that, as between the Lessor and the Lessee and without prejudice to the rights either party has or may have against the Builder, the Vessel has been delivered by the Lessor to the Lessee and accepted by the Lessee from the
       Lessor on [              ] in a condition and otherwise all in
       accordance with the Head Lease free of all Liens other than the Permitted Liens.

       2. The Lessee confirms that on the aforesaid date of delivery the Vessel became subject to and governed by the provisions of the Head Lease.

       3. The Lessee confirms that as at the date hereof:

                   (i) no Relevant Event has occurred and is continuing; and

                   (ii) the representations set out in Part 1 of Schedule 4
              of the Head Lease are true and accurate.


SIGNED                               )
by                                   )
a [duly authorised attorney-in-fact] )
for and on behalf of                 )
GLOBAL MARINE LEASING CORPORATION    )



                                      SCHEDULE 7



        FORM OF HULL AND MACHINERY (MARINE AND WAR RISKS) LOSS PAYABLE CLAUSE


All recoveries under this policy shall be applied as follows:

       (a) at any time during the Lease Period, all claims hereunder in respect of actual or constructive or compromised or arranged total loss shall be paid in full to such account of the Lessor as the Lessor may notify to the insurers; and

       (b) all other claims hereunder shall be paid in full to the Lessee or to its order.


EXECUTED as a DEED and DELIVERED   )
for and on behalf of               )
NELSTAR LEASING COMPANY LIMITED    )
by PETER BERNARD MILES             )
its                                )
in the presence of: LISA J. BIGGS  )




EXECUTED as a DEED, SEALED and     )
DELIVERED for and on behalf of     )
GLOBAL MARINE LEASING CORPORATION  )
by WALTER A. BAKER its             )
in the presence of: LISA J. BIGGS  )